FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-11

May 16, 2018

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$730,421,807

(Approximate Total Mortgage Pool Balance)

$623,597,000

(Approximate Offered Certificates)

UBS 2018-C10

UBS Commercial Mortgage Securitization Corp.

Depositor

UBS AG
Société Générale
Cantor Commercial Real Estate Lending, L.P.
KeyBank National Association
Ladder Capital Finance LLC
CIBC Inc.

Sponsors and Mortgage Loan Sellers

UBS Securities LLC **Société Générale** **Cantor Fitzgerald & Co.**

Co-Lead Managers and Joint Bookrunners

KeyBanc Capital Markets **CIBC World Markets** **Drexel Hamilton** **Academy Securities**

Co-Managers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2018-C10

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated May 16, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Cantor Fitzgerald & Co.
Co-Managers:	KeyBanc Capital Markets Inc. CIBC World Markets Corp. Drexel Hamilton, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (25.9%), KeyBank National Association (“KeyBank”) (23.2%), Ladder Capital Finance LLC (“LCF”) (14.4%), Société Générale (“SG”) (13.9%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (11.8%), and CIBC Inc. (“CIBC”) (10.7%)
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Rialto Capital Advisors, LLC
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by RREF III-D AIV RR H, LLC or an affiliate, as a “third party purchaser” (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in June 2018.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in June 2018.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2018 (or, in the case of any mortgage loan that has its first due date after May 2018, the date that would have been its due date in May 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about May 30, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the offered certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the offered certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	May 2051
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG	14	24	$189,535,174	25.9%
KeyBank National Association	12	31	$169,581,225	23.2%
Ladder Capital Finance LLC	12	12	$105,035,344	14.4%
Société Générale	5	6	$101,437,500	13.9%
Cantor Commercial Real Estate Lending, L.P.	5	5	$86,447,564	11.8%
CIBC Inc.	9	9	$78,385,000	10.7%
Total	57	87	$730,421,807	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$730,421,807
Number of Mortgage Loans:	57
Number of Mortgaged Properties:	87
Number of Crossed Loans(2):	2
Crossed Mortgage Loans as a % of Pool Balance(2):	1.7%
Average Mortgage Loan Cut-off Date Balance:	$12,814,418
Average Mortgaged Property Cut-off Date Balance:	$8,395,653
Weighted Average Mortgage Rate:	5.115%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(3)(4):	118
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(3)(4):	118
Weighted Average Mortgage Loan Seasoning (months)(4):	0
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	17.6%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(2):	1.73x
Weighted Average Mortgage Loan Cut-off Date LTV(2)(5):	60.3%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2)(3)(5):	55.2%
Weighted Average U/W NOI Debt Yield(2)(5):	11.0%

Amortization Overview
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(3):	45.5%
% Mortgage Loans with Amortization through Maturity Date or ARD(3):	27.7%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(3)(4):	26.8%
Weighted Average Remaining Amortization Term (months)(6):	350

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	83.8%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	75.2%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	60.9%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	78.3%
% Mortgage Loans with Upfront Engineering Reserves:	33.7%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	55.2%
% Mortgage Loans with In Place Hard Lockboxes:	55.9%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	93.0%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	73.4%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	26.3%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Prepayment with a Yield Maintenance Charge Period Prior to an Open Period:	0.2%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to May 2018.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable LTV, DSCR and Debt Yield calculations for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property securing such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher LTV, lower DSCR and/or lower Debt Yield than is presented herein. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(4)	The Seasoning, Original Term and Stated Remaining Term (Mos.) includes an interest-only payment in June 2018 for any mortgage loan that has a scheduled first payment date in July 2018.

(5)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HTI Medical Office Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $207,000,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values are 59.4% and 59.4%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Island Pass Shopping Center, an earnout reserve in the amount of $205,000 was escrowed at origination. On any date occurring after origination, the lender is required to release the funds in the earnout reserve upon the borrower’s request provided that, at such time, among other things, the debt yield is equal to or greater than 8.4%. The Cut-off Date LTV, Maturity Date or ARD LTV, U/W NOI Debt Yield, and U/W NCF Debt Yield are net of the $205,000 holdback. The Cut-off Date LTV, Maturity Date or ARD LTV, U/W NOI Debt Yield, and U/W NCF Debt Yield are 64.1%, 53.4%, 8.5%, and 8.1%, respectively, based on the total mortgage loan amount without regard to the earnout reserve, respectively.

(6)	Excludes mortgage loans that are interest-only for the full loan term to maturity or anticipated repayment date.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of only the office, retail, industrial, and mixed use properties and the mortgaged property identified on Annex A-1 as Drake Plaza Apartments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)	Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$21,314,000	30.000%(7)	2.74	1-58	42.2%	15.7%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$23,134,000	30.000%(7)	4.94	58-60	42.2%	15.7%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	$34,712,000	30.000%(7)	7.39	60-115	42.2%	15.7%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	(8)	30.000%(7)	(8)	(8)	42.2%	15.7%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	(8)	30.000%(7)	(8)	(8)	42.2%	15.7%
Class X-A(9)	AAAsf / AAA(sf) / Aaa(sf)	$511,295,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	A-sf / AAA(sf) / NR	$112,302,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa2(sf)	$41,086,000	24.375%	9.96	120-120	45.6%	14.5%
Class B	AA-sf / AA(sf) / NR	$33,782,000	19.750%	9.96	120-120	48.4%	13.7%
Class C	A-sf / A-(sf) / NR	$37,434,000	14.625%	9.96	120-120	51.4%	12.8%

NON-OFFERED CERTIFICATES(11)

Class(11)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-D(9)	BBB-sf / BBB(sf) / NR	$31,956,000	(10)(12)	N/A	N/A	N/A	N/A	N/A
Class D	BBB-sf / BBB(sf) / NR	$31,956,000	(12)	10.250%	9.96	120-120	54.1%	12.2%
Class D-RR	BBB-sf / BBB-(sf) / NR	$11,869,000	(12)	8.625%	9.96	120-120	55.1%	12.0%
Class E-RR	BB-sf / BB-(sf) / NR	$20,087,000		5.875%	9.96	120-120	56.7%	11.6%
Class F-RR	B-sf / B(sf) / NR	$9,130,000		4.625%	9.96	120-120	57.5%	11.5%
Class NR-RR	NR / NR / NR	$33,782,806		0.000%	9.98	120-121	60.3%	11.0%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates (collectively, the “principal balance certificates”) will equal one of: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date adjusted as necessary to a 30/360 basis (the “WAC Rate”), (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate or (iv) a variable rate per annum equal to the WAC Rate minus a specified percentage.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date, and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X Certificates may vary depending upon the final pricing of all classes of principal balance certificates and whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X Certificates, as applicable, would be equal to zero, such class of certificates may not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for those classes in the aggregate.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $432,135,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$125,000,000 - $195,000,000	April 2028 / April 2028	9.80 / 9.83	115-119 / 115-119
Class A-4	$237,135,000 - $307,135,000	May 2028 / May 2028	9.93 / 9.95	119-120 / 119-120

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate on the Class D certificate for the related distribution date.

(10)	The Class X-A, Class X-B and Class X-D certificates (collectively the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificate will be equal to the certificate balance of the Class D certificates.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The non-offered certificates also include the Class Z and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class Z certificates represent the entitlement to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date, as further described in the Preliminary Prospectus. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	The approximate initial certificate balances of the Class D and Class D-RR Certificates are estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The Class D certificate balances are expected to fall within a range of $30,290,000 and $31,956,000, with the ultimate certificate balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class R Certificates) issued by the issuing entity. The Class D-RR certificate balances are expected to fall within a range of $11,869,000 and $13,535,000, with the ultimate certificate balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class R Certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class D certificates would affect the initial notional amount of the Class X-D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	UBS AG	Alorica Office Portfolio	Office	$18,625,000	60	59.2%	1.64x	10.8%
A-2	UBS AG	Madison Square	Retail	$3,750,201	59	72.1%	1.36x	10.5%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment date, as applicable and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, until the certificate balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate balances of the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, or if the aggregate Cumulative Appraisal Reduction Amount equals or exceeds the aggregate certificate balances of the Class A-S through Class NR-RR Certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the certificate balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-S, Class B and Class C Certificates and (iii) the notional amount of the Class X-D Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) the WAC Rate, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the WAC Rate, or (iv) a variable rate equal to the WAC Rate less a specified percentage.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate of the Class D Certificates as described in the Preliminary Prospectus.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class F-RR, Class E-RR, Class D-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (a) to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class D-RR, Class E-RR, Class F-RR, Class NR-RR, Class Z or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than one; if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HTI Medical Office Portfolio, 175 Park Avenue, Re/Max Plaza, Premier Rochester Office Portfolio, Eastmont Town Center, Manchester Highlands, Hilton Branson Convention Center and Hilton Branson Promenade each secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Re/Max Plaza whole loan, the Premier Rochester Office Portfolio whole loan and the Manchester Highlands whole loan will be principally serviced under the PSA for the UBS 2018-C10 securitization (each, a “Serviced Whole Loan”). The Eastmont Town Center whole loan is being serviced under the pooling and servicing agreement for the UBS 2018-C9 securitization. The HTI Medical Office Portfolio whole loan, the 175 Park Avenue whole loan, the Hilton Branson Convention Center whole loan and the Hilton Branson Promenade whole loan (each a “Servicing Shift Whole Loan” and collectively the “Servicing Shift Whole Loans”) are expected to initially be serviced under the UBS 2018-C10 PSA until the date of securitization of the related controlling pari passu note (each a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C10 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to a Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loans), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of clause (ii) above in this definition) (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3) of the preceding proviso, in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that RREF III-D AIV RR H, LLC, or its affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) and any related Serviced Companion Loans.

With respect to each of the Servicing Shift Whole Loans, prior to the applicable Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the Re/Max Plaza mortgage loan, the Premier Rochester Office Portfolio mortgage loan and the Manchester Highlands mortgage loan, the holders of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Eastmont Town Center mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to each of the HTI Medical Office Portfolio mortgage loan, the 175 Park Avenue mortgage loan, the Hilton Branson Convention Center mortgage loan and the Hilton Branson Promenade mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder or its representative control rights that include the right to approve or disapprove various material servicing actions involving the related whole loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

In addition, the Hilton Branson Convention Center whole loan and the Hilton Branson Promenade whole loan are cross-defaulted and cross-collateralized with each other, and are both currently subject to a single Intercreditor Agreement that effectively treats such whole loans as a single whole loan secured by the portfolio of the Hilton Branson Convention Center mortgaged property and the Hilton Branson Promenade mortgaged property. The Hilton Branson Convention Center Note A-1 has been designated as the Control Note for both such whole loans under the related Intercreditor Agreement.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F-RR and Class NR-RR Certificates.

Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Remedies Available to Holders of an Appraised-Out Class:	The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at its sole expense, to require the Special Servicer to order a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Control Rights:

Subject to the rights of the holder of the related controlling pari passu companion loan with respect to each Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent rights, but such Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing Certificateholder or, except in the case of a Servicing Shift Mortgage Loan or a Servicing Shift Whole Loan, the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the related Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (c) delivery by such holders to the Certificate Administrator and the Trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of the holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the Certificate Administrator will be required to post such notice on the Certificate Administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will be required to immediately terminate all of the rights and obligations of the Special Servicer under the PSA and replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2018-C10, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the Special Servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan), the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any major decision during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any material deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

      from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s internet website by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by RREF III-D AIV RR H, LLC or its majority owned affiliate, as a “third party purchaser” (as defined in Credit Risk Retention Rules), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

STRUCTURE OVERVIEW

RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class R Certificates) issued by the issuing entity.

RREF III-D AIV RR H, LLC, in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of RREF III-D AIV RR H, LLC, until May 30, 2023. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any written request received from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owner related to Certificateholders or Certificate Owner exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders or Certificate Owner regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
$882,000	-	$5,000,000	19	$60,735,090	8.3%	5.479%	116	1.63x	61.0%	52.4%
$5,000,001	-	$10,000,000	13	$95,073,068	13.0%	5.187%	119	1.69x	62.9%	54.3%
$10,000,001	-	$15,000,000	7	$85,574,331	11.7%	5.250%	118	1.65x	62.5%	55.4%
$15,000,001	-	$20,000,000	5	$86,725,000	11.9%	5.451%	107	1.73x	61.5%	55.9%
$20,000,001	-	$25,000,000	4	$90,150,000	12.3%	5.036%	120	1.87x	59.1%	53.1%
$25,000,001	-	$30,000,000	5	$136,614,318	18.7%	5.139%	120	1.57x	59.2%	53.7%
$30,000,001	-	$40,000,000	2	$75,550,000	10.3%	5.018%	120	1.78x	59.9%	59.9%
$40,000,001	-	$50,000,000	2	$100,000,000	13.7%	4.529%	120	1.93x	57.1%	57.1%
Total/Weighted Average			57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
4.3500%	-	4.6000%	6	$136,287,500	18.7%	4.534%	120	2.02x	58.8%	57.3%
4.6001%	-	4.8000%	4	$85,377,000	11.7%	4.704%	119	1.83x	60.6%	57.7%
4.8001%	-	5.0000%	7	$73,390,000	10.0%	4.921%	119	1.86x	59.8%	56.5%
5.0001%	-	5.2000%	7	$98,515,000	13.5%	5.074%	120	1.64x	59.5%	56.6%
5.2001%	-	5.4000%	11	$172,606,107	23.6%	5.307%	120	1.50x	60.9%	53.2%
5.4001%	-	5.6000%	9	$74,621,344	10.2%	5.496%	119	1.64x	60.1%	51.9%
5.6001%	-	5.8000%	5	$26,464,000	3.6%	5.659%	120	1.41x	68.7%	58.2%
5.8001%	-	6.2680%	8	$63,160,856	8.6%	6.008%	98	1.79x	59.5%	51.7%
Total/Weighted Average			57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Property Type Distribution(1)
					Weighted Averages(1)
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds/Spaces(7)	Cut-off Date Balance per Unit/Room/Pads NRA/Beds/Spaces(2)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	Occupancy	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Office	38	$223,475,000	30.6%	2,809,719	$180	5.082%	115	92.6%	1.76x	59.0%	57.3%
Suburban	16	$122,225,000	16.7%	1,644,407	$173	5.350%	111	91.8%	1.68x	59.1%	57.2%
CBD	2	$51,250,000	7.0%	379,365	$223	4.972%	119	98.0%	1.79x	60.5%	57.5%
Medical	20	$50,000,000	6.8%	785,947	$151	4.541%	120	89.1%	1.94x	57.3%	57.3%
Retail	15	$160,483,765	22.0%	1,667,299	$123	5.083%	118	95.4%	1.59x	64.6%	57.7%
Anchored	9	$136,919,564	18.7%	1,535,578	$104	5.002%	119	94.8%	1.62x	65.5%	58.6%
Single Tenant	4	$15,014,000	2.1%	58,071	$294	5.419%	120	100.0%	1.48x	53.1%	47.7%
Unanchored	2	$8,550,201	1.2%	73,650	$120	5.781%	93	96.1%	1.34x	70.7%	62.2%
Hospitality	11	$106,301,224	14.6%	1,237	$109,245	5.453%	120	77.0%	1.97x	61.1%	50.5%
Limited Service	7	$65,439,880	9.0%	629	$116,695	5.435%	120	83.1%	1.88x	64.1%	53.7%
Full Service	3	$29,486,344	4.0%	503	$93,064	5.738%	120	60.4%	2.11x	53.0%	42.3%
Extended Stay	1	$11,375,000	1.6%	105	$108,333	4.823%	120	85.0%	2.16x	65.0%	53.1%
Mixed Use	5	$95,730,000	13.1%	167,087	$1,106	4.757%	120	98.7%	1.77x	55.0%	54.6%
Office/Parking Garage/Retail	1	$44,610,000	6.1%	58,750	$759	4.516%	120	100.0%	1.92x	56.8%	56.8%
Multifamily/Retail	2	$31,395,000	4.3%	31,773	$1,028	5.037%	120	100.0%	1.44x	52.7%	52.7%
Office/Retail	1	$15,400,000	2.1%	76,053	$202	4.730%	119	94.1%	2.16x	49.7%	49.7%
Self Storage/MHC	1	$4,325,000	0.6%	511	$8,464	5.310%	119	92.2%	1.35x	71.9%	62.7%
Industrial	7	$58,706,818	8.0%	1,193,516	$87	5.316%	119	96.3%	1.72x	63.0%	54.5%
Flex	2	$33,156,818	4.5%	423,661	$126	5.160%	119	93.5%	1.80x	67.7%	56.8%
Manufacturing	2	$18,565,000	2.5%	464,738	$40	5.335%	120	100.0%	1.69x	57.1%	54.5%
Warehouse/Distribution	3	$6,985,000	1.0%	305,117	$28	6.006%	120	100.0%	1.41x	56.2%	43.5%
Multifamily	4	$30,020,000	4.1%	510	$72,596	5.114%	119	95.5%	1.46x	67.4%	61.3%
Garden	3	$26,340,000	3.6%	432	$76,147	5.054%	119	96.3%	1.47x	68.0%	62.6%
Mid Rise	1	$3,680,000	0.5%	78	$47,179	5.540%	120	89.7%	1.40x	62.4%	52.2%
Other	2	$29,390,000	4.0%	1,370	$21,527	5.222%	120	18.3%	1.54x	49.9%	40.4%
Parking Garage	2	$29,390,000	4.0%	1,370	$21,527	5.222%	120	18.3%	1.54x	49.9%	40.4%
Self Storage	5	$26,315,000	3.6%	261,782	$115	4.953%	119	92.5%	1.59x	57.4%	53.6%
Total/Weighted Average	87	$730,421,807	100.0%			5.115%	118	89.2%	1.73x	60.3%	55.2%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages(1)
State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
New York	15	$145,785,000	20.0%	4.858%	120	1.82x	57.4%	55.7%
Florida	8	$82,438,990	11.3%	5.252%	116	1.72x	64.7%	55.3%
Illinois	5	$51,413,810	7.0%	4.787%	120	2.09x	54.6%	51.0%
Texas	10	$51,104,040	7.0%	5.581%	98	1.61x	59.0%	54.4%
Michigan	5	$46,297,000	6.3%	5.365%	120	1.57x	53.2%	45.1%
Missouri	4	$41,166,344	5.6%	5.245%	120	1.75x	59.3%	55.8%
New Jersey	1	$40,000,000	5.5%	5.318%	120	1.60x	63.0%	63.0%
California	5	$39,644,396	5.4%	5.115%	119	1.71x	56.1%	50.6%
California – Northern(4)	2	$29,743,529	4.1%	5.187%	119	1.52x	56.2%	50.8%
California – Southern(4)	3	$9,900,866	1.4%	4.898%	119	2.28x	55.9%	49.9%
Washington	2	$38,157,331	5.2%	5.424%	120	1.35x	65.6%	54.8%
Colorado	2	$37,137,937	5.1%	4.675%	119	1.99x	56.5%	56.5%
Other	30	$157,276,960	21.5%	5.106%	119	1.67x	65.1%	58.0%
Total/Weighted Average	87	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Distribution of Cut-off Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
38.7%	-	50.0%	6	$60,243,325	8.2%	5.197%	119	1.80x	48.0%	41.2%
50.1%	-	55.0%	9	$116,696,344	16.0%	5.248%	120	1.79x	53.8%	50.5%
55.1%	-	60.0%	8	$195,549,225	26.8%	4.888%	114	1.85x	57.1%	55.4%
60.1%	-	65.0%	14	$177,092,564	24.2%	5.118%	120	1.72x	63.1%	58.1%
65.1%	-	70.0%	14	$123,475,149	16.9%	5.274%	119	1.63x	68.0%	57.7%
70.1%	-	72.5%	6	$57,365,201	7.9%	5.179%	115	1.34x	71.7%	64.1%
Total/Weighted Average			57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Distribution of Maturity Date or ARD LTV Ratios or ARD(2)(3)(5)
						Weighted Averages(1)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
36.7%	-	40.0%	5	$44,893,325	6.1%	5.450%	120	1.60x	47.6%	37.7%
40.1%	-	50.0%	12	$103,510,568	14.2%	5.331%	119	1.84x	54.3%	47.0%
50.1%	-	55.0%	10	$129,437,564	17.7%	5.137%	120	1.63x	58.4%	53.6%
55.1%	-	60.0%	19	$323,191,149	44.2%	4.967%	116	1.83x	62.2%	57.4%
60.1%	-	65.0%	6	$97,275,000	13.3%	5.243%	119	1.58x	64.4%	62.8%
65.1%	-	70.0%	5	$32,114,201	4.4%	4.955%	112	1.37x	72.2%	66.8%
Total/Weighted Average			57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
1.20x	-	1.30x	2	$29,822,564	4.1%	5.253%	120	1.26x	63.4%	52.5%
1.31x	-	1.40x	15	$129,655,201	17.8%	5.278%	118	1.34x	64.8%	58.3%
1.41x	-	1.50x	5	$71,200,000	9.7%	5.268%	119	1.46x	54.3%	46.0%
1.51x	-	1.60x	9	$85,326,331	11.7%	5.376%	119	1.58x	64.7%	60.7%
1.61x	-	1.70x	4	$54,744,318	7.5%	5.573%	99	1.65x	64.4%	57.1%
1.71x	-	1.80x	4	$61,181,225	8.4%	5.099%	119	1.75x	60.6%	56.9%
1.81x	-	1.90x	3	$17,986,344	2.5%	5.340%	119	1.87x	52.6%	46.8%
1.91x	-	2.00x	4	$144,550,000	19.8%	4.623%	120	1.95x	57.7%	57.0%
2.01x	-	2.25x	6	$84,775,000	11.6%	4.936%	120	2.09x	57.1%	53.1%
2.26x	-	2.50x	4	$48,680,825	6.7%	5.147%	120	2.35x	58.5%	49.9%
2.51x	-	2.90x	1	$2,500,000	0.3%	4.350%	117	2.90x	49.0%	49.0%
Total/Weighted Average			57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity or ARD(5)(6)
						Weighted Averages(1)
Range of Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
60			2	$22,375,201	3.1%	6.224%	60	1.59x	61.4%	60.6%
120	-	121	55	$708,046,606	96.9%	5.080%	120	1.73x	60.2%	55.0%
Total/Weighted Average			57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Distribution of Remaining Terms to Maturity or ARD(5)(6)
						Weighted Averages(1)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
59	-	60	2	$22,375,201	3.1%	6.224%	60	1.59x	61.4%	60.6%
116	-	121	55	$708,046,606	96.9%	5.080%	120	1.73x	60.2%	55.0%
Total/Weighted Average			57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Distribution of Underwritten NOI Debt Yields(2)(3)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
6.9%	-	8.5%	3	$41,795,000	5.7%	5.032%	119	1.42x	57.4%	57.4%
8.6%	-	9.0%	10	$159,901,564	21.9%	4.958%	120	1.57x	62.0%	58.6%
9.1%	-	9.5%	4	$43,565,000	6.0%	5.163%	120	1.62x	64.4%	61.1%
9.6%	-	10.0%	5	$51,300,000	7.0%	5.406%	119	1.37x	65.7%	56.9%
10.1%	-	10.5%	5	$105,245,201	14.4%	4.800%	117	1.89x	57.2%	56.7%
10.6%	-	11.0%	4	$62,375,000	8.5%	5.459%	102	1.69x	53.3%	48.2%
11.1%	-	11.5%	6	$79,020,000	10.8%	5.102%	120	1.75x	57.1%	52.8%
11.6%	-	12.0%	4	$56,503,649	7.7%	5.282%	118	1.64x	67.4%	56.4%
12.1%	-	13.0%	1	$2,500,000	0.3%	4.350%	117	2.90x	49.0%	49.0%
13.1%	-	13.5%	2	$8,600,000	1.2%	5.583%	120	1.63x	66.5%	50.8%
13.6%	-	20.2%	13	$119,616,393	16.4%	5.219%	120	2.12x	60.0%	50.7%
Total/Weighted Average			57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Amortization Types(6)
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Full IO	14	$317,970,000	43.5%	4.909%	116	1.83x	57.5%	57.5%
Amortizing	23	$202,508,307	27.7%	5.468%	119	1.66x	60.1%	49.0%
Partial IO	17	$195,914,500	26.8%	5.052%	119	1.63x	65.4%	58.0%
Full IO, ARD	3	$14,029,000	1.9%	5.554%	120	1.70x	54.6%	54.6%
Total/Weighted Average	57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)(6)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Refinance	38	$519,538,211	71.1%	5.212%	117	1.69x	60.1%	54.5%
Acquisition	17	$148,618,596	20.3%	4.943%	117	1.80x	62.8%	57.3%
Recapitalization	2	$62,265,000	8.5%	4.716%	120	1.88x	55.9%	55.9%
Total/Weighted Average	57	$730,421,807	100.0%	5.115%	118	1.73x	60.3%	55.2%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA/Spaces, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA/Spaces, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable LTV, DSCR and Debt Yield calculations for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property securing such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher LTV, lower DSCR and/or lower Debt Yield than is presented herein. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HTI Medical Office Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $207,000,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values are 59.4% and 59.4%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Island Pass Shopping Center, an earnout reserve in the amount of $205,000 was escrowed at origination. On any date occurring after origination, the lender is required to release the funds in the earnout reserve upon the borrower’s request provided that, at such time, among other things, the debt yield is equal to or greater than 8.4%. The Cut-off Date LTV, Maturity Date or ARD LTV, U/W NOI Debt Yield, and U/W NCF Debt Yield are net of the $205,000 holdback. The Cut-off Date LTV, Maturity Date or ARD LTV, U/W NOI Debt Yield, and U/W NCF Debt Yield are 64.1%, 53.4%, 8.5%, and 8.1%, respectively, based on the total mortgage loan amount without regard to the earnout reserve, respectively.

(4)	“California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600.

(5)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

(6)	The Original Term and Stated Remaining Term (Mos.) includes an interest-only payment in June 2018 for any mortgage loan that has a scheduled first payment date in July 2018.

(7)	With respect to the mortgaged property identified on Annex A-1 as ICON Parking Garage that is part of the NYC REIT Mixed-Use Portfolio Mortgage Loan, the Balance per Unit/Room/Pad/NRA/Beds/Spaces is based off of 284 parking spaces while the mortgaged property was underwritten to 61,475 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ Pad/NRA/Spaces(1)(3)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
NYC REIT Mixed-Use Portfolio	SG	New York, NY	Various	$50,000,000	6.8%	Various	56.8%	1.92x	8.8%
HTI Medical Office Portfolio	KeyBank	Various, Various	Office	$50,000,000	6.8%	$151	57.3%	1.94x	10.3%
175 Park Avenue	CCRE	Madison, NJ	Office	$40,000,000	5.5%	$315	63.0%	1.60x	8.9%
Re/Max Plaza	LCF	Denver, CO	Office	$35,550,000	4.9%	$270	56.5%	1.99x	10.1%
Premier Rochester Office Portfolio	UBS AG	Various, NY	Office	$30,000,000	4.1%	$88	54.6%	2.07x	11.1%
130 Orchard Street	CCRE	New York, NY	Mixed Use	$27,795,000	3.8%	$1,085	54.5%	1.34x	6.9%
Malvern Technology Center	UBS AG	Malvern, PA	Industrial	$26,969,318	3.7%	$149	67.8%	1.65x	12.0%
Eastmont Town Center	UBS AG	Oakland, CA	Office	$26,000,000	3.6%	$108	56.0%	1.46x	11.1%
Marketplace at Smokey Point	KeyBank	Marysville, WA	Retail	$25,850,000	3.5%	$139	63.8%	1.27x	9.0%
Manchester Highlands	CIBC	Ballwin, MO	Retail	$25,000,000	3.4%	$99	62.7%	1.73x	9.4%
Total/Weighted Average				$337,164,318	46.2%		59.0%	1.74x	9.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA/Spaces calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HTI Medical Office Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $207,000,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values are 59.4% and 59.4%, respectively.

(3)	With respect to the mortgage loan secured by the portfolio of mortgaged properties NYC REIT Mixed-Use Portfolio, the Cut-off Date Balance per Unit/Room/Pad/NRA/Spaces was calculated using square footage for the Laurel property and parking spaces for the ICON Parking Garage property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
HTI Medical Office Portfolio(2)	A-2	$50,000,000	UBS 2018-C10	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling), A-3	$68,700,000	KeyBank	Yes
175 Park Avenue(3)	A-2, A-3, A-4,	$40,000,000	UBS 2018-C10	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling), A-5, A-6	$45,000,000	CCRE	Yes
Re/Max Plaza	A-1 (controlling)	$35,550,000	UBS 2018-C10	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-2, A-3	$30,000,000	WFCM 2018-C44(4)	No
Premier Rochester Office Portfolio	A-1 (controlling), A-3,	$30,000,000	UBS 2018-C10	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-2, A-4	$24,000,000	UBS AG	No
Eastmont Town Center	A-3, A-4, A-5, A-6	$26,000,000	UBS 2018-C10	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling), A-2	$30,000,000	UBS 2018-C9	Yes
Manchester Highlands	A-1 (controlling)	$25,000,000	UBS 2018-C10	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-2	$10,000,000	CIBC	No
Hilton Branson Convention Center(5)	A-2	$7,100,000	UBS 2018-C10	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$10,650,000	LCF	Yes
Hilton Branson Promenade(5)	A-2	$5,400,000	UBS 2018-C10	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$8,100,000	LCF	Yes

(1)	Identifies the expected holder as of the Closing Date.

(2)	The HTI Medical Office Portfolio Whole Loan is expected to initially be serviced under the UBS 2018-C10 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1, after which the HTI Medical Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “HTI Medical Office Portfolio Servicing Shift PSA”). The master servicer and special servicer under the HTI Medical Office Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C10 certificates after the securitization of the related controlling pari passu Note A-1.

(3)	The 175 Park Avenue Whole Loan is expected to initially be serviced under the UBS 2018-C10 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1, after which the 175 Park Avenue Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “175 Park Avenue Servicing Shift PSA”). The master servicer and special servicer under the 175 Park Avenue Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C10 certificates after the securitization of the related controlling pari passu Note A-1.

(4)	The WFCM 2018-C44 securitization is expected to close on or about May 17, 2018.

(5)	The Hilton Branson Convention Center and Hilton Branson Promenade Whole Loans are cross-collateralized and cross-defaulted with each other and are currently subject to a single Intercreditor Agreement that effectively treats them as a single Whole Loan. The Hilton Branson Convention Center Whole Loan and the Hilton Branson Promenade Whole Loan are each expected to initially be serviced under the UBS 2018-C10 pooling and servicing agreement until the securitization of the Hilton Branson Convention Center controlling pari passu Note A-1, after which the Hilton Branson Convention Center Whole Loan and the Hilton Branson Promenade Whole Loan will each be serviced under the pooling and servicing agreement related to the securitization of the Hilton Branson Convention Center controlling pari passu Note A-1 (the “Hilton Branson Convention Center and Hilton Branson Promenade Servicing Shift PSA”). The master servicer and special servicer under the Hilton Branson Convention Center and Hilton Branson Promenade Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C10 certificates after the securitization of the Hilton Branson Convention Center controlling pari passu Note A-1. The Hilton Branson Promenade Note A-1 will be the controlling note with respect to the Hilton Branson Promenade Whole Loan if the cross-collateralization with the Hilton Branson Convention Center Whole Loan is ever terminated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
175 Park Avenue	CCRE	Madison, NJ	Office	$40,000,000	5.5%	COMM 2013-CCRE8
Malvern Technology Center	UBS AG	Malvern, PA	Industrial	$26,969,318	3.7%	BSPRT 2017-FL1
Eastmont Town Center	UBS AG	Oakland, CA	Office	$26,000,000	3.6%	CGCMT 2015 GC-29; JPMBB 2015 C-32
Kinzie Design Center	KeyBank	Chicago, IL	Mixed Use	$15,400,000	2.1%	DBUBS 2011-LC3A
River Place Shopping Center	UBS AG	Sevierville, TN	Retail	$13,950,000	1.9%	WBCMT 2007-C34

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

CENTRAL PARK
Upper East Side
East River
Roosevelt Island
Queensboro Bridge
Central Park South
Midtown
East Side
FDR Drive

NEW YORK CITY

NYC REIT Mixed-Use Portfolio

1 Laurel	New York, NY
2 ICON Parking Garage	New York, NY

Riverside Park
Upper West Side
CENTRAL PARK
The Lake
Strawberry Fields
Sheep Meadow
East Green
The Mall
Heckscher Playground
The Pond
Central Park South
Central Park West
Henry Hudson Pkwy
Hudson River
West Side

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	New York, NY
				General Property Type:	Mixed Use
Original Balance:	$50,000,000			Detailed Property Type:	Office/Parking Garage/Retail
Cut-off Date Balance:	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.8%			Year Built/Renovated:	Various/N/A
Loan Purpose(1):	Recapitalization			Size(4):	120,225 SF
Borrower Sponsor:	New York City Operating Partnership, L.P.			Cut-off Date Balance per SF(4):	$416
Mortgage Rate:	4.5160%			Maturity Date Balance per SF(4):	$416
Note Date:	4/13/2018			Property Manager:	New York City Properties, LLC (borrower-related)
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$4,415,970
Prepayment Provisions(2):	LO (11); YM1 (107); O (2)			UW NOI Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	8.8%
Additional Debt Type:	N/A			UW NCF DSCR:	1.92x
Additional Debt Balance:	N/A			Most Recent NOI:	$4,524,223 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$4,517,522 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$4,485,414 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (2/12/2018)
RE Tax:	$349,317	$69,863	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$8,215	$705	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements:	$0	Springing	N/A	Appraised Value (as of):	$88,100,000 (3/2/2018)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio:	56.8%
Common Charges Reserve:	$70,000	$0	N/A	Maturity Date LTV Ratio:	56.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	100.0%	Return of Equity(1):	$46,984,743	94.0%
			Closing Costs:	$2,587,726	5.2%
			Reserves:	$427,532	0.9%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	Loan proceeds were used to recapitalize the borrower sponsor’s acquisition of the NYC REIT Mixed-Use Portfolio Properties (as defined below) in 2014.

(2)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Size, Cut-off Date Balance per SF and Maturity Date Balance per SF reflects the Laurel Property (as defined below) and ICON Parking Garage Property (as defined below) SF totaling 58,750 SF and 61,475 SF, respectively. The Laurel Property’s allocated SF for the Quik Park tenant is 26,009 SF and is comprised of 142 parking spaces. The ICON Parking Garage Property’s sole tenant, ICON Parking, is 61,475 SF and is comprised of 284 parking spaces.

The Mortgage Loan. The largest mortgage loan (the “NYC REIT Mixed-Use Portfolio Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $50,000,000 and is secured by a first priority fee mortgage encumbering two cross-collateralized properties subject to commercial condominiums totaling 120,225 SF located in New York, New York (collectively, the “NYC REIT Mixed-Use Portfolio Properties”). The proceeds of the NYC REIT Mixed-Use Portfolio Mortgage Loan were used to recapitalize the borrower sponsor acquisition of the NYC REIT Mixed-Used Properties, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are ARC NYC200RIVER01, LLC and ARC NYC400E67, LLC (collectively, the “NYC REIT Mixed-Use Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The NYC REIT Mixed-Use Portfolio Borrowers are 100.0% owned by the borrower sponsor and non-recourse carveout guarantor, New York City Operating Partnership, L.P. (the “Guarantor”). A non-consolidation opinion has been delivered in connection with the origination of the NYC REIT Mixed-Use Portfolio Mortgage Loan.

The Guarantor is the operating partnership within American Realty Capital New York City REIT, Inc. (“NYC REIT”). NYC REIT is a public non-traded REIT that invests in properties located in the five boroughs of New York City, with a focus on Manhattan. As of September 30, 2017, NYC REIT reported assets of approximately $775.3 million, equity of approximately $496.0 million and liquidity of approximately $30.5 million. NYC REIT is externally managed by AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders and grown to one of the largest external managers of direct investment programs in the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

The Properties. The NYC REIT Mixed-Use Portfolio Properties consist of two cross-collateralized properties subject to commercial condominiums totaling 120,225 SF located in New York, New York. Three of the four commercial condominium units are located at 400 East 67th Street in the Upper East Side neighborhood of Manhattan and consist of 58,750 SF across the ground floor, second floor and four sub-grade levels (collectively, the “Laurel Property”). The Laurel Property was constructed in 2007 and is situated on a 0.26-acre site. The Laurel Property’s design, from architects Costas Kondylis & Partners, features glass and Indiana limestone and has over 100 feet of frontage on both First Avenue and East 67th Street. The residential condominium units are not collateral for the NYC REIT Mixed-Use Portfolio Mortgage Loan. However, they serve as demand drivers for the commercial condominiums. The office condominium at the Laurel Property, which is utilized by Cornell University as a research lab, is 29,321 SF and consists of a ground floor lobby, second floor office and two sub-grade office spaces. The retail condominium at the Laurel Property, which is occupied by TD Bank, is 3,420 SF of ground level space located at the corner of First Avenue and East 67th Street. The garage condominium operated by Quik Park at the Laurel Property is 26,009 SF, consisting of 142 licensed parking spaces between ground level and two sub-grade levels. The fourth condominium unit is located in the Upper West Side neighborhood of Manhattan and consists of a parking garage at the base of a residential building at 200 Riverside Boulevard between Riverside Boulevard and Freedom Place (the “ICON Parking Garage Property”). The ICON Parking Garage Property was constructed in 1997 and is situated on a 0.88-acre site. The ICON Parking Garage Property is a 61,475 SF parking garage condominium unit with three floors of parking totaling 284 licensed spaces, which encompass the ground level and two sub-grade levels. As of February 12, 2018, the NYC REIT Mixed-Use Portfolio Properties were 100.0% leased.

NYC REIT Mixed-Use Portfolio Summary
Property Name	Address	Property Sub-Type	Year Built	Allocated Loan Amount	% of Allocated Loan Amount(1)	Net Rentable Area (SF)(1)(2)	Allocated Loan Amount PSF	Occupancy(1)	Appraised Value
Laurel Property	400 East 67th Street New York, NY 10065	Office/Parking Garage/Retail	2007	$44,610,000	89.2%	58,750	$759	100.0%	$78,600,000
ICON Parking Garage Property	200 Riverside Boulevard New York, NY 10069	Parking Garage	1997	$5,390,000	10.8%	61,475	$88	100.0%	$9,500,000
Total / Wtd. Avg.				$50,000,000	100.0%	120,225	$416	100.0%	$88,100,000
(1)	Information is based on the underwritten rent roll.

(2)	The Laurel Property’s allocated SF for the Quik Park tenant is 26,009 SF and is comprised of 142 parking spaces. The ICON Parking Garage Property’s sole tenant, ICON Parking, is 61,475 SF and is comprised of 284 parking spaces.

Major Tenants.

Cornell University (29,321 SF, 24.4% of NRA, 50.8% of underwritten base rent). Cornell University (rated NR/Aa1/AA by Fitch/Moody’s/S&P), founded in 1865, is a privately endowed research university with an endowment of approximately $6.8 billion. As of the 2017 fall semester, Cornell University had an enrollment of approximately 21,904 students. Cornell is a federal land-grant Ivy League institution in New York State whose main campus is located in Ithaca, New York. In addition to their main campus, Cornell University also has locations across all five boroughs of New York City, with many of these satellite locations emphasized on Weill Cornell Medicine and Cornell Tech. Cornell University leases its commercial unit at the Laurel Property on behalf of Weil Cornell Medical College, where its Department of Environmental Health and Safety office is located. Cornell University has been in occupancy at the Laurel Property since March 2008 with a lease expiration of June 2024 and three, five-year extension options with no termination options. Cornell University may, without consent of the lender, mortgage its leasehold estate and give an assignment of its interest in the lease to the mortgagee as collateral. See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

TD Bank (3,420 SF, 2.8% of NRA, 21.4% of underwritten base rent). TD Bank (rated AA-/Aa2/AA- by Fitch/Moody’s/S&P) is one of the ten largest banks in the United States with approximately 26,000 employees and 1,300 locations. TD Bank is a member of TD Bank Group and a subsidiary of The Toronto-Dominion Bank, which together with its subsidiaries provides personal and commercial banking services in Canada and the United States. TD bank operates three segments: Canadian Retail, U.S. Retail and Wholesale Banking. TD Bank has been in occupancy at the Laurel Property since March 2010 with a lease expiration of September 2025 and three, five-year extension options with no termination options.

Quik Park (26,009 SF, 21.6% of NRA, 17.8% of underwritten base rent) & ICON Parking (61,475 SF, 51.1% of NRA; 10.0% of underwritten base rent). Quik Park, along with ICON Parking, forms the largest parking operator in Manhattan with 50 years of experience. Together, Quik Park and ICON Parking service over 40,000 cars daily across 300 locations. Quik Park and ICON Parking are both members of Citizens Parking. Created in 2014, Citizens Parking is a leader in branded parking services with five brands, approximately 8,000 associates and approximately 1,200 locations. Quik Park has been in occupancy at the Laurel Property since March 2009 with a lease expiration of November 2031 and two, five-year extension options with no termination options. ICON Parking has an original lease date of September 2014 and a lease expiration of September 2037 with no termination options. ICON Parking may, without consent of the lender, mortgage its leasehold estate and give an assignment of its interest in the lease to the mortgagee as collateral. See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

The following table presents certain information relating to the leases at the NYC REIT Mixed-Use Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Commercial Tenants
Cornell University	NR/Aa1/AA	29,321	24.4%	$2,576,000	50.8%	$87.86	6/30/2024(3)
TD Bank	AA-/Aa2/AA-	3,420	2.8%	$1,083,937	21.4%	$316.94	9/30/2025(4)
Subtotal/Wtd. Avg.		32,741	27.2%	$3,659,937	72.2%	$111.78

Parking Tenants(5)
Quik Park	NR/NR/NR	26,009	21.6%	$900,000	17.8%	$34.60	11/30/2031(6)
ICON Parking	NR/NR/NR	61,475	51.1%	$506,915	10.0%	$8.25	9/30/2037
Subtotal/Wtd. Avg.		87,484	72.8%	$1,406,915	27.8%	$16.08

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		120,225	100.0%	$5,066,852	100.0%	$42.14

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Cornell University has three, five-year renewal options.

(4)	TD Bank has three, five-year renewal options.

(5)	The Laurel Property’s allocated SF for the Quik Park tenant is 26,009 SF and is comprised of 142 parking spaces. The ICON Parking Garage Property’s sole tenant, ICON Parking, is 61,475 SF and is comprised of 284 parking spaces.

(6)	Quik Park has two, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the NYC REIT Mixed-Use Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0%	0.0%	$0.00	$0	0.0%	0.0%
2024	1	29,321	24.4%	24.4%	$87.86	$2,576,000	50.8%	50.8%
2025	1	3,420	2.8%	27.2%	$316.94	$1,083,937	21.4%	72.2%
2026	0	0	0.0%	27.2%	$0.00	$0	0.0%	72.2%
2027	0	0	0.0%	27.2%	$0.00	$0	0.0%	72.2%
2028	0	0	0.0%	27.2%	$0.00	$0	0.0%	72.2%
2029 & Beyond(3)	2	87,484	72.8%	100.0%	$16.08	$1,406,915	27.8%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	120,225	100.0%		$42.14	$5,066,852	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	The Laurel Property’s allocated SF for the Quik Park tenant is 26,009 SF and is comprised of 142 parking spaces. The ICON Parking Garage Property’s sole tenant, ICON Parking, is 61,475 SF and is comprised of 284 parking spaces.

The Market. The NYC REIT Mixed-Use Portfolio Properties are located in New York, New York in the borough of Manhattan within the New York City-Jersey City-White Plains Metropolitan Statistical Area (“New York City MSA”).

The Laurel Property is located in the Upper East Side neighborhood of Manhattan, which is bound by Fifth Avenue to the west, the East River to the east, 96th Street to the north and 59th Street to the south. Land use in the neighborhood consists primarily of residential development, along with a significant presence of cultural facilities, medical facilities and educational facilities. The immediate area surrounding the Laurel Property consists of a mix of office buildings, ground floor retail, restaurants and hotels. According to the appraisal, the area surrounding the Laurel Property has the highest concentration of major medical research and treatment facilities in Manhattan. Memorial Sloan Kettering, one of the leading cancer centers in the world, and New York Presbyterian Hospital, an affiliate of Weill Cornell, anchor an area that also features Manhattan Eye, Ear and Throat, Hospital for Special Surgery, Gracie Square Hospital, Lenox Hill Hospital, Rockefeller University Hospital and the Rogosin Institute.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

According to the appraisal, while the Laurel Property is not located within an office submarket, it is one block north of the East Side office submarket and approximately two blocks west of the New York-Presbyterian / Weill Cornell Medical College. As of the fourth quarter of 2017, the average asking rate in the East Side office submarket was $68.82 PSF MG with a vacancy rate of 6.8%. Based on the appraiser lease comparables, the appraiser concluded to a market rent of $85.00 PSF MG, which is 8.4% higher than Cornell University’s in-place rent of $78.44 PSF MG. According to a third party research provider, the Laurel Property is located in the Upper East Side retail submarket. As of the fourth quarter of 2017, the Upper East Side retail submarket consisted of approximately 3.3 million SF of rentable area within 370 buildings with average rental rates of $49.74 PSF NNN and a vacancy rate of 2.6%. Based on the appraiser lease comparables, the concluded market rent of $325.00 PSF MG is 14.0% higher than TD Bank’s in-place rent of $285.21 PSF MG.

The appraisal noted that the major demand generators for the Laurel Property’s parking garage are residential and transient demand from the surrounding hospitals. The Laurel Property’s demand generators combined with limited new parking facilities in the area lead the appraisal to determine that the Laurel Property will continue to benefit from significant demand for the foreseeable future. The appraisal concluded to a stabilized vacancy rate of 2.0% and credit loss of 1.0%. Based on the appraiser lease comparables, the market rent of $7,500 per space or $40.95 PSF MG is 23.5% higher than the Quik Park’s in-place rent of $33.16 PSF MG. The appraiser’s overall market rent conclusion of $79.47 PSF MG is 12.8% higher than the Laurel Property’s blended contract rent of $70.43 PSF MG.

The ICON Parking Garage Property is located in the Upper West Side neighborhood of Manhattan, which is bound by Central Park West to the east, the Hudson River to the west, 110th street to the north and 59th street to the south. New York City’s attractions located in the Upper West Side include Central Park, Lincoln Center, the Museum of Natural History and Columbus Circle. According to the appraisal, the ICON Parking Garage Property is located in the Lincoln Square area, where the median price for residential condominiums is approximately $1.8 million or $2,000 PSF. Demand for parking from local residents is enhanced by the approximately 23.0 million annual visitors to the area. The ICON Parking Garage Property benefits from its linkages to the rest of Manhattan and to major transportation hubs including the Columbus Circle subway complex (A, B, C, D, and 1 lines), New York Penn Station, the Port Authority Bus Terminal and is immediately adjacent to the West Side Highway, which provides access to the entire West Side of Manhattan, the George Washington Bridge and access to Westchester, New York. The appraisal noted that the major demand generator for the ICON Parking Garage Property is primarily driven by residential demand with limited exposure to transient business. Due to the lack of proposed parking facilities coupled with the existing demand drivers, the appraisal concluded to vacancy rate of 0.5% and credit loss of 0.5%. According to the appraisal, the market rent for the ICON Parking Garage Property of $3,750 per space or $17.32 PSF MG is 5.7% higher than the ICON Parking’s in-place rent of $16.39 PSF MG.

According to a third party statistics provider, the total 2017 population within NYC REIT Mixed-Use Portfolio Properties zip codes (10065 & 10069) was 42,629 with an average median household income of $123,827.

The following table presents recent leasing data at competitive office buildings with respect to the NYC REIT Mixed-Use Portfolio Properties:

Comparable Office Properties
Address	Tenant Name	Lease Size (SF)	Proximity	Floor	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type	Adjusted Rental Rate PSF(1)
400 East 67th Street New York, NY	Cornell University(2)	29,321(2)	--	C1, C2, Ground, 2	October 2007(2)	17(2)	$78.44(2)	Modified Gross	--
130 East 59th Street, New York, NY	Northwell Health	33,371	0.8 miles	3, 7, 15, 16	September 2017	5	$62.00	Modified Gross	$58.90
200 East 72nd Street, New York, NY	Victoria Rubinoff DDS, PC	2,700	0.5 miles	1	July 2017	15	$90.00	Modified Gross	$81.00
200 West 57th Street, New York, NY	Frangella Dental	1,903	1.5 miles	14	January 2016	15	$72.00	Modified Gross	$61.20
418 East 71st Street, New York, NY	Asking	5,625	0.3 miles	2, 4	N/A	10	$85.00	Modified Gross	$76.71
220 East 42nd Street, New York, NY	St Jude Medical	6,500	1.4 miles	3	November 2015	10	$63.00	Modified Gross	$62.84
444 Madison Avenue, New York, NY	Dr. Dennis Gross	7,471	1.4 miles	10	June 2015	10	$68.00	Modified Gross	$64.26
635 Madison Avenue, New York, NY	NY Physicians P.C.	27,074	0.9 miles	7, 8	June 2015	15	$97.00	Modified Gross	$96.76
170 East 77th Street, New York, NY	North Shore LIJ	5,500	0.8 miles	5	September 2014	5	$87.50	Modified Gross	$91.44

Source: Appraisal

(1)	Adjusted Rental Rate PSF is based on appraisal adjustments to lease term, location, size and floor level.

(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

The following table presents recent leasing data at competitive retail buildings with respect to the NYC REIT Mixed-Use Portfolio Properties:

Comparable Retail Properties
Address	Tenant Name	Lease Size (SF)	Proximity	Floor	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type	Adjusted Rental Rate PSF(1)
400 East 67th Street New York, NY	TD Bank(2)	3,420(2)	--	Ground	March 2010(2)	16(2)	$285.21(2)	Modified Gross	--
1091 Lexington Avenue, New York, NY	Starbucks Corp	2,000	0.9 miles	Ground	November 2017	18	$315.74	Modified Gross	$331.52
1424 Second Avenue, New York, NY	Verizon Wireless	1,100	0.5 miles	Ground	November 2017	10	$201.82	Modified Gross	$232.09
1231 Third Avenue, New York, NY	Sprint Nextel Corporation	1,239	0.5 miles	Ground	April 2017	10	$296.20	Modified Gross	$325.82
1334 Third Avenue, New York, NY	HSBC Bank USA	2,012	0.8 miles	Ground	February 2017	10	$296.21	Modified Gross	$340.64
184 East 86th Street, New York, NY	Ultra Beauty	12,630	1.3 miles	Ground	December 2016	N/A	$459.22	Modified Gross	$367.38
1321 First Avenue, New York, NY	Sweetgreen	1,500	0.2 miles	Ground	September 2016	N/A	$225.00	Modified Gross	$236.25
605 Third Avenue, New York, NY	HSBC Bank USA	3,113	1.6 miles	Ground	April 2016	10	$250.56	Modified Gross	$250.56
1470 Second Avenue, New York, NY	TD Bank, N.A.	6,885	0.6 miles	Ground	February 2016	7	$205.00	Modified Gross	$247.54
1277 First Avenue, New York, NY	Panda Express	1,300	0.1 miles	Ground	April 2015	N/A	$259.62	Modified Gross	$272.60

Source: Appraisal

(1)	Adjusted Rental Rate PSF is based on appraisal adjustments to lease term, location, size and floor level.

(2)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the NYC REIT Mixed-Use Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015	2016	2017	UW	UW PSF
Gross Potential Rent(2)	N/A	$4,454,473	$4,499,538	$4,564,509	$5,066,852	$42.14
Total Recoveries	N/A	$407,080	$542,300	$645,038	$1,167,306	$9.71
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($273,176)	($2.27)
Effective Gross Income	N/A	$4,861,553	$5,041,838	$5,209,548	$5,960,981	$49.58
Total Operating Expenses	N/A	$376,139	$524,316	$685,324	$1,545,011	$12.85
Net Operating Income	N/A	$4,485,414	$4,517,522	$4,524,223	$4,415,970	$36.73
Capital Expenditures	N/A	$0	$0	$0	$18,034	$0.15
TI/LC(3)	N/A	$0	$0	$0	$11,459	$0.10
Net Cash Flow	N/A	$4,485,414	$4,517,522	$4,524,223	$4,386,477	$36.49

Occupancy %(4)	N/A	100.0%	100.0%	100.0%	95.6%
NOI DSCR	N/A	1.96x	1.97x	1.98x	1.93x
NCF DSCR	N/A	1.96x	1.97x	1.98x	1.92x
NOI Debt Yield	N/A	9.0%	9.0%	9.0%	8.8%
NCF Debt Yield	N/A	9.0%	9.0%	9.0%	8.8%

(1)	The NYC REIT Mixed-Use Portfolio Properties were acquired in September 2014 and as such, historical financial information for 2014 is unavailable.

(2)	UW Gross Potential Rent includes contractual rent steps through December 2018 for the Quik Park and ICON Parking leases totaling $64,765 and average contractual rent steps through the term of the Cornell University and TD Bank leases totaling $384,507.

(3)	UW TI/LC PSF is based on the NYC REIT Mixed-Use Portfolio Properties total SF including Quik Park and ICON Parking.

(4)	UW Occupancy % is based on underwritten economic vacancy of 4.4%. The NYC REIT Mixed-Use Portfolio Properties were 100.0% leased as of February 12, 2018.

Escrows and Reserves. The NYC REIT Mixed-Use Portfolio Mortgage Loan documents provide for upfront escrows in the amount of $349,317 for real estate taxes, $8,215 for insurance premiums and $70,000 for common charges. In addition, the NYC REIT Mixed-Use Portfolio Mortgage Loan documents provide for ongoing monthly escrows of $69,863 for real estate taxes and $705 for insurance premiums and other assessments.

The NYC REIT Mixed-Use Portfolio Mortgage Loan documents also provide for on-going replacement reserves and tenant improvement and leasing commissions in an amount initially equal to 1/12 of the product of the aggregate number of rentable SF in the NYC REIT Mixed-Use Portfolio Properties multiplied by $0.15, which is initially equal to $1,503, and 1/12 of the product of the aggregate number of rentable SF of space in NYC REIT Mixed-Use Portfolio Properties multiplied by $0.35, which is initially equal to $3,507. Notwithstanding the foregoing, the NYC REIT Mixed-Use Portfolio Borrowers are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

not required to make deposits into the capital reserve subaccount or rollover reserve subaccount so long as the occurrence and continuance of a Cash Management Period (as defined below) is not in effect.

Lockbox and Cash Management. The NYC REIT Mixed-Use Portfolio Mortgage Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the NYC REIT Mixed-Use Mortgage Loan maturity date, (ii) an event of default, (iii) as of the last day of a calendar quarter the trailing 12-month debt service coverage ratio falling below 1.35x or (iv) the commencement of a Lease Sweep Period (as defined below), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the NYC REIT Mixed-Use Mortgage Loan and all other obligations under the NYC REIT Mixed-Use Portfolio Mortgage Loan documents have been repaid in full or (2) the NYC REIT Mixed-Use Mortgage Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.40x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of: (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised), (iii) any Major Lease (or any material portion of such Major Lease) is surrendered, cancelled or terminated prior to its then current expiration date, (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material default under any Major Lease by the applicable Major Tenant, or (vi) the occurrence of a Major Tenant insolvency proceeding. A “Lease Sweep Period” will end upon the earlier to occur of (x) the date that funds in an amount equal to $175 per square foot of the space demised under the Major Lease (or Major Leases) that gave rise to the subject Lease Sweep Period have been accumulated in the special rollover reserve subaccount (or the NYC REIT Mixed-Use Portfolio Borrowers have provided the lender with a letter of credit equal to the initial rollover deposit or (y), with respect to the occurrence of a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which a Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the NYC REIT Mixed-Use Portfolio Borrowers that is acceptable to the lender in its reasonable discretion) with respect to all of the space demised under its Major Lease, and in the lender’s good faith judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated major leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the Major Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases, and all major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender in the exercise of the lender’s reasonable discretion.

A “Major Lease” means the Cornell University Lease (or any replacement leases demising all or substantially all of the space currently demised under the Cornell lease).

A “Major Tenant” means any tenant under a Major Lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after May 1, 2019, the NYC REIT Mixed-Use Portfolio Borrowers may obtain the release of either NYC REIT Mixed-Use Portfolio Property; provided that, among other things: (i) the sale of such property is pursuant to an arm’s-length agreement to a third party not affiliated with any NYC REIT Mixed-Use Portfolio Borrower or the Guarantor; (ii) the NYC REIT Mixed-Use Portfolio Borrowers make a prepayment of principal equal to the Release Amount (as defined below) for the property in question, together with any applicable yield maintenance premium; (iii) no event of default under the NYC REIT Mixed-Use Portfolio Mortgage Loan documents has occurred or is continuing; (iv) the NYC REIT Mixed-Use Portfolio Borrowers will remain special purpose bankruptcy remote entities; (v) the NYC REIT Mixed-Use Portfolio Borrowers and the Guarantor execute and deliver such documents as the lender may reasonably request to confirm the continued validity of the NYC REIT Mixed-Use Mortgage Loan documents and liens; (vi) the debt service coverage ratio for all of the remaining NYC REIT Mixed-Use Portfolio Properties will not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.90x; and (vii) the loan-to-value ratio (such value to be determined, in the lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is greater than 125.0%, the NYC REIT Mixed-Use Portfolio Borrowers will also make payment of principal in an amount such that the loan-to-value ratio (such value to be determined, in the lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is no more than 125.0%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

A “Release Amount” is 115.0% of the allocated loan amount for the related NYC REIT Mixed-Use Portfolio Property.

Substitution. Any time after May 1, 2019, the NYC REIT Mixed-Use Portfolio Borrowers may substitute the ICON Parking Garage Property only (individually, the “Released Property”) by providing one substitute property (individually, the “Substitute Property”), provided that among other things: (i) no event of default has occurred and is continuing, (ii) no more than one substitution may occur during the term of the NYC REIT Mixed-Use Portfolio Mortgage Loan, (iii) no substitution will occur during the twelve month period preceding May 1, 2028, (iv) the NYC REIT Mixed-Use Portfolio Borrowers deliver to the lender a rating agency comfort letter as to the substitution, (v) after giving effect to the substitution, the debt service coverage ratio for all of the NYC REIT Mixed-Use Portfolio Properties is no less than the debt service coverage ratio for all of the NYC REIT Mixed-Use Portfolio Properties immediately preceding such substitution, (vi) the NYC REIT Mixed-Use Portfolio Borrowers deliver to the lender an acceptable appraisal of each proposed Substitute Property and each proposed released NYC REIT Mixed-Use Portfolio Property indicating an appraised value of the Substitute Property (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 1 NYC REIT Mixed-Use Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 56.8% 1.92x 8.8%

reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the Released Property as of the substitution date (as reflected in such acceptable appraisal) and (vii) the NYC REIT Mixed-Use Portfolio Borrowers deliver to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The NYC REIT Mixed-Use Portfolio Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the NYC REIT Mixed-Use Portfolio Mortgage Loan documents.

421(a) Tax Abatement. The Laurel Property benefits from New York’s 421(a) partial tax abatement program. The 421(a) abatement is a ten-year program that lasts through the 2020-2021 tax year. The tax abatement for the NYC REIT Mixed-Use Portfolio Properties provides for a 40.0% tax abatement through the 2018-2019 tax year and decreases to 20.0% through the 2020-2021 tax year until it is phased out in 2022. Current abated taxes are $766,821 per year, versus an unabated tax estimate of $1,266,139 per year. All three tenants at the Laurel Property are responsible for real estate taxes over their respective base year, with Cornell University and Quik Park already paying escalations over a base year on non-exempt taxes. At origination, the NYC REIT Mixed-Use Portfolio Borrowers had not yet received the final certificate of eligibility for the 421(a) abatement program (but had received a temporary certificate). To address the potential revocation of the abatement and risk of reassessment, the NYC REIT Mixed-Use Portfolio Mortgage Loan documents were structured with a recourse carveout from the Guarantor for losses for any retroactive claw-back and an affirmative covenant in the NYC REIT Mixed-Use Portfolio Mortgage Loan agreement to diligently pursue or cause the condominium management to pursue all necessary work to obtain the final certificate of eligibility. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 57.3% 1.94x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 57.3% 1.94x 10.3%

ONTARIO
WISCONSIN
MICHIGAN
TORONTO
MILWAUKEE
CHICAGO
DETROIT
CLEVELAND
INDIANAPOLIS
COLUMBUS
PITTSBURGH
CINCINNATI
LOUISVILLE
KENTUCKY

UTAH
NEBRASKA
DENVER
KANSAS
ALBUQUERQUE
PHOENIX
TUCSON
EL PASO
Amarillo
Lubbock
FT. WORTH
DALLAS
TEXAS
AUSTIN
HOUSTON
SAN ANTONIO
CHIHUAHUA
MEXICO
MONTERREY

SACRAMENTO
SAN FRANCISCO
SAN JOSE
NEVADA
CALIFORNIA
LAS VEGAS
LOS ANGELES
SAN DIEGO
MEXICO

HTI Medical Office Portfolio

1	Aurora HealthCare Center	Plymouth, WI	11	Oak Lawn Medical Center	Oak Lawn, IL
2	Laguna Professional Center	Elk Grove, CA	12	East Coast Square West	Cedar Point, NC
3	Woodlake Office Center	Woodbury, MN	13	Arrowhead Medical Plaza I	Glendale, AZ
4	Northside Hospital Medical Office	Canton, GA	14	Morrow Medical Center	Morrow, GA
5	Arrowhead Medical Plaza II	Glendale, AZ	15	East Coast Square North	Morehead City, NC
6	High Desert Medical Group	Lancaster, CA	16	Belmar Medical Building	Lakewood, CO
7	TH Building	Munster, IN	17	Village Center Parkway	Stockbridge, GA
8	Physicians Plaza of Roane County	Harriman, TN	18	Sassafras Medical Building	Erie, PA
9	Mainland Medical Arts Pavilion	Texas City, TX	19	Medical Center III	Peoria, AZ
10	Presence/Healing Arts Pavilion	New Lenox, IL	20	Stockbridge Family Medical	Stockbridge, GA

Peoria
Surprise
Glendale
PHOENIX
Goodyear
Avondale
Tolleson

VIRGINIA
Greensboro
RALEIGH
CHARLOTTE
Fayetteville
ATLANTA
Augusta
GEORGIA
Savannah
JACKSONVILLE
FLORIDA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 57.3% 1.94x 10.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Office
Original Balance(1):	$50,000,000			Detailed Property Type:	Medical
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Various
% of Initial Pool Balance:	6.8%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	785,947 SF
Borrower Sponsor:	Healthcare Trust, Inc.			Cut-off Date Balance per SF(1):	$151
Mortgage Rate:	4.5410%			Maturity Date Balance per SF(1):	$151
Note Date:	4/10/2018			Property Manager:	Various
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions:	LO (25); YM1 (92); O (3)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$12,187,711
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield(1):	10.3%
Additional Debt Balance(1):	$68,700,000			UW NOI Debt Yield at Maturity(1):	10.3%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	1.94x
Reserves(2)				Most Recent NOI(3):	$13,843,185 (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(3):	$12,079,340 (12/31/2016)
RE Tax:	$909,185	$210,796	N/A	3rd Most Recent NOI(3):	N/A
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	87.8% (3/7/2018)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.3% (12/31/2017)
Deferred Maintenance:	$254,604	N/A	N/A	3rd Most Recent Occupancy:	90.9% (12/31/2016)
TI/LC:	$2,750,000	Springing	$2,000,000	Appraised Value (as of)(4):	$207,000,000 (2/22/2018)
Ground Rent:	$31,167	$15,583	N/A	Cut-off Date LTV Ratio(1)(4):	57.3%
East Carolina Holdback Reserve:	$146,500	N/A	N/A	Maturity Date LTV Ratio(1)(4):	57.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$118,700,000	100.0%	Loan Payoff(5):	$80,000,000	67.4%
			Reserves:	$4,091,455	3.4%
			Closing Costs:	$2,021,356	1.7%
			Return of Equity	$32,587,189	27.5%
Total Sources:	$118,700,000	100.0%	Total Uses:	$118,700,000	100.0%

(1)	The HTI Medical Office Portfolio Mortgage Loan (as defined below) is part of the HTI Medical Office Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $118,700,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the HTI Medical Office Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.
(3)	The HTI Medical Office Portfolio Properties (as defined below) were acquired from 8/21/2013 through 12/22/2017 therefore the 3rd Most Recent NOI is not available. The 2nd Most Recent NOI includes full-year financial reporting for only 18 of the 20 HTI Medical Office Portfolio Properties which comprise 85.4% of the portfolio NRA and 87.7% of the underwritten base rent. Additionally, the Most Recent NOI includes only partial-year income from the remaining two HTI Medical Office Portfolio Properties.
(4)	The Appraised Value represents the “as-is portfolio value” conclusion which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 59.4% and 59.4%, respectively.
(5)	The loan payoff of $80,000,000 was a partial pay down of a corporate credit facility partially secured by pledges of ownership interests in 14 of the HTI Medical Office Portfolio Properties. The six remaining HTI Medical Office Portfolio Properties were unencumbered.

The Mortgage Loan. The second largest mortgage loan (the “HTI Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “HTI Medical Office Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $118,700,000. The HTI Medical Office Portfolio Whole Loan is secured by the fee and leasehold interests in a 20-property portfolio of medical office properties totaling 785,947 SF geographically distributed throughout the United States with property concentrations in the Atlanta, Georgia metropolitan statistical area (“MSA”) (120,784 SF; 15.4% of NRA), the Phoenix, Arizona MSA (110,427 SF; 14.1% of NRA) and the Chicago, Illinois MSA (109,748 SF; 14.0% of NRA) (collectively, the “HTI Medical Office Portfolio Properties” or “HTI Medical Office Portfolio”). Promissory Note A-2, with an original principal balance of $50,000,000, represents the HTI Medical Office Portfolio Mortgage Loan and will be included in the UBS 2018-C10 Trust. The HTI Medical Office Portfolio Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C10 Trust until the controlling pari passu Promissory Note A-1 is securitized, whereupon the HTI Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the remaining promissory notes, which are currently held by KeyBank and are expected to be contributed to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 57.3% 1.94x 10.3%

one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

HTI Medical Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	KeyBank	Yes
Note A-2	$50,000,000	$50,000,000	UBS 2018-C10	No
Note A-3	$23,700,000	$23,700,000	KeyBank	No
Total	$118,700,000	$118,700,000

The Borrowers and the Borrower Sponsor. The borrowers are ARHC HDLANCA01, LLC; ARHC NHCANGA01, LLC; ARHC FMMUNIN03, LLC; ARHC BMLKWCO01, LLC; ARHC ECMCYNC01, LLC; ARHC ECCPTNC01, LLC; ARHC LPELKCA01, LLC; ARHC MMTCTTX01, LLC; ARHC MRMRWGA01, LLC; ARHC OLOLNIL01, LLC; ARHC PPHRNTN01, LLC; ARHC SMERIPA01, LLC; ARHC AMGLNAZ02, LLC; ARHC PHNLXIL01, LLC; ARHC AMGLNAZ01, LLC; ARHC SFSTOGA01, LLC; ARHC VCSTOGA01, LLC; ARHC WLWBYMN01, LLC; ARHC AHPLYWI01, LLC; and ARHC PRPEOAZ03, LLC (collectively, the “HTI Medical Office Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the HTI Medical Office Portfolio Mortgage Loan. All but one of the HTI Medical Office Portfolio Borrowers are 100% owned by the nonrecourse carve-out guarantor, Healthcare Trust Operating Partnership L.P. (the “Guarantor”). The Guarantor owns approximately 95.9% of the remaining borrower entity.

The Guarantor is the business operations entity of the borrower sponsor, Healthcare Trust, Inc. (“HTI”), a non-traded real estate investment trust founded in 2012 that focuses on investments in medical office buildings, seniors housing and other healthcare-related facilities. As of year-end 2017, HTI had a portfolio of 185 properties totaling approximately 9.0 million square feet with a gross asset value of over $2.5 billion. HTI is an affiliate AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders and grown to one of the largest external managers of direct investment programs in the United States.

The Properties. The following table presents certain information relating to the HTI Medical Office Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(2)(3)
Aurora Health Care Center	Plymouth, WI	2007/N/A	85,028	$1,694,957	16.0%	$17,038,135	14.4%	$28,700,000	59.4%
High Desert Medical Group	Lancaster, CA	1980/2003	76,748	$758,111	7.1%	$7,480,157	6.3%	$12,600,000	59.4%
Arrowhead Medical Plaza II	Glendale, AZ	1997/N/A	47,490	$280,226	2.6%	$7,539,523	6.4%	$12,700,000	59.4%
Presence Healing Arts Pavilion	New Lenox, IL	2012/N/A	44,391	$609,599	5.7%	$5,966,316	5.0%	$10,050,000	59.4%
Physicians Plaza of Roane County	Harriman, TN	2011/N/A	42,566	$723,069	6.8%	$6,292,831	5.3%	$10,600,000	59.4%
Laguna Professional Center	Elk Grove, CA	2006/N/A	41,932	$958,960	9.0%	$8,887,139	7.5%	$14,970,000	59.4%
761 Building	Munster, IN	1990/N/A	39,032	$623,312	5.9%	$6,797,444	5.7%	$11,450,000	59.4%
Northside Hospital Medical Office	Canton, GA	1990/1995	38,098	$766,204	7.2%	$8,014,454	6.8%	$13,420,000	59.7%
Morrow Medical Center	Morrow, GA	1991/N/A	37,813	$281,334	2.6%	$4,333,742	3.7%	$7,300,000	59.4%
East Coast Square West	Cedar Point, NC	2014/N/A	37,638	$477,289	4.5%	$5,253,920	4.4%	$8,850,000	59.4%
Woodlake Office Center	Woodbury, MN	2009/N/A	36,375	$907,345	8.5%	$8,637,800	7.3%	$14,550,000	59.4%
Arrowhead Medical Plaza I	Glendale, AZ	1992/N/A	34,172	$230,673	2.2%	$4,571,207	3.9%	$7,700,000	59.4%
Mainland Medical Arts Pavilion	Texas City, TX	2011/N/A	34,135	$663,962	6.3%	$6,174,098	5.2%	$10,400,000	59.4%
Belmar Medical Building	Lakewood, CO	1987/N/A	31,853	$302,141	2.8%	$3,769,762	3.2%	$6,260,000	60.2%
East Coast Square North	Morehead City, NC	2010/N/A	30,484	$306,797	2.9%	$3,933,019	3.3%	$6,625,000	59.4%
Medical Center III	Peoria, AZ	1984/N/A	28,765	$179,130	1.7%	$2,137,188	1.8%	$3,600,000	59.4%
Sassafras Medical Building	Erie, PA	2003/N/A	28,229	$371,955	3.5%	$2,315,287	2.0%	$3,900,000	59.4%
Oak Lawn Medical Center	Oak Lawn, IL	2008/N/A	26,325	$218,236	2.1%	$5,342,969	4.5%	$9,000,000	59.4%
Village Center Parkway	Stockbridge, GA	2003/N/A	25,051	$148,932	1.4%	$2,434,019	2.1%	$4,100,000	59.4%
Stockbridge Family Medical	Stockbridge, GA	1993/N/A	19,822	$114,797	1.1%	$1,780,990	1.5%	$3,000,000	59.4%
Total/Wtd. Avg.			785,947	$10,617,029	100.0%	$118,700,000	100.0%	$207,000,000	57.3%

(1)	Information is based on the underwritten rent roll.
(2)	Allocated Cut-off Date Balance is based on the HTI Medical Office Portfolio Whole Loan.
(3)	The Total Appraised Value and Wtd. Avg. Allocated Cut-off Date LTV Ratio figures are a result of the “as-is portfolio value” conclusion which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a Total Appraised Value of $199,775,000 and a Wtd. Avg. Allocated Cut-off Date LTV Ratio of 59.4%.

The four largest properties (by NRA) in the HTI Medical Office Portfolio (collectively making up approximately 31.6% of the HTI Medical Office Portfolio’s UW NCF) are summarized below:

The Aurora Health Care Center property (13.6% of underwritten base rent) consists of a two-story medical office building containing 85,028 SF built in 2007. The Aurora Health Care Center property is located in Plymouth, Wisconsin approximately 13 miles east of Sheboygan, Wisconsin and approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 57.3% 1.94x 10.3%

0.5 miles east of the Highway 23 and Highway 57 interchange. As of March 7, 2018, the Aurora Health Care Center property was 100.0% occupied by Aurora Health Care (rated A+/A2 by Fitch/Moody’s), a not-for-profit Wisconsin-area health care provider. Aurora Health Care and Advocate Health Care have announced a merger which will create the 10th largest not-for-profit, integrated health care system in the United States with combined annual revenues of approximately $11 billion. Services at the Aurora Health Care Center property include urgent care, obstetrics and gynecology, family medicine, internal medicine, orthopedics and general surgery, behavioral health, physical therapy, occupational therapy, diagnostic testing, imaging, and lab work.

The High Desert Medical Group property (6.1% of underwritten base rent) consists of a two-story medical office building containing 76,748 SF that was built in 1980 and renovated in 2003. The High Desert Medical Group property is located in Lancaster, California approximately 76 miles north of the Los Angeles central business district, approximately 0.4 miles north of the Avenue K and Highway 14 interchange and 1.0 mile south of the Antelope Valley Hospital, a 420-bed full service acute-care hospital. As of March 7, 2018, the High Desert Medical Group property was 100.0% occupied by High Desert Medical Corporation, a multi-specialty medical group formed in 1981 to provide healthcare to California’s Antelope Valley region. High Desert Medical Corporation is an affiliate of Heritage Provider Network, a network of nine medical groups serving areas across southern California. Services at the High Desert Medical Group property include 24-hour urgent care, primary care from family medicine, internal medicine, and general medical practitioners, and specialty care from endocrinologists, geriatricians, podiatrists, and rheumatologists.

The Arrowhead Medical Plaza II property (4.3% of underwritten base rent) consists of a three-story medical office building containing 47,490 SF built in 1997. The Arrowhead Medical Plaza II property is located in Glendale, Arizona approximately 14.5 miles northwest of the Phoenix central business district and approximately 1.1 miles south of the North 67th Avenue and Highway 101 intersection. The Arrowhead Medical Plaza II property is part of the Abrazo Arrowhead Hospital and Medical Center campus which centers around a 217-bed full-service acute care hospital. As of March 7, 2018, the Arrowhead Medical Plaza II property was 63.6% occupied. Affiliates of Abrazo Community Health Network, the operator of the Abrazo Arrowhead Hospital and Medical Center, lease three spaces totaling 17,271 SF (36.4% of the NRA of the Arrowhead Medical Plaza II property) and representing 59.1% of the Arrowhead Medical Plaza II property’s underwritten base rent (2.6% of the HTI Medical Office Portfolio’s underwritten base rent). Abrazo Community Health Network operates five acute care hospitals, two emergency centers, six urgent care centers, several service-specific institutes and centers, and 15 physician medical group offices including primary care, bariatric, cardiology, endocrinology, general surgery and orthopedic offices.

The Presence Healing Arts Pavilion property (7.0% of underwritten base rent) consists of a two-story medical office building containing 44,391 SF built in 2012. The Presence Healing Arts Pavilion property is located in New Lenox, Illinois approximately 42 miles southwest of the Chicago central business district, approximately 1.9 miles southeast of the Highway 30 and I-80 interchange and approximately 3.0 miles from the Silver Cross Hospital, a 302-bed acute care/general hospital. As of March 7, 2018, the Presence Healing Arts Pavilion property was 76.5% occupied. The largest tenant at the property is Presence Hospitals PRV (rated AA+/Aa2/AA+ by Fitch/Moody’s/S&P) which leases two spaces totaling 30,276 SF (68.2% of the NRA of the Presence Healing Arts Pavilion property) and represents 89.3% of the Presence Healing Arts Pavilion property’s underwritten base rent (6.2% of the HTI Medical Office Portfolio’s underwritten base rent). Presence Health is one of the largest Catholic health systems in Illinois with over 14,000 associates and 4,000 medical professionals operating over 150 sites of care, including 10 hospitals.

The following table presents certain information relating to the major leases at the HTI Medical Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Aurora Health Care	Aurora Health Care Center	A+/A2/NR	85,028	10.8%	$2,010,204	13.6%	$23.64	12/31/2022
High Desert Medical Corporation	High Desert Medical Group	NR/NR/NR	76,748	9.8%	$905,738	6.1%	$11.80	2/28/2026
Northside Hospital, Inc.(4)	Various	NR/NR/NR	44,619	5.7%	$1,013,826	6.9%	$22.72	Various
Summit Orthopedics, Ltd.	Woodlake Office Center	NR/NR/NR	36,375	4.6%	$1,073,077	7.3%	$29.50	9/30/2022
Presence Hospitals PRV	Presence Healing Arts Pavilion	AA+/Aa2/AA+	30,276	3.9%	$918,238	6.2%	$30.33	6/22/2022
Subtotal/Wtd. Avg.			273,046	34.7%	$5,921,082	40.1%	$21.69
Remaining Tenants			417,210	53.1%	$8,827,138	59.9%	$21.16
Vacant Space			95,691	12.2%	$0	0.0%	$0.00
Total/Wtd. Avg.			785,947	100.0%	$14,748,220	100.0%	$21.37

(1)	Information is based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.
(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.
(4)	The Northside Hospital, Inc. tenant leases space at both the Northside Hospital Medical Office property (38,098 SF, $23.68 annual UW base rent PSF, and a 12/3/2028 lease expiration) and Village Center Parkway property (6,521 SF, $17.11 annual UW base rent PSF, and an 8/31/2020 lease expiration).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 57.3% 1.94x 10.3%

The following table presents certain information relating to the lease rollover schedule at the HTI Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	14	48,324	6.1%	6.1%	$20.09	$970,708	6.6%	6.6%
2019	7	19,942	2.5%	8.7%	$18.59	$370,793	2.5%	9.1%
2020	22	81,788	10.4%	19.1%	$18.32	$1,498,756	10.2%	19.3%
2021	19	71,356	9.1%	28.2%	$21.49	$1,533,542	10.4%	29.7%
2022	12	184,707	23.5%	51.7%	$25.77	$4,760,756	32.3%	61.9%
2023	14	62,972	8.0%	59.7%	$22.37	$1,408,525	9.6%	71.5%
2024	9	25,485	3.2%	62.9%	$20.52	$522,869	3.5%	75.0%
2025	2	6,396	0.8%	63.7%	$23.87	$152,674	1.0%	76.1%
2026	4	108,771	13.8%	77.6%	$15.69	$1,706,461	11.6%	87.6%
2027	9	32,872	4.2%	81.8%	$22.26	$731,887	5.0%	92.6%
2028	2	38,098	4.8%	86.6%	$23.68	$902,257	6.1%	98.7%
2029 & Beyond	1	9,545	1.2%	87.8%	$19.80	$188,991	1.3%	100.0%
Vacant	0	95,691	12.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	115	785,947	100.0%		$21.37	$14,748,220	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The HTI Medical Office Portfolio Properties are located across the United States with property concentrations in the Atlanta, Georgia MSA, the Phoenix, Arizona MSA, and the Chicago, Illinois MSA.

Atlanta:

There are four HTI Medical Office Portfolio properties located in the Atlanta, Georgia MSA totaling 120,784 SF (15.4% of total portfolio SF), which generate $1,311,267 in UW NCF (12.4% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Atlanta MSA:

	Atlanta - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Northside Hospital Medical Office	52,193	$54,916	6	2003 - 2017	19,505 - 36,000 / 29,745	50.0% - 85.0% / 66.5%	$16.00 - $25.00 / $19.00
Morrow Medical Center, Village Center Parkway, and Stockbridge Family Medical	178,280	$42,102	6	1982 - 2016	8,885 - 40,000 / 19,905	69.0% - 100.0% / 95.8%	$16.75 - $23.77 / $19.30

(1)	Information is based on the appraisals.
(2)	Based on the five-mile radius as of 2017.
(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average based on the appraisals’ rent comparables.

Phoenix:

There are three HTI Medical Office Portfolio properties located in the Phoenix, Arizona MSA totaling 110,427 SF (14.1% of total portfolio SF), which generate $690,029 in UW NCF (6.5% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Phoenix MSA:

	Phoenix - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Arrowhead Medical Plaza I and Arrowhead Medical Plaza II	104,347	$69,878	6	1974 - 2014	15,600 - 77,480 / 40,105	75.0% - 100.0% / 93.2%	$18.00 - $20.00 / $18.92
Medical Center III	108,459	$44,797	6	1974 - 2002	4,379 - 70,652 / 32,623	55.0% - 100.0% / 83.6%	$21.00 - $25.50 / $23.17

(1)	Information is based on the appraisals.
(2)	Based on the three-mile radius as of 2017.
(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 57.3% 1.94x 10.3%

Chicago:

There are three HTI Medical Office Portfolio properties located in the Chicago, Illinois MSA totaling 109,748 SF (14.0% of total portfolio SF), which generate $1,451,147 in UW NCF (13.7% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Chicago MSA:

	Chicago - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Presence Healing Arts Pavilion	35,763	$96,294	6	1980 - 2014	32,307 - 174,627 / 76,364	77.9% - 99.6% / 92.5%	$15.00 - $21.50 / $17.66
761 Building	86,117	$61,367	5	2004 - 2008	16,300 - 67,658 / 33,227	78.0% - 100.0% / 93.3%	$17.00 - $22.00 / $18.50
Oak Lawn Medical Center	150,767	$63,029	6	1992 - 2017	4,000 - 59,184 / 33,579	31.0% - 100.0% / 64.9%	$16.00 - $30.00 / $22.83

(1)	Information is based on the appraisals.
(2)	Based on the three-mile radius as of 2017.
(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average based on the appraisals’ rent comparables.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the HTI Medical Office Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	2017(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$13,554,379	$15,265,344	$16,704,024	$21.25
Total Recoveries	N/A	N/A	$4,530,419	$5,096,117	$6,524,462	$8.30
Other Income	N/A	N/A	$529	$4,563	$12,655	$0.02
Less Vacancy & Credit Loss	N/A	N/A	($27)	($17)	($3,577,748)	($4.55)
Effective Gross Income	N/A	N/A	$18,085,300	$20,366,008	$19,663,392	$25.02
Total Operating Expenses	N/A	N/A	$6,005,961	$6,522,822	$7,475,682	$9.51
Net Operating Income	N/A	N/A	$12,079,340	$13,843,185	$12,187,711	$15.51
Tenant Improvements(3)	N/A	N/A	$0	$0	$911,299	$1.16
Leasing Commissions(3)	N/A	N/A	$0	$0	$416,896	$0.53
Replacement Reserves	N/A	N/A	$971,615	$1,458,214	$242,488	$0.31
Net Cash Flow	N/A	N/A	$11,107,723	$12,384,972	$10,617,029	$13.51

Occupancy %	N/A	N/A	90.9%	91.3%	84.6%
NOI DSCR(4)	N/A	N/A	2.21x	2.53x	2.23x
NCF DSCR(4)	N/A	N/A	2.03x	2.27x	1.94x
NOI Debt Yield(4)	N/A	N/A	10.2%	11.7%	10.3%
NCF Debt Yield(4)	N/A	N/A	9.4%	10.4%	8.9%

(1)	The HTI Medical Office Portfolio Properties were acquired from 8/21/2013 through 12/22/2017 therefore 2014 and 2015 cash flow figures are not available. 2016 cash flow figures include full-year financial reporting for only 18 of the 20 HTI Medical Office Portfolio Properties which comprise 85.4% of the portfolio NRA and 87.7% of the underwritten base rent. Additionally, 2017 cash flow figures include only partial-year income from the remaining two HTI Medical Office Portfolio Properties.
(2)	UW Gross Potential Rent is based on the underwritten rent roll as of March 7, 2018.
(3)	UW Tenant Improvements and UW Leasing Commissions reflect the proportional application of a $275,000 annual underwritten TI/LC credit due to the $2,750,000 upfront TI/LC reserve deposit.
(4)	Debt service coverage ratios and debt yields are based on the HTI Medical Office Portfolio Whole Loan.

Escrows and Reserves. The HTI Medical Office Portfolio Borrowers deposited in escrow at loan origination (i) $909,185 for taxes, (ii) $2,750,000 into a TI/LC reserve, (iii) $31,167 into a ground rent reserve, (iv) $146,500 into the East Carolina Holdback Reserve, and (v) $254,604 for deferred maintenance and are required to escrow monthly (x) 1/12 of the annual estimated tax payments and (y) 1/12 of annual estimated ground rent payments. Monthly escrows for insurance premiums are waived; provided that (i) no event of default has occurred and is continuing, (ii) the HTI Medical Office Portfolio Properties are insured under an acceptable blanket insurance policy, and (iii) the HTI Medical Office Portfolio Borrowers provide evidence of payment of premiums and renewal of the policy acceptable to the lender. The East Carolina Holdback Reserve is related to a letter of intent to lease all remaining vacant space at the East Coast Square North property but for which an executed lease was unable to be provided prior to loan closing (in-place occupancy of 67.0% was utilized for underwriting purposes).

During the continuation of a Cash Sweep Period (as defined below), the HTI Medical Office Portfolio Borrowers are required to deposit on each monthly payment date (i) replacement reserves equal to 1/12 of $0.25 PSF per annum, and (ii) TI/LC reserves equal to 1/12 of $1.50 PSF per annum for the total square feet of the HTI Medical Office Portfolio Properties. TI/LC reserves are subject to a cap of $2,000,000 (the “TI/LC Reserve Cap”), provided that the HTI Medical Office Portfolio Borrowers are required to resume monthly payments if, at any time during the loan term, the balance of the TI/LC reserve is less than the TI/LC Reserve Cap. Monthly reserve payments are subject to adjustment for changes in the total square feet of the HTI Medical Office Portfolio Properties following a Release of Property and/or a Substitution (both, as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 57.3% 1.94x 10.3%

Lockbox and Cash Management. The HTI Medical Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The HTI Medical Office Portfolio Borrowers are required to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the HTI Medical Office Portfolio Borrowers and property managers are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the HTI Medical Office Portfolio Borrowers. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the HTI Medical Office Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the HTI Medical Office Portfolio Whole Loan. Upon the termination of any Cash Flow Sweep Event, excess cash will no longer be held by the lender and, provided that no other Cash Flow Sweep Event is then in effect, all amounts then on deposit in the lockbox account will be disbursed to the HTI Medical Office Portfolio Borrowers.

A “Cash Flow Sweep Period” will occur upon: (i) the occurrence of an event of default and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of a HTI Medical Office Portfolio Borrower or a property manager and, in the case of any bankruptcy action of a property manager will continue until such property manager is replaced with a qualified manager under a replacement agreement within 60 days of such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy action of the HTI Medical Office Portfolio Borrowers be cured); or (iii) the date the interest-only debt service coverage ratio for the immediately preceding 3-month period is less than 1.55x (a “DSCR Sweep Event”) and will continue until such time as the interest-only debt service coverage ratio for the immediately preceding 3-month period is at least 1.55x for two consecutive calendar quarters.

In the event of a DSCR Sweep Event, in lieu of an ongoing cash sweep, the HTI Medical Office Portfolio Borrowers may elect to (i) post an unconditional and irrevocable letter of credit equal to the amount required to, hypothetically, partially prepay the loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding 3-month period of 1.55x or greater, or (ii) partially prepay the loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding 3-month period of 1.55x or greater.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. At any time after June 1, 2020 and prior to the HTI Medical Office Portfolio Whole Loan maturity date, the HTI Medical Office Portfolio Borrowers may obtain the release of any of the HTI Medical Office Portfolio Properties included in the HTI Medical Office Portfolio Whole Loan, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the HTI Medical Office Portfolio Borrowers prepay a portion of the HTI Medical Office Portfolio Whole Loan equal to 115% (120% if released to a borrower affiliate) of the allocated loan amount of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the interest-only debt service coverage ratio immediately preceding such release and 1.92x and (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 8.82%.

Substitution. Any time after May 1, 2019 and prior to the HTI Medical Office Portfolio Whole Loan maturity date, the HTI Medical Office Portfolio Borrowers may obtain the release of any of the HTI Medical Office Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the properties to be released), (ii) the aggregate allocated loan amounts for all HTI Medical Office Portfolio Properties being substituted and previously substituted do not exceed 30% of the HTI Medical Office Portfolio Whole Loan, (iii) unless otherwise agreed to by the lender in its sole discretion, the total number of substitutions requested by HTI Medical Office Portfolio Borrowers (taking into account the then-requested substitution) will not exceed four substitutions, (iv) the HTI Medical Office Portfolio Borrowers will deliver to the lender rating agency confirmation as to the substitution, (v) after giving effect to the substitution, the debt service coverage ratio for all of the HTI Medical Office Portfolio Properties will be equal to or greater than the debt service coverage ratio for all of the HTI Medical Office Portfolio Properties immediately preceding such substitution, (vi) the HTI Medical Office Portfolio Borrowers will deliver to the lender an acceptable appraisal of each proposed Substitute Property and each proposed released HTI Medical Office Portfolio Property indicating an appraised value of the Substitute Property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) and (vii) the HTI Medical Office Portfolio Borrowers will deliver to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The HTI Medical Office Portfolio Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income, boiler and machinery, automobile liability, worker compensation, employee’s liability and umbrella and excess liability insurance required pursuant to the HTI Medical Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 3 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 63.0% 1.60x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 3 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 63.0% 1.60x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 3 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 63.0% 1.60x 8.9%

175 Park Avenue
175 Park Avenue
Madison, NJ 07940
Denville
Mountain Lakes
Boonton
Boonton Reservoir
Parsippany-Troy Hills
Morris Plains
Cedar Knolls
Whippany
Hanover
East Hanover
Morris County
Morristown
Morristown Municipal Airport
Florham Park
Livingston
Essex County
West Orange
Caldwell
Roseland
Madison
Chatham
Short Hills
South Orange
Maplewood
New Vernon
Summit
New Providence
Berkeley Heights
Springfield
Union
Union County
Great Swamp National Wildlife Refuge
Drew University
Fairleigh Dickinson Univ. Madison Campus
Coll. of St. Elizabeth
Kirby, The Shakespeare Theatre of NJ
AT&T Research Florham Park
Madison High School
NY Jets Training Facility
BASF
Realogy/ Century 21
Novartis Pharmaceuticals
Livingston Mall
Saint Barnabas Med. Ctr.
Overlook Hospital
Mall at Short Hills
N.Y. City 17 miles
Newark Intl. Airport 6 miles
Watchung Reservation
Lenape Park
Union Plaza Shopping Center
Route 22 Retail Center
NEW JERSEY
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
STATEN ISLAND
NEWARK
JERSEY CITY
PATERSON
YONKERS
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 3 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 63.0% 1.60x 8.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Madison, NJ 07940
				General Property Type:	Office
Original Balance(1):	$40,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.5%			Year Built/Renovated:	1971/2013
Loan Purpose:	Refinance			Size:	270,000 SF
Borrower Sponsor:	Hampshire Partners Fund VIII, L.P.			Cut-off Date Balance per SF(1):	$315
Mortgage Rate:	5.3180%			Maturity Date Balance per SF(1):	$315
Note Date:	5/1/2018			Property Manager:	The Hampshire Companies, LLC
First Payment Date:	6/6/2018
Maturity Date:	5/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI:	$7,544,391
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	8.9%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	8.9%
Additional Debt Balance(1):	$45,000,000			UW NCF DSCR(1):	1.60x
Future Debt Permitted (Type):	Yes (Preferred Equity)			Most Recent NOI:	$8,113,345 (2/28/2018 TTM)
Reserves(3)				2nd Most Recent NOI:	$7,967,939 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,925,924 (12/31/2016)
RE Tax:	$115,000	$115,000	N/A	Most Recent Occupancy:	100.0% (5/1/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Replacements:	$162,000	Springing	$162,000	3rd Most Recent Occupancy:	100.0% (12/31/2016)
TI/LC:	$675,000	Springing	$675,000	Appraised Value (as of):	$135,000,000 (4/5/2018)
Rent Abatement:	$1,788,075	$0	N/A	Cut-off Date LTV Ratio(1):	63.0%
Immediate Repairs:	$6,133	$0	N/A	Maturity Date LTV Ratio(1):	63.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$85,000,000	100.0%	Loan Payoff:	$73,957,918	87.0%
			Reserves:	$2,746,208	3.2%
			Closing Costs:	$632,241	0.7%
			Return of Equity(4):	$7,663,633	9.0%
Total Sources:	$85,000,000	100.0%	Total Uses:	$85,000,000	100.0%

(1)	The original principal balance represents a portion of the 175 Park Avenue Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $85,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the 175 Park Avenue Whole Loan.

(2)	The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of June 6, 2018. Following the lockout period, the 175 Park Avenue Borrower (as defined below) has the right to defease the 175 Park Avenue Whole Loan in whole, but not in part, on any date before February 6, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) June 6, 2022. For the purposes of this term sheet, the assumed lockout of 24 months if based on the expected UBS 2018-C10 securitization closing date in May 2018. The actual lockout period may be longer.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The borrower sponsor acquired the 175 Park Avenue Property (as defined below) in 2009 for $5.5 million and completed a $95.3 million capital expenditure program in 2013 to renovate the former Verizon call center building and reposition the 175 Park Avenue Property to a Class A office building. The borrower sponsor’s total cost basis is $101.3 million.

The Mortgage Loan. The third largest mortgage loan (the “175 Park Avenue Mortgage Loan”) is part of a whole loan (the “175 Park Avenue Whole Loan”) with an aggregate original principal balance of $85,000,000. The 175 Park Avenue Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in Class A office building totaling 270,000 SF located in Madison, New Jersey (the “175 Park Avenue Property”). The non-controlling Promissory Notes A-2, A-3 and A-4 with an aggregate original principal balance of $40,000,000, collectively represent the 175 Park Avenue Mortgage Loan and will be included in the UBS 2018-C10 Trust. The 175 Park Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C10 Trust until the controlling pari passu Promissory Note A-1 is securitized, whereupon the 175 Park Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the remaining promissory notes, which are currently held by CCRE and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 3 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 63.0% 1.60x 8.9%

175 Park Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	CCRE	Yes
Note A-2	$15,000,000	$15,000,000	UBS 2018-C10	No
Note A-3	$15,000,000	$15,000,000	UBS 2018-C10	No
Note A-4	$10,000,000	$10,000,000	UBS 2018-C10	No
Note A-5	$10,000,000	$10,000,000	CCRE	No
Note A-6	$10,000,000	$10,000,000	CCRE	No
Total	$85,000,000	$85,000,000

The proceeds of the 175 Park Avenue Whole Loan were used to refinance existing debt of approximately $74.0 million, fund reserves, pay closing costs and return approximately $7.7 million of equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is 175 Park Avenue, LLC (the “175 Park Avenue Borrower”), a single-purpose limited liability company structured to be bankruptcy remote entity with two independent directors in its borrower structure. Legal counsel to the 175 Park Avenue Borrower delivered a non-consolidation option in connection with the origination of the 175 Park Avenue Whole Loan. The borrower sponsor and non-recourse carve out guarantor of the 175 Park Avenue Whole Loan is Hampshire Partners Fund VIII, L.P. (“Hampshire Partners Fund”).

Hampshire Partners Fund is controlled by The Hampshire Companies (“Hampshire”), which is a privately held, fully integrated real estate firm with more than 50 years of real estate investment experience, headquartered in Morristown, New Jersey. The firm currently has approximately $1.0 billion of assets under management and operates a diversified portfolio of 259 properties located in 28 states, totaling over 23.0 million sq. ft. Limited Partners in Hampshire Partners Fund include the University of Pennsylvania, Carnegie Corporation of New York, The Ford Foundation, University of Minnesota Foundation, Gordon E. and Betty I. Moore Foundation, and The Julliard School.

The Property. The 175 Park Avenue Property is a 270,000 SF Class A office building, located in Madison, New Jersey. Constructed in 1971, the 175 Park Avenue Property was originally owned and occupied by Verizon as a regional call center. In December 2009, the borrower sponsor purchased the 175 Park Avenue Property for approximately $5.5 million ($20.32 PSF), and Verizon subsequently exercised a lease termination option. From 2011 to 2013, the 175 Park Avenue Borrower invested approximately $95.3 million ($353 PSF) in an extensive capital expenditure program to completely renovate and reposition the 175 Park Avenue Property as a Class A office building, resulting in a total cost basis of approximately $101.3 million ($375 PSF).

The renovations to the 175 Park Avenue Property consisted of stripping the building to its steel frame and concrete slabs, installation of a new glass curtain wall, reorienting the entrance to the northern side of the building, creating a grand lobby with a three-story atrium and outdoor courtyard, and installing energy efficient rooftop air conditioning and natural gas fired heating units. Amenities include a concierge service, a cafeteria with indoor and outdoor seating, an underground executive parking garage, a full-service fitness and wellness center, an auditorium, and multiple lounges. Additionally, the 175 Park Avenue Property is LEED Gold certified.

In April 2018, an industry association announced that the 175 Park Avenue Property was the winner of the “TOBY (The Office Building of the Year) Award for Corporate Facility” in the state of New Jersey.

As part of the 2011-2013 repositioning, the 175 Park Avenue Property was designed for multi-tenant use. The layout features a central elevator bank and a lobby leading to segmented office areas with security doors, which provide separation for the sole tenant’s various business units. The 175 Park Avenue Property is accessible via Route 24, I-287, I-78, I-80 and I-280. Additionally, the Madison train station is within walking distance and provides access to New York City, and Newark Liberty International Airport is located less than 20 miles away. The 175 Park Avenue Property features 850 parking spaces.

Major Tenant.

Realogy Operations LLC (“Realogy”) (270,000 SF, 100.0% of NRA, 100.0% of underwritten base rent). Realogy is a wholly owned subsidiary of Realogy Holdings Corporation (“Realogy Holdings”) (NYSE: RLGY) (rated Ba3/BB-/NR by Moody’s/S&P/Fitch). Realogy Holdings is headquartered at the 175 Park Avenue Property and is a global leader in residential real estate services with a focus on real estate brokerage, relocation title and settlement services. Brands and business units under Realogy Holdings Corporation include Better Homes and Gardens Real Estate, CENTURY 21, Coldwell Banker Commercial, The Corcoran Group, and Sotheby’s International Realty, among others. Collectively, the brands operate approximately 14,800 offices with 289,000 independent sales associates conducting business in 116 countries.

As of April 30, 2018, Realogy Holdings had a total market capitalization of $3.3 billion and in 2017 reported total revenues of $6.1 billion (5.2% year over year) and total assets of $7.3 billion. In 2017, Realogy Holdings was involved, either through franchise operations or company-owned brokerages, in approximately 27% of all domestic home sale transactions involving a real estate brokerage firm.

Realogy executed a 17-year lease at the 175 Park Avenue Property, which commenced in January 2013 and expires in December 2029. Realogy received an initial 18-month free rent period, with three months of additional free rent that will take place in year five of the lease (October 2018 – December 2018). All remaining free rent was reserved at origination of the 175 Park Avenue Whole Loan. Current annual base rent is approximately $7.2 million ($26.49 PSF). The lease is structured with approximately 1.6% contractual rent increases every three years, with one, 10-year renewal option at fair market value and includes no termination/contraction options.

In addition to the NNN base rent, Realogy is obligated to pay $1,077,908 per annum ($3.99 PSF) for the remainder of the lease term in part as a result of an amortizing tenant improvement allowance. Realogy’s current annual base rent inclusive of the amortizing tenant improvement allowance is $30.48 PSF. Since taking its space, Realogy has invested an additional $15.0 million to improve its space.

In connection with its lease at the 175 Park Avenue Property, in 2013 Realogy received a $10.7 million grant in corporate business tax credits in connection with its receipt of a Business Retention & Relocation Assistance Grant from the State of New Jersey. Realogy received a $1.5 million sales tax exemption from the State of New Jersey for maintaining its headquarters in New Jersey.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 3 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 63.0% 1.60x 8.9%

The following table presents certain information relating to the lease at the 175 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Realogy Holdings Corporation	NR/B1/BB-	270,000	100.0%	$8,230,208	100.0%	$30.48	12/31/2029(3)
Total/Wtd. Avg.		270,000	100.0%	$8,230,208	100.0%	$30.48

(1)	Information is based on the underwritten rent roll.

(2)	Includes additional rent for amortized TI’s.

(3)	Realogy has one, 10-year renewal option at fair market value and no termination/contraction options.

The following table presents certain information relating to the lease rollover schedule at the 175 Park Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2029 & Beyond(3)	1	270,000	100.0%	100.0%	$30.48	$8,230,208	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	270,000	100.0%		$30.48	$8,230,208	100.00%

(1)	Information is based on the underwritten rent roll.

(2)	Includes additional rent for amortized TI’s.

(3)	Realogy’s lease expires on December 31, 2029 and has one, 10-year renewal option at fair market value and no termination/contraction options.

The Market. The 175 Park Avenue Property is located in the Morristown office submarket of Northern New Jersey. The Morristown office submarket contains an overall inventory of approximately 15.3 million SF Northern New Jersey features one of the most diverse economic bases in the country and is supported by financial services, pharmaceutical, telecommunications, insurance, biotech, and electronics industries. In particular, New Jersey ranks as one of the top states for corporate headquarters by containing one of the largest concentrations of Fortune 500 companies in the United States. Additionally, Morris County was ranked the 10th wealthiest county in the United States as of 2017. In 2017, the population within a five-mile radius of the 175 Park Avenue Property is 133,782 residents, with a median household income of $120,971, which is higher than that of the national median household income at $59,039.

The appraiser identified five comparable office leases executed between 2015 and 2017. The comparable set had leases ranging from $27.50 to $34.49 PSF on an adjusted basis, with an average of $30.50 PSF, which is in line with Realogy’s rent of $30.48 PSF that is inclusive of the amortized TI’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 3 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 63.0% 1.60x 8.9%

The following table presents certain information relating to the directly competitive buildings with respect to the 175 Park Avenue Property:

Comparable Office Buildings
Property Name	Location	Distance from Subject	Net Rentable Area (SF)	Tenant	SF Leased	Rent PSF	Adjusted Rent PSF
175 Park Avenue Property	Madison, NJ	-	270,000(1)	Realogy	270,000(1)	$30.48(2)	$30.48(2)
211 Mount Airy Road	Basking Ridge, NJ	13.1 miles	301,800	Daiichi Sankyo, Inc.	301,800	$27.50	$27.50
150 John F Kennedy Pky	Short Hills, NJ	8.0 miles	247,476	Willis of NJ	25,113	$33.00	$34.49
400 Crossing Blvd	Bridgewater, NJ	22.0 miles	300,000	Norris, McLaughlin & Marcus PA	61,584	$27.50	$28.74
210 Park Avenue	Florham Park, NJ	1.5 miles	55,000	Sherman Wells Sylvester & Stamelman LLP	20,213	$28.00	$33.25
67 Whippany Road	Whippany, NJ	4.4 miles	184,960	MetLife	184,960	$28.50	$28.50
Total/Wtd. Avg.(3)			217,847		118,734	$28.90	$30.50

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Includes additional rent for amortized TI’s.

(3)	Total/Wtd. Avg. excludes the 175 Park Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 175 Park Avenue Property:

Cash Flow Analysis
	2015	2016	2017	2/28/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$7,033,500	$7,033,500	$7,092,900	$7,112,700	$7,152,300	$26.49
Reimbursements	$1,413,016	$1,459,797	$1,451,919	$1,455,978	$1,477,802	$5.47
Other Income(2)	$1,077,908	$1,077,908	$1,077,908	$1,077,912	$1,077,908	$3.99
Less Vacancy(3)	$0	$0	$0	$0	($485,427)	($1.80)
Effective Gross Income	$9,524,424	$9,571,205	$9,622,727	$9,646,590	$9,222,583	$34.16
Total Operating Expenses	$1,615,689	$1,645,281	$1,654,788	$1,533,245	$1,678,193	$6.22
Net Operating Income	$7,908,735	$7,925,924	$7,967,939	$8,113,345	$7,544,391	$27.94
TI/LC	$0	$0	$0	$0	$135,000	$0.50
Capital Expenditures	$0	$0	$0	$0	$54,000	$0.20
Net Cash Flow	$7,908,735	$7,925,924	$7,967,939	$8,113,345	$7,355,391	$27.24

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR(4)	1.73x	1.73x	1.74x	1.77x	1.65x
NCF DSCR(4)	1.73x	1.73x	1.74x	1.77x	1.60x
NOI Debt Yield(4)	9.3%	9.3%	9.4%	9.5%	8.9%
NCF Debt Yield(4)	9.3%	9.3%	9.4%	9.5%	8.7%

(1)	UW Gross Potential Rent is based on the Realogy NNN base rent.

(2)	Realogy is obligated to pay $1,077,908 per annum ($3.99 PSF) for the remainder of the 17-year lease term in part as a result of an amortizing tenant improvement allowance. According to the 175 Park Avenue Borrower, this structure was requested by Realogy for tax and financial purposes in order to qualify for a New Jersey tax exemption and grant.

(3)	U/W vacancy represents 5.0% of gross income is underwritten to 5.0%. The 175 Park Avenue Property is currently 100.0% occupied by Realogy on a long-term lease, which expires in 2029.

(4)	Debt service coverage ratios and debt yields are based on the 175 Park Avenue Whole Loan.

Escrows and Reserves. At origination, the 175 Park Avenue Borrower deposited (i) $115,000 into a tax reserve account, (ii) $6,133 into an immediate repairs reserve account, which represents 110% of the engineer’s maintenance and repairs estimate, (iii) $1,788,075 into a rent abatement reserve account equal to three months of base rent, (iv) $162,000 into a capital expenditure reserve account and (v) $675,000 into a rollover reserve account.

On a monthly basis, the 175 Park Avenue Borrower is required to deposit (i) 1/12 of the required annual taxes, which currently equates to $115,000, (ii) 1/12 of annual insurance if, among other things, (a) an event of default occurs under the 175 Park Avenue Whole Loan or (b) an acceptable blanket insurance policy is no longer in place, (iii) $11,250 into a TI/LC reserve account if, among other things, (x) the reserve balance is less than $675,000, (y) the debt service coverage ratio is less than 1.15x or (z) occupancy is less than 85.0%, subject to a cap of $675,000 and (iv) $4,500 into a capital expenditure if the reserve balance is less than $162,000, subject to a cap of $162,000.

Lockbox and Cash Management. The 175 Park Avenue Whole Loan is structured with a hard lockbox and in place cash management. A full excess cash sweep (a “Cash Trap Period”) will commence upon (i) an event of default, (ii) the date that is 12 months prior to the stated maturity date of the 175 Park Avenue Whole Loan, (iii) the failure by the 175 Park Avenue Borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.20x until the debt service coverage ratio is at least 1.25x for two consecutive quarters, (iv) the occurrence of a Realogy Cash Trap Period (as defined below), or (v) the date on which Realogy’s senior unsecured debt rating is downgraded below B-3 as rated by Moody’s or Realogy no longer being rated by Moody’s. A Cash Trap Period will continue until, in the case of clause (i) above, the cure of such event of default, in the case of clause (ii) above, the 175 Park Avenue Borrower has entered into one or more leases with acceptable replacement tenants that produces a debt service coverage ratio of 1.25x or greater (which lease is for a term extending at least five years beyond the stated maturity date of the 175 Park Avenue Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 3 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 63.0% 1.60x 8.9%

Loan), in the case of clause (iii) above, the debt service coverage ratio is at least 1.25x for a period of two consecutive calendar quarters (or the 175 Park Avenue Borrower posts an acceptable letter of credit in form and substance reasonably acceptable to the lender and from a financial institution approved by the lender with the lender in such an amount that would have otherwise been necessary to reduce the outstanding principal amount of the 175 Park Avenue Whole Loan to achieve a debt service coverage ratio of 1.25x), in the case of clause (iv) above, a Realogy Cash Trap Period Cure (as defined below), and in the case of clause (v) above, the date the senior unsecured credit rating of Realogy is equal to or greater than B-2 as rated by Moody’s or the date upon which the 24th consecutive monthly deposit of excess cash is made into the Realogy downgrade reserve account.

A “Realogy Cash Trap Period” will commence upon the earlier of (a) the date upon which Realogy discontinues its business or delivers written notice to the 175 Park Avenue Borrower of its intent to discontinue business at its demised premises or otherwise “goes dark”, (b) the date that the Realogy lease is surrendered, cancelled or terminated or the receipt by the 175 Park Avenue Borrower or the property manager of written notice from Realogy of its intent to surrender, cancel or terminate its lease, (c) the date upon which Realogy commits a monetary or material non-monetary default under its lease or bankruptcy action, or (d) (A) December 2028 (12 months prior to the Realogy lease expiration date) if Realogy has not renewed or extended its lease on or prior to such date or (B) the date upon which Realogy gives notice of its intention not to exercise any of its remaining renewal options. A Realogy Cash Trap Period will continue until (i) in the case of clauses (a) through (d) above, the 175 Park Avenue Borrower has entered into one or more leases with acceptable replacement tenants that produces a debt service coverage ratio of 1.25x or greater (which lease is for a term extending at least five years beyond the stated maturity date of the 175 Park Avenue Whole Loan), (ii) in the case of clause (a) above, the date Realogy resumes conducting its operation in its space for a period of three consecutive months (iii) in the case of respect to clause (c) above, the date upon which there is no monetary or material non-monetary default under the Realogy lease for a period of three months, or (iv) in the case of clause (d) above, the 175 Park Avenue Borrower has renewed or extended the Realogy lease for a net effective rental rate of not less than the net effective rental rate for the Realogy lease as of the date hereof for a term expiring not earlier than five years after the stated maturity date of the 175 Park Avenue Whole Loan, or otherwise reasonably acceptable to the lender (each of clauses (i) through (iv) above, a “Realogy Cash Trap Period Cure”).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. In connection with an approved transfer and assumption of the 175 Park Avenue Whole Loan, the 175 Park Avenue Borrower is permitted to obtain preferred equity, provided that, among other things, when the equity amount is combined with the balance of the 175 Park Avenue Whole Loan, (i) the combined loan-to-value is less than or equal to 75.0%, (ii) the combined net cash flow debt service coverage ratio inclusive of the annual debt service for the (x) 175 Park Avenue Whole Loan and (y) the maximum amount of payments due under the preferred equity investment in the next 12 months, is greater than or equal to 1.30x.

Letter of Credit. In connection with its lease, Realogy provided the 175 Park Avenue Borrower with an irrevocable $25.0 million standby letter of credit issued by JPMorgan Chase Bank, N.A. (rated A+/A3/A- by Fitch/Moody’s/S&P) as additional security for the 175 Park Avenue Whole Loan. The 175 Park Avenue Borrower granted the lender a security interest in the letter of credit. Subject to certain requirements set forth in the 175 Park Avenue Whole Loan documents and the Realogy lease, upon an event of default by Realogy under the lease, lender may draw upon the letter of credit as follows: (i) to $23.0 million at any time until December 31, 2018, (ii) to $17.5 million at any time after January 1, 2019, (iii) to $11.0 million at any time after January 1, 2023 and (iv) to $4.0 million at any time after January 1, 2026. However, provided no event of default has occurred and Realogy Corporation, the guarantor of the lease, has maintained a corporate credit rating of at least “BB” or equivalent as published by S&P or Moody’s at all times in the preceding 12 months, the security may be reduced to an amount equal to three months of base rent.

Terrorism Insurance. The 175 Park Avenue Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the 175 Park Avenue Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5073, 5075 & 5085 South Syracuse Street Denver, CO 80237	Collateral Asset Summary – Loan 4 Re/Max Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,550,000 56.5% 1.99x 10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5073, 5075 & 5085 South Syracuse Street Denver, CO 80237	Collateral Asset Summary – Loan 4 Re/Max Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,550,000 56.5% 1.99x 10.1%

Re/Max Plaza
5073, 5075 & 5085 South Syracuse Street
Denver, CO 80237
DENVER
DENVER COUNTY
AURORA
ARAPAHOE COUNTY
DOUGLAS COUNTY
Englewood
Cherry Hills Village
Greenwood Village
Cherry Creek
Centennial
Highlands Ranch
Lone Tree
Parker
Dove Valley
Glendale
Washington Park
Cherry Creek State Park
Cherry Creek Lake
DENVER TECH CENTER
Centennial Airport
Denver Intl. Airport 15 miles
Downtown Denver 5 miles
University of Denver
Hampden Ave
Belleview Ave
Orchard Rd
Arapahoe Rd
Dry Creek Rd
Yale Ave
Evans Ave
Alameda Ave
Mississippi Ave
Jewell Ave
Iliff Ave
Quincy Ave
RTD LIGHT RAIL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5073, 5075 & 5085 South Syracuse Street Denver, CO 80237	Collateral Asset Summary – Loan 4 Re/Max Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,550,000 56.5% 1.99x 10.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Denver, CO 80237
				General Property Type:	Office
Original Balance(1):	$35,550,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$35,550,000			Title Vesting(3):	Fee
% of Initial Pool Balance:	4.9%			Year Built/Renovated:	2006/N/A
Loan Purpose:	Acquisition			Size(4):	242,497 SF
Borrower Sponsor:	Jack Kim			Cut-off Date Balance per SF(1)(4):	$270
Mortgage Rate:	4.6810%			Maturity Date Balance per SF(1)(4):	$270
Note Date:	3/15/2018			Property Manager:	KORE Management, LLC
First Payment Date:	5/6/2018				(borrower-related)
Maturity Date:	4/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$6,606,092
Seasoning:	1 month			UW NOI Debt Yield(1):	10.1%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.99x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$7,188,953 (8/31/2017 TTM)
Additional Debt Balance(1):	$30,000,000			2nd Most Recent NOI:	$7,035,371 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,874,800 (12/31/2015)
Reserves(2)				Most Recent Occupancy:	100.0% (5/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$116,000,000 (10/17/2017)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	56.5%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$65,550,000	58.5%	Purchase Price:	$111,086,075	99.1%
Borrower Equity:	$46,571,638	41.5%	Closing Costs:	$1,035,563	0.9%
Total Sources:	$112,121,638	100.0%	Total Uses:	$112,121,638	100.0%

(1)	The Re/Max Plaza Mortgage Loan (as defined below) is part of the Re/Max Plaza Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $65,550,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Re/Max Plaza Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See “Ground Lease” below for further discussion of title vesting.

(4)	The Size, Cut-off Date Balance per SF and Maturity Date Balance per SF do not include or take into account, as applicable, the parking garage that includes 759 spaces.

The Mortgage Loan. The fourth largest mortgage loan (the “Re/Max Plaza Mortgage Loan”) is part of a whole loan (the “Re/Max Plaza Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $65,550,000. The Re/Max Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 242,497 SF office complex located in Denver, Colorado (the “Re/Max Plaza Property”). The controlling Promissory Note A-1, with an original principal balance of $35,550,000, represents the Re/Max Plaza Mortgage Loan and will be included in the UBS 2018-C10 Trust. The non-controlling Promissory Notes A-2 and A-3 are expected to be contributed to the WFCM 2018-C44 Trust. The Re/Max Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C10 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Re/Max Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$35,550,000	$35,550,000	UBS 2018-C10	Yes
Note A-2	$25,000,000	$25,000,000	WFCM 2018-C44(1)	No
Note A-3	$5,000,000	$5,000,000	WFCM 2018-C44(1)	No
Total	$65,550,000	$65,550,000

(1)	Promissory Notes A-2 and A-3 are currently held by Ladder Capital Finance LLC and are expected to be contributed to the WFCM 2018-C44 Trust, which is expected to close on or about May 17, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5073, 5075 & 5085 South Syracuse Street Denver, CO 80237	Collateral Asset Summary – Loan 4 Re/Max Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,550,000 56.5% 1.99x 10.1%

The Borrower and the Borrower Sponsor. The borrower is KORE 5075 Syracuse, LLC (the “Re/Max Plaza Borrower”) a single purpose Delaware limited liability company with two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the Re/Max Plaza Whole Loan. Jack Kim is the borrower sponsor and guarantor of certain nonrecourse carveouts under the Re/Max Plaza Whole Loan.

Jack Kim is the founder of KORE Investments, LLC (“KORE”). KORE is a Denver based private full-service real estate company, specializing in acquisitions, development, asset management, and property management for office, industrial, retail and multifamily properties. KORE provides a return to its investors through below market acquisitions, active on-site local management, asset appreciation and cash flow distributions. KORE’s investment opportunities are provided to accredited investors, family offices and institutions seeking investments focused mainly on real estate. Since inception in 2002, KORE and its JV partners have held interests in over $250 million of real estate totaling over 400 multifamily units, 910,000 SF in office, retail and industrial properties as well as over 100 acres of vacant land. KORE’s portfolio is primarily made up of assets in the Denver metropolitan area with other holdings in Ohio, Illinois, California, North Carolina, and South Carolina.

The Property. The Re/Max Plaza Property was built to suit for Re/Max International, Inc. (“Re/Max”) in 2006 and as of May 1, 2018 was 100.0% leased to Re/Max on a triple-net basis through April 2028 with two, 10-year renewal options remaining and no termination options. The Re/Max Plaza Property is comprised of a Class A office building, two smaller single-story retail buildings totaling 14,500 SF, a three-story parking garage with 759 structured spots and 67 surface parking spots. The Re/Max Plaza Property has a total of 826 parking spaces resulting in a parking ratio of 3.41 spaces per 1,000 SF of rentable area. Re/Max utilizes the office building as its global headquarters and the two single-story retail buildings are subleased to Shanahan’s Steakhouse and Snooze. Re/Max is a global real estate franchisor with over 115,000 real estate agents in over 100 countries and territories. The global real estate network is based on franchisee-owned and -operated offices. Re/Max specializes in providing advice regarding home buying and selling through its network of agents.

The Re/Max Plaza Property is located at the northwest corner of E. Belleview Avenue and S. Syracuse Street in Denver, Colorado with access to I-25 and I-225. I-25 and I-225 provide the Re/Max Plaza Property access to the rest of Colorado, including other portions of Denver and the cities of Fort Collins and Colorado Springs. I-225 is a partial beltway that connects I-25 to I-70 through the city of Aurora. The Re/Max Plaza Property has access to public transportation through the Regional Transportation District (“RTD”) located 10.1 miles from the Re/Max Plaza Property. The RTD operates a bus and a light rail system throughout the Denver metro area. The Re/Max Plaza Property is located approximately 0.2 miles from the Belleview light rail system which provides transportation to 35 stations on five lines and serves approximately 60,000 passengers daily. The current light rail system reaches major metropolitan areas including downtown, South Denver and the University of Denver. The E and F trains connect the I-25 corridor to Union Station and the Denver central business district. The Re/Max Plaza Property is located 12 miles from the Denver central business district and approximately 25.0 miles from the Denver International Airport.

The following table presents certain information relating to the lease at the Re/Max Plaza Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Re/Max International, Inc(3)	NR/Ba3/BB	242,497	100.0%	$7,168,846	100.0%	$29.56	4/30/2028(4)
Subtotal/Wtd. Avg.		242,497	100.0%	$7,168,846	100.0%	$29.56
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		242,497	100.0%	$7,168,846	100.0%	$29.56

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF each reflects a mark-to-market rent adjustment of $2.72 PSF. The appraisal considered the in-place base rent of $32.28 PSF above market.

(3)	Re/Max subleases 10,500 SF to Shanahan’s Steakhouse for $535,946 ($51.04 PSF) per year in base rent pursuant to a sublease that expires April 15, 2020. Re/Max subleases 4,033 SF to Snooze for $151,238 ($37.50 PSF) per year in base rent pursuant to a sublease that expires in April 30, 2028. Re/Max subleases 6,783 SF to Kinross Gold for $288,104 ($42.47 PSF) per year in base rent pursuant to a sublease that expires in December 31, 2024. There is a termination option for the Kinross Gold sublease as of January 1, 2021. Re/Max subleases 21,730 SF to Icon Group for $391,140 ($18.00 PSF) per year in base rent pursuant to a sublease that expires in January 31, 2025.

(4)	Re/Max has two, 10-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5073, 5075 & 5085 South Syracuse Street Denver, CO 80237	Collateral Asset Summary – Loan 4 Re/Max Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,550,000 56.5% 1.99x 10.1%

The following table presents certain information relating to the lease rollover schedule at the Re/Max Plaza Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	1	242,497	100.0%	100.0%	$29.56	$7,168,846	100.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	242,497	100.0%		$29.56	$7,168,846	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	U/W Base Rent PSF and Total U/W Base Rent each reflects a mark-to-market rent adjustment of $2.72 PSF. The appraisal considered the in-place base rent of $32.28 PSF above market.

The Market. The Re/Max Plaza Property is located in the Denver metropolitan statistical area (“MSA”). The Denver MSA had an estimated population of 2,897,681 as of 2017, which represents an average annual increase of 1.9% since 2010. According to the appraisal, between 2006 and 2017, employment increased by 214,100 jobs, which was an approximately 17.3% increase over the period, while the state of Colorado saw an approximately 13.1% increase in employment over the same period.

The Re/Max Plaza Property is located in the Southeast Denver submarket, within the Denver metro area. According to the appraisal, the Southeast Denver submarket reported a vacancy of 14.6% and a market rental rate for Class A office space of $26.74 PSF. The Re/Max Plaza Property is currently 100.0% occupied and the appraiser’s market rent conclusion for the office space was $26.50 PSF, $40.00 PSF for the retail space and $2.25 PSF for the parking space, which blend to the underwritten base rent of $29.56 PSF factoring in the underwritten mark-to-market rent adjustment. According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Re/Max Plaza Property was 16,122, 103,625 and 318,788, respectively, and the 2017 estimated average household income within the same one-, three- and five-mile radius was $67,959, $72,915 and $66,145, respectively.

The following table presents recent leasing data at competitive office buildings with respect to the Re/Max Plaza Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Re/Max Plaza 5073, 5075, 5085 S. Syracuse St. Denver, CO	2006	242,497(1)	Re/Max(1)	242,497(1)	April 2010(1)	18.0(1)	$29.56(1)(2)	NNN
One Belleview Station 7001 E. Belleview Ave. Denver, CO	2015	315,000	Western Union	249,552	January 2019	12.7	$24.50	Net
One DTC West 4949 Niagara St. Greenwood Village, CO	2017	72,000	Kentwood	20,665	September 2017	12.3	$25.00	Net
Granite Place at Village 6165 S. Willow Dr. Greenwood Village, CO	2017	299,702	Charter	256,844	September 2017	12.0	$23.45	Net
Granite Place at Village 6165 S. Willow Dr. Greenwood Village, CO	2017	299,702	CSG	42,174	October 2017	10.0	$23.40	Net
CoBank Center 6340 S. Fiddlers Green Cir. Greenwood Village, CO	2015	274,287	CoBank	274,287	November 2015	15.0	$22.00	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	The current UW Rent PSF for the Re/Max Plaza Property is $29.56 PSF, which reflects a mark-to-market rent adjustment of $2.72 PSF. The appraisal considered the in-place base rent of $32.28 PSF above market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5073, 5075 & 5085 South Syracuse Street Denver, CO 80237	Collateral Asset Summary – Loan 4 Re/Max Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,550,000 56.5% 1.99x 10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Re/Max Plaza Property:

Cash Flow Analysis
	2014(1)	2015	2016	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent	N/A	$7,094,757	$7,307,600	$7,453,036	$7,827,803	$32.28
Total Recoveries	N/A	$0	$0	$0	$0	$0.00
Mark-to-Market(2)	N/A	$0	$0	$0	($658,957)	($2.72)
Less Vacancy & Credit Loss(3)	N/A	$0	$0	$0	($358,442)	($1.48)
Effective Gross Income	N/A	$7,094,757	$7,307,600	$7,453,036	$6,810,404	$28.08
Total Operating Expenses	N/A	$219,957	$272,229	$264,083	$204,312	$0.84
Net Operating Income	N/A	$6,874,800	$7,035,371	$7,188,953	$6,606,092	$27.24
Capital Expenditures	N/A	$0	$0	$0	$36,375	$0.15
TI/LC	N/A	$0	$0	$0	$364,660	$1.50
Net Cash Flow	N/A	$6,874,800	$7,035,371	$7,188,953	$6,205,057	$25.59

Occupancy %(3)	N/A	100.0%	100.0%	100.0%	95.0%
NOI DSCR (P&I)(4)	N/A	2.21x	2.26x	2.31x	2.12x
NCF DSCR (P&I)(4)	N/A	2.21x	2.26x	2.31x	1.99x
NOI Debt Yield(4)	N/A	10.5%	10.7%	11.0%	10.1%
NCF Debt Yield(4)	N/A	10.5%	10.7%	11.0%	9.5%

(1)	Historical figures are unavailable because the Re/Max Plaza Property is triple- net leased to a single tenant.

(2)	A mark-to-market rent adjustment of $2.72 PSF was taken based on the appraisal’s market rent conclusion. The appraisal considered the base rent above market.

(3)	UW Occupancy % is based on underwritten economic vacancy of 5.0%. The Re/Max Plaza Property was 100.0% leased as of May 1, 2018.

(4)	The debt service coverage ratios and debt yields are based on the Re/Max Plaza Whole Loan.

Escrows and Reserves. The Re/Max Plaza Borrower is required to reserve monthly 1/12 of the real estate taxes that the lender estimates will be payable during the following twelve months; provided, however, that such obligation will be suspended so long as: (i) no event of default is continuing; (ii) the Re/Max lease is in full force and effect and Re/Max is obligated under the Re/Max lease to pay taxes directly; and (iii) the Re/Max Plaza Borrower provides evidence that taxes have been paid at least three days prior to the delinquency date. In addition, the Re/Max Plaza Borrower is required to reserve monthly for insurance premiums; provided, however, that such obligation will be suspended so long as: (i) no event of default is continuing; (ii) the Re/Max lease is in full force and effect and Re/Max is obligated under the Re/Max lease to pay insurance premiums directly and maintain insurance coverage that satisfies the requirements of the Re/Max Plaza Whole Loan documents; and (iii) the Re/Max Plaza Borrower delivers to the lender at least ten days prior to the scheduled expiration date thereof evidence that Re/Max has paid the applicable insurance premiums and is maintaining the insurance coverages required under the Re/Max lease and the Re/Max Plaza Whole Loan documents. During the continuance of a Cash Sweep Event Period (as defined below), the Re/Max Plaza Borrower is required to reserve monthly for replacement reserves (initially $3,038). Beginning on the monthly payment date occurring in May 2023, the Re/Max Plaza Borrower is also required to reserve monthly for TI/LC reserves (initially $30,388).

Lockbox and Cash Management. A hard lockbox and upfront cash management is in place with respect to the Re/Max Plaza Mortgage Loan. Provided no Cash Sweep Event Period exists, all excess cash flow in the Re/Max Plaza Whole Loan Lockbox after payment of all sums due and payable under the Re/Max Plaza Whole Loan documents will be remitted to the Re/Max Plaza Borrower. During a Cash Sweep Event Period, all excess cash flow in the Re/Max Plaza Whole Loan Lockbox after payment of all sums due and payable under the Re/Max Plaza Whole Loan documents will be retained by the lender as additional collateral.

A “Cash Sweep Event Period” will commence upon the earlier of: (i) an event of default under the Re/Max Plaza Whole Loan documents, (ii) an event of default under the management agreement; (iii) the debt service coverage ratio for the Re/Max Plaza Property falling below 1.90x; or (iv) the occurrence of a Cash Sweep Significant Trigger Event (as defined below). A Cash Sweep Event Period will end: with regard to clause (i), on the date on which a cure of the event of default under the Re/Max Plaza Whole Loan documents which gave rise to such Cash Sweep Event Period is accepted by the lender in its sole and absolute discretion; with regard to clause (ii), on (a) the date on which the event of default under the management agreement has been cured to the lender’s reasonable satisfaction, or (b) the date on which the Re/Max Plaza Borrower has entered into a replacement management agreement with a qualified manager in accordance with the terms of the Re/Max Plaza Whole Loan documents; with regard to clause (iii), upon the net cash flow debt service coverage ratio being at least 2.00x for two consecutive calendar quarters; and with regard to clause (iv), upon the occurrence of a Cash Sweep Significant Trigger Event Cure (as defined below).

A “Cash Sweep Significant Trigger Event” means: (a) Re/Max vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark”, (b) Re/Max gives notice in writing that it intends to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark”, (c) Re/Max (or such tenant’s parent) becomes insolvent or files for bankruptcy; and/or (d) the earlier to occur of (x) the first date the Re/Max lease is in the last twelve months of its stated term or (y) May 6, 2027, unless, in connection with either clause (x) or (y), Re/Max has renewed the Re/Max lease or entered into a new lease, in each case subject to and in compliance with the terms and conditions of the Re/Max Plaza Whole Loan agreement, in each case for substantially all of its demised premises. A “Cash Sweep Significant Trigger Event Cure” means: with regard to clause (a), Re/Max or a replacement tenant acceptable to the lender for substantially all of the premises demised pursuant to the Re/Max lease has (1) reopened for business and conducted normal business operations at substantially all of its demised premises and (2) paid full, unabated rent under its lease, for two consecutive calendar quarters, and the Re/Max Plaza Borrower has delivered to the lender an estoppel certificate from Re/Max or the replacement tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect; with regard to clause (b), Re/Max has (1) irrevocably revoked or rescinded any such notice and (2) been open for business and conducted normal business operations at substantially all of its demised premises and paid full, unabated rent under its lease, for two consecutive calendar

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5073, 5075 & 5085 South Syracuse Street Denver, CO 80237	Collateral Asset Summary – Loan 4 Re/Max Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,550,000 56.5% 1.99x 10.1%

quarters following such revocation or rescission, and the Re/Max Plaza Borrower has delivered to the lender an estoppel certificate from Re/Max; with regard to clause (c), Re/Max or its parent company, as the case may be, becomes solvent to the lender’s satisfaction for two consecutive calendar quarters or is no longer a debtor in any bankruptcy action and has affirmed the Re/Max lease pursuant to a final non-appealable order of a court of competent jurisdiction; and with regard to clause (d), Re/Max has (1) renewed the Re/Max lease in accordance with its terms or entered into a new lease for substantially all of its demised premises and (2) paid full, unabated rent for two consecutive calendar quarters under its lease (unless the Re/Max Plaza Borrower has deposited with the lender an amount equal to the full amount of any free or abated rent under any such replacement lease), and the Re/Max Plaza Borrower has delivered to the lender an estoppel certificate from Re/Max.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. The Re/Max Plaza Mortgage Loan is generally secured by a mortgage on the fee interest in the Re/Max Plaza Property. However, there is a ground lease in place at the Re/Max Plaza Property that covers a small portion of the sidewalk and water feature of the Re/Max Plaza Property. The lease is between Goldsmith Metropolitan District, which is a quasi-municipal corporation and political subdivision of the State of Colorado, as ground lessor, and the Re/Max Plaza Borrower, as ground lessee. The lease commenced on September 12, 2008 and has a 99-year term through September 11, 2107. The ground lease is triple net with a base rent of $1,200/year. Re/Max is responsible for all rent and additional rent under the ground lease. There have been no known expenses, including taxes, associated with the ground leased parcel. The ground lease lacks certain customary mortgagee protection provisions. However, there are no improvements built on the ground leased parcel and no improvements are necessary for the Re/Max Plaza Property to satisfy zoning and insurance requirements.

Terrorism Insurance. The Re/Max Plaza Whole Loan documents require that the “all risk” insurance policies required to be maintained by the Re/Max Plaza Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Re/Max Plaza Property, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a twelve-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various, NY	Collateral Asset Summary – Loan No. 5 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 54.6% 2.07x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NY	Collateral Asset Summary – Loan No. 5 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 54.6% 2.07x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NY	Collateral Asset Summary – Loan No. 5 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 54.6% 2.07x 11.1%

Premier Rochester Office Portfolio
1 370 Woodcliff Drive Fairport, NY
2 290 Woodcliff Drive Fairport, NY
3 295 Woodcliff Drive Fairport, NY
4 255 Woodcliff Drive Fairport, NY
5 345 Woodcliff Drive Fairport, NY
6 1000 Pittsford Victor Rd Pittsford, NY
7 375 Woodcliff Drive Fairport, NY
8 1200 Pittsford Victor Rd Pittsford, NY
Irondequoit
Downtown
ROCHESTER
Penfield
East Rochester
Brighton
Pittsford
Fairport
Indian Hill
Henrietta
MONROE COUNTY
Mendon
Fishers
Victor
ONTARIO COUNTY
Lucien Morin Park
Ellison Park
Cobbs Hill Park
Highland Park
Powder Mills Park
Mendon Ponds Park
Penfield Country Club
Shadow Pines Country Club
Shadow Lake Golf Course
Midvale Country Club
Country Club of Rochester
Oak Hill Country Club
Locust Hill Country Club
Cobblestone Creek Country Club
Mendon Golf Club
Victor Hills Golf Club
Woodcliff Hotel and Spa
Horizon Hill Conservation Area
Casa Larga Vineyards
Eastview Mall
Greater Rochester Intl. Airport 3 miles
Buffalo 68 miles
Syracuse 70 miles
New York State Thruway
NY State Thruway
AMTRAK
Erie Canal
ONTARIO
Lake Ontario
TORONTO
MISSISSAUGA
BUFFALO
ROCHESTER
SYRACUSE
Lake Erie
NEW YORK
PENNSYLVANIA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NY	Collateral Asset Summary – Loan No. 5 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 54.6% 2.07x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Office
Original Balance(1):	$30,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.1%			Year Built/Renovated:	Various/N/A
Loan Purpose:	Refinance			Size:	610,377 SF
Borrower Sponsor:	Cyrus Sakhai			Cut-off Date Balance per SF(1):	$88
Mortgage Rate:	4.8938%			Maturity Date Balance per SF(1):	$88
Note Date:	4/12/2018			Property Manager:	SR Upstate Managers, LLC (borrower-related)
First Payment Date:	6/6/2018
Maturity Date:	5/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$6,008,080
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield(1):	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.1%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.07x
Additional Debt Balance(1)(3):	$24,000,000			Most Recent NOI:	$5,878,129 (1/31/2018 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine; Preferred Equity)			2nd Most Recent NOI:	$5,851,287 (12/31/2017)
Reserves(4)				3rd Most Recent NOI:	$4,977,944 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	76.1% (3/1/2018)
RE Tax:	$658,058	$99,706	N/A	2nd Most Recent Occupancy:	78.0% (12/31/2017)
Insurance:	$88,746	$9,244	N/A	3rd Most Recent Occupancy:	75.0% (12/31/2016)
Replacements:	$0	$10,173	N/A	Appraised Value (as of):	$98,900,000 (3/23/2018)
TI/LC:	$0	$50,865	N/A	Cut-off Date LTV Ratio(1):	54.6%
Unfunded Tenant Obligations:	$723,546	$0	N/A	Maturity Date LTV Ratio(1):	54.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$54,000,000	94.4%	Loan Payoff:	$55,011,216	96.2%
Borrower Equity:	$3,200,005	5.6%	Reserves:	$1,470,351	2.6%
			Closing Costs:	$718,438	1.3%
Total Sources:	$57,200,005	100.0%	Total Uses:	$57,200,005	100.0%

(1)	The Premier Rochester Office Portfolio Mortgage Loan (as defined below) is part of the Premier Rochester Office Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Premier Rochester Office Portfolio Whole Loan.

(2)	Prior to the open prepayment date of November 6, 2027, the Premier Rochester Office Portfolio Whole Loan can be defeased after the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Premier Rochester Office Portfolio Whole Loan promissory note (the “Permitted Release Date”). Partial Release is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Premier Rochester Office Portfolio Mortgage Loan”) is part of a whole loan (the “Premier Rochester Office Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Premier Rochester Office Portfolio Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in eight Class A suburban office buildings totaling 610,377 SF located in the Rochester, New York suburbs of Fairport and Pittsford, New York (collectively, the “Premier Rochester Office Portfolio Properties”).

Promissory Notes A-1 and A-3, with an aggregate original principal balance of $30,000,000, collectively represent the Premier Rochester Office Portfolio Mortgage Loan, and will be included in the UBS 2018-C10 Trust. The Premier Rochester Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C10 Trust. The below table summarizes the remaining promissory note, which is currently held by UBS AG and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NY	Collateral Asset Summary – Loan No. 5 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 54.6% 2.07x 11.1%

Premier Rochester Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C10	Yes
Note A-2	$14,000,000	$14,000,000	UBS AG	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C10	No
Note A-4	$10,000,000	$10,000,000	UBS AG	No
Total	$54,000,000	$54,000,000

The proceeds of the Premier Rochester Office Portfolio Whole Loan, along with approximately $3.2 million of borrower sponsor equity, were used to refinance the Premier Rochester Office Portfolio Properties, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is ROC Office, LLC (the “Premier Rochester Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. The guarantor and borrower sponsor of the Premier Rochester Office Portfolio Whole Loan is Cyrus Sakhai, co-founder and principal of Sovereign Partners. Sovereign Partners is a real estate investment firm that specializes in the acquisition of assets throughout the United States with interests in over six million SF of property. The Premier Rochester Office Portfolio Borrower is indirectly owned by outside investors (90.0%), the borrower sponsor (4.5%), and Daryosh Sakhai (4.5%). A non-consolidation opinion has been delivered in connection with the origination of the Premier Rochester Office Portfolio Whole Loan.

The Properties. The Premier Rochester Office Portfolio Properties are comprised of six Class A office buildings located in Fairport, New York (collectively, the “Woodcliff Properties”) totaling 518,119 SF and two Class A office buildings located in Pittsford, New York (collectively, the “Pittsford Properties”) totaling 92,258 SF. As of March 1, 2018, the Premier Rochester Office Portfolio Properties were 76.1% occupied by 44 tenants. Twelve tenants, comprising approximately 17.5% of NRA and 23.5% of underwritten base rent, are investment grade tenants including Microsoft Corp (Fitch/Moody’s/S&P: AA+/Aaa/AAA), Siemens Corporation (Fitch/Moody’s/S&P: A/A1/A+), Prudential Insurance Company (Fitch/Moody’s/S&P: A/Baa1/A), New York Life Insurance (Fitch/Moody’s/S&P: AA+/Aaa/AA+) and Wells Fargo Advisors LLC (Fitch/Moody’s/S&P: A+/A2/A-). Since its acquisition of the Premier Rochester Office Portfolio Properties, the borrower sponsor has invested approximately $5.0 million in capital expenditures ($8.13 PSF).

Situated on a 53.7-acre site, the Woodcliff Properties were originally built between 1987 and 2002. Amenities at the Woodcliff Properties include common conference rooms, a cafeteria, a fitness center, and 1,812 surface parking spaces (approximately 3.5 spaces per 1,000 SF). In addition, there is a separately owned on-site five-star hotel featuring a spa, full service restaurant, and executive golf course. The Woodcliff Properties are located in the Route 96 Office Corridor with access to I-490 as well as I-90 (New York State Thruway). The Woodcliff Properties are just north of the Eastview Mall, an approximately 1.0 million SF super-regional mall anchored by Lord & Taylor, Macy’s, Von Maur, JCPenney and Sears. Eastview Mall includes tenants such as Regal Cinema, Apple, Brooks Brothers, Pottery Barn, Williams Sonoma, Abercrombie & Fitch, Ann Taylor and Michael Kors. Restaurants at the Eastview Mall include P.F. Chang’s China Bistro, Champps Americana and Bonefish Grill. According to a third party market research report, Eastview Mall’s sales average $455 PSF. In addition, numerous retailers, restaurants, hotels, and banks, including Home Depot, Target, Best Buy, BJ’s Wholesale Club, and Dick’s Sporting Goods surround the Woodcliff Properties.

Approximately 1.5 miles southeast of the Woodcliff Properties, the Pittsford Properties are situated on a 7.9-acre site. The 1000 Pittsford Victor Rd property is a two-story building constructed in 1986 and consists of 73,358 SF of Class A office space and a parking lot with 267 surface parking spaces. As of March 1, 2018, the 1000 Pittsford Victor Rd property was 69.6% leased to 15 tenants. The 1200 Pittsford Victor Rd property is a single story building constructed in 2004 and consists of 18,900 SF of Class A office space and a parking lot with 92 surface parking spaces. As of March 1, 2018, the 1200 Pittsford Victor Rd property was 67.7% leased to Wells Fargo Advisors, LLC.

Portfolio Summary
Property Name	Location	Property NRA (SF)(1)	Approximate % of Total SF	Year Built	Allocated Cut-Off Date Loan Amount(2)	Appraised Value	LTV
290 Woodcliff Drive	Fairport, NY	96,070	15.7%	1991	$13,600,000	$17,700,000	76.8%
255 Woodcliff Drive	Fairport, NY	76,968	12.6%	1998	$9,100,000	$12,200,000	74.6%
370 Woodcliff Drive	Fairport, NY	120,147	19.7%	2002	$7,500,000	$18,800,000	39.9%
375 Woodcliff Drive	Fairport, NY	64,446	10.6%	1996	$7,200,000	$11,300,000	63.7%
295 Woodcliff Drive	Fairport, NY	85,682	14.0%	1989	$5,200,000	$14,100,000	36.9%
345 Woodcliff Drive	Fairport, NY	74,806	12.3%	1987	$5,000,000	$12,000,000	41.7%
1000 Pittsford Victor Rd	Pittsford, NY	73,358	12.0%	1986	$4,400,000	$10,100,000	43.6%
1200 Pittsford Victor Rd	Pittsford, NY	18,900	3.1%	2004	$2,000,000	$2,700,000	74.1%
Total/Wtd. Avg.		610,377	100.0%		$54,000,000	$98,900,000	54.6%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Cut-off Date Loan Amount is based on the Premier Rochester Office Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NY	Collateral Asset Summary – Loan No. 5 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 54.6% 2.07x 11.1%

Major Tenants.

Manning & Napier (126,254 SF, 20.7% of NRA, 27.9% of underwritten base rent). Manning & Napier, an independent financial services company, offers equity, fixed income, and blended asset portfolios of collective investment trust funds, mutual funds, and separately managed accounts. With more than $53 billion in assets under management, Manning & Napier services high-net-worth individuals and large institutions, including corporations, endowments, 401(k) plans, pension plans, Taft-Harley plans, and foundations. Manning & Napier is headquartered in Rochester, New York, occupying the entire 290 Woodcliff Drive property (96,070 SF) and 30,184 SF of the 295 Woodcliff Drive property and has been in occupancy since its original lease commencement date of June 13, 2005. Manning & Napier recently extended its lease term through January 31, 2028 at an UW base rental rate of $20.50 PSF modified gross and has two, five-year renewal options remaining. Manning & Napier may elect to surrender 10,000 SF of its space during each of the following three periods (30,000 SF total): (i) through January 31, 2019, (ii) November 1, 2021 through January 31, 2022, and (iii) November 1, 2024 through January 31, 2025. In connection with Manning & Napier’s exercise of clause (ii) or (iii) above, Manning & Napier is required to pay a termination fee equal to the landlord’s transaction costs amortized over the lease term with 8.5% interest. No termination fee is due in connection with Manning & Napier’s exercise of clause (i) above. Manning & Napier has the right of first offer on any space that comes available at the 295 Woodcliff Drive property. If Manning & Napier surrenders any of its space, as detailed in clause (i), (ii) or (iii) above, Manning & Napier will no longer have the right of first offer at the 295 Woodcliff Drive property.

First American Commercial Banc (67,531 SF, 11.1% of NRA, 15.2% of underwritten base rent). Founded in 1994, First American Commercial Bancorp. Inc., d/b/a First American Equipment Finance, provides technology leasing and equipment financing services to organizations. First American Commercial Banc serves educational institutions, hospitals, law firms, and large corporate borrowers in the United States. First American Commercial Banc initially leased 7,276 SF of space at the 255 Woodcliff Drive property in 2002 and has since exercised four extension options in addition to expanding its leased space. First American Commercial Banc currently occupies five suites located at the 255 Woodcliff Drive property totaling 67,531 SF through October 2021 and pays an average UW base rent of $20.97 PSF modified gross with annual rent steps of $0.25 PSF. First American Commercial Banc has no termination options.

Centene Health Systems (34,418 SF, 5.6% of NRA, 7.2% of underwritten base rent). Centene Health Systems (Moody’s/S&P: Ba2/BB+) (NYSE: CNC) is a Fortune 500 healthcare company which provides a portfolio of services to government-sponsored healthcare programs, focusing on under-insured and uninsured individuals. With over 30,000 employees, its membership totaled approximately 12.2 million as of December 31, 2017 with total revenues and net earnings of $48.4 billion and $828 million, respectively. Centene Health Systems has been in occupancy at the 370 Woodcliff Drive property since May 2016. Centene Health Systems pays an UW base rent of $19.50 PSF modified gross. Centene Health Systems’ lease provides for annual rent steps of $0.50 PSF and two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the Premier Rochester Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Individual Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Manning & Napier(4)	Various(5)	NR/NR/NR	126,254	20.7%	$2,588,207	27.9%	$20.50	1/31/2028
First American Commercial Banc	255 Woodcliff Drive	NR/NR/NR	67,531	11.1%	$1,416,134	15.2%	$20.97	10/31/2021
Centene Health Systems	370 Woodcliff Drive	NR/Ba2/BB+	34,418	5.6%	$671,151	7.2%	$19.50	9/30/2021
New York Life Insurance(6)	375 Woodcliff Drive	AA+/Aaa/AA+	20,234	3.3%	$409,738	4.4%	$20.25	7/31/2023
Constellation Leasing	370 Woodcliff Drive	NR/Baa3/BBB-	19,581	3.2%	$336,086	3.6%	$17.16	4/30/2019
Subtotal/Wtd. Avg.			268,018	43.9%	$5,421,316	58.4%	$20.23
Remaining Tenants(7)			196,529	32.2%	$3,868,179	41.6%	$19.68
Vacant Space			145,830	23.9%	$0	0.0%	$0.00
Total/Wtd. Avg.			610,377	100.0%	$9,289,495	100.0%	$20.00

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Manning & Napier may elect to surrender 10,000 SF of its space during each of the following three periods (30,000 SF total): (i) through January 31, 2019, (ii) November 1, 2021 through January 31, 2022, and (iii) November 1, 2024 through January 31, 2025. In connection with Manning & Napier’s exercise of clause (ii) or (iii) above, Manning & Napier is required to pay a termination fee equal to the landlord’s transaction costs amortized over the lease term with 8.5% interest. No termination fee is due in connection with Manning & Napier’s exercise of clause (i) above.

(5)	Manning & Napier is the sole tenant at the 290 Woodcliff Drive property (96,070 SF) and occupies 30,184 SF of the 295 Woodcliff Drive property.

(6)	New York Life Insurance has a one-time right to terminate effective as of July 31, 2020, upon notice no later than July 31, 2019 and payment of a termination fee equal to the sum of (i) two months of fixed monthly rent, (ii) two months of additional rent at the rate of additional rent payable by New York Life Insurance at the time it gives notice of its intent to terminate, and (iii) the unamortized portion as further detailed in the lease.

(7)	Mutual of Omaha Insurance has terminated its 1,742 SF lease at the 255 Woodcliff Drive property with a termination date of September 30, 2018. Lawrence J. Huh has executed a lease with a rent commencement date of November 2018 with an Annual UW Base Rent of $38,324 through October 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NY	Collateral Asset Summary – Loan No. 5 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 54.6% 2.07x 11.1%

The following table presents certain information relating to the lease rollover schedule at the Premier Rochester Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	4	5,522	0.9%	0.9%	$0.90	$4,980	0.1%	0.1%
2018	5	19,373	3.2%	4.1%	$20.20	$391,290	4.2%	4.3%
2019	9	46,241	7.6%	11.7%	$18.18	$840,613	9.0%	13.3%
2020	4	16,422	2.7%	14.3%	$17.13	$281,231	3.0%	16.3%
2021	13	155,934	25.5%	39.9%	$20.21	$3,151,250	33.9%	50.3%
2022	6	29,117	4.8%	44.7%	$23.57	$686,156	7.4%	57.7%
2023	5	42,453	7.0%	51.6%	$19.98	$848,101	9.1%	66.8%
2024(4)	2	4,242	0.7%	52.3%	$21.56	$91,449	1.0%	67.8%
2025	2	13,614	2.2%	54.5%	$21.68	$295,171	3.2%	70.9%
2026	0	0	0.0%	54.5%	$0.00	$0	0.0%	70.9%
2027	1	5,375	0.9%	55.4%	$20.66	$111,048	1.2%	72.1%
2028	2	126,254	20.7%	76.1%	$20.50	$2,588,207	27.9%	100.0%
2029 & Beyond	0	0	0.0%	76.1%	$0.00	$0	0.0%	100.0%
Vacant	0	145,830	23.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	53	610,377	100.0%		$20.00	$9,289,495	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Mutual of Omaha Insurance has terminated its 1,742 SF lease at the 255 Woodcliff Drive property with a termination date of September 30, 2018. Lawrence J. Huh has executed a lease with a rent commencement date of November 2018 with a Total UW Base Rent Rolling of $38,324 through October 2024.

The Market. The Premier Rochester Office Portfolio Properties are located off Interstate 490 in Fairport, New York and Pittsford, New York. The Premier Rochester Office Portfolio Properties benefit from their close proximity to downtown Rochester and are located approximately 15.7 miles southeast of the Greater Rochester International Airport. The Greater Rochester Area is New York State’s third largest metropolitan area, with a population of approximately 1.1 million people.

Rochester industries include healthcare, photonics, optics, digital & health imaging, precision manufacturing, telecommunications, information technology, higher education, and the biosciences. Education is one of Rochester’s key economical foundations. The region is home to 18 colleges and universities and is one of only six cities in the U.S. to have multiple research centers, including University of Rochester and Rochester Institute of Technology. The regional universities have a total enrollment of 80,000 students with 15,000 degrees conferred annually.

According to a third party research report, the average estimated 2018 population within a one-, three- and five-mile radius of the Premier Rochester Office Portfolio Properties are 2,414, 25,166 and 74,432, respectively. The average estimated 2018 average household income within a one-, three- and five-mile radius of the Premier Rochester Office Portfolio Properties are $198,713, $138,600 and $126,968, respectively, compared to New York’s average household income of $97,619.

The Premier Rochester Office Portfolio Properties are located in the Southeast office submarket. According to a third party market research report, there are 337 office buildings accounting for approximately 5.8 million SF within the Southeast office market. As of the first quarter of 2018, the average rental rate was $13.36 PSF NNN and the overall vacancy rate was 7.4%, which represents a 123 basis point year-over-year decrease. The Southeast office submarket experienced positive net absorption of 6,522 SF during the first quarter of 2018. In addition, the Premier Rochester Office Portfolio Properties are located in the East Monroe office submarket as tracked by a third party market research report. Class A vacancy for the East Monroe office submarket was 7.4% as of the fourth quarter of 2017.

The following table presents certain information relating to the directly competitive properties with respect to the Woodcliff Properties:

Comparable Office Properties
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Woodcliff Properties 255, 290, 295, 345, 370 and 375 Woodcliff Drive	1987- 2002	518,119(1)	Various(1)	Various(1)	Various(1)	Various(1)	$19.96(1)	Various
1000 Pittsford Victory Pittsford, NY	1986	73,358	Quality Systems Microsoft Corp	4,950 6,341	May 2017 May 2017	2 5	$18.50 $19.75	Modified Gross Modified Gross
1162 Pittsford Victory Pittsford, NY	2018	45,000	N/A	22,500	Listing	10	$22.00	Modified Gross
120 Erie Canal Drive Rochester, NY	1993	31,700	Greece Teachers Association	1,656	Oct 2017	3	$19.40	Modified Gross
2041 Penfield Road Penfield, NY	2016	14,058	Consumer Insights	1,452	Nov 2017	10	$18.18	Modified Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NY	Collateral Asset Summary – Loan No. 5 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 54.6% 2.07x 11.1%

The following table presents certain information relating to the directly competitive properties with respect to the Pittsford Properties:

Comparable Office Properties
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Pittsford Properties 1000 and 1200 Pittsford Victor Road	1986, 2004	92,258(1)	Various(1)	Various(1)	Various(1)	Various(1)	$20.23(1)	Various
345 Woodcliff Drive Fairport, NY	1990	67,604	Quality Systems	10,461	Mar 2018	7	$21.50	Modified Gross
2595 Brighton Henrietta Town Line Road Rochester, NY	1989	37,721	Usherwood Office Technology	6,414	June 2017	10	$16.70	Modified Gross
375 Woodcliff Drive Fairport, NY	1987	33,453	Microsoft Corp	5,375	Aug 2017	10	$20.25	Modified Gross
120 Erie Canal Drive Rochester, NY	1993	31,700	Greece Teachers Association	1,656	Oct 2017	3	$19.40	Modified Gross
2041 Penfield Road Penfield, NY	2016	14,058	Consumer Insights	1,452	Nov 2017	10	$18.18	Modified Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Premier Rochester Office Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016	2017	1/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	$8,250,038	$8,885,290	$8,941,874	$12,355,966	$20.24
Total Recoveries	N/A	$451,077	$394,266	$394,665	$334,684	$0.55
Other Income	N/A	$21,893	$72,210	$72,254	$55,452	$0.09
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($3,033,999)	($4.97)
Effective Gross Income	N/A	$8,723,008	$9,351,766	$9,408,793	$9,712,103	$15.91
Total Operating Expenses	N/A	$3,745,064	$3,500,479	$3,530,664	$3,704,023	$6.07
Net Operating Income	N/A	$4,977,944	$5,851,287	$5,878,129	$6,008,080	$9.84
Capital Expenditures	N/A	$0	$0	$0	$118,732	$0.19
TI/LC	N/A	$0	$0	$0	$355,521	$0.58
Net Cash Flow	N/A	$4,977,944	$5,851,287	$5,878,129	$5,533,827	$9.07

Occupancy %	N/A	75.0%	78.0%	76.1%(3)	76.1%(4)
NOI DSCR(5)	N/A	1.86x	2.18x	2.19x	2.24x
NCF DSCR(5)	N/A	1.86x	2.18x	2.19x	2.07x
NOI Debt Yield(5)	N/A	9.2%	10.8%	10.9%	11.1%
NCF Debt Yield(5)	N/A	9.2%	10.8%	10.9%	10.2%

(1)	The borrower sponsor purchased the Premier Rochester Office Portfolio Properties in 2015 as part of a larger portfolio of office properties. As such, 2015 historical financials are not available.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $3,033,999, (ii) rent steps through March 2019 of $106,054, and (iii) straight line rent of $32,472 associated with investment grade tenants.

(3)	Occupancy % is as of March 1, 2018.

(4)	UW Occupancy % is based on economic vacancy of 23.9%. As of March 1, 2018, the Premier Rochester Office Portfolio Properties were 76.1% leased.

(5)	Debt service coverage ratios and debt yields are based on the Premier Rochester Office Portfolio Whole Loan.

Escrows and Reserves. The Premier Rochester Office Portfolio Borrower deposited in escrow at loan origination (i) $658,058 for real estate taxes, (ii) $88,746 for insurance premiums, and (iii) $723,546 for unfunded tenant obligations with respect to outstanding tenant improvements ($378,762), leasing commissions ($129,100) and free rent ($215,684) associated with Manning & Napier. The Premier Rochester Office Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $10,173 for capital expenditures, and (iv) $50,865 for tenant improvements and leasing commissions.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Premier Rochester Office Portfolio Whole Loan. The Premier Rochester Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, funds in the lockbox account are required (i) to be swept to the cash management account on each business day, (ii) to be applied on each monthly payment date to fund the required reserve deposits as described above under “Escrows and Reserves,” (iii) to pay debt service on the Premier Rochester Office Portfolio Whole Loan, (iv) to pay operating and extraordinary expenses, and (v) during the continuance of a Material Tenant Trigger Event (as defined below), to escrow monthly excess cash flow into a Material Tenant Rollover account until the balance of such account equals or exceeds the Material Tenant Rollover Funds Cap (as defined below). Provided no Material Tenant Trigger Event exists and during the continuance of a Cash Sweep Trigger Event (as defined below), excess cash flow is required to be swept into an excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Premier Rochester Office Portfolio Borrower, the guarantor, or the affiliated property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.30x,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, NY	Collateral Asset Summary – Loan No. 5 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 54.6% 2.07x 11.1%

(iv) a Material Tenant Trigger Event, or (v) any felony indictment for fraud or misappropriation of funds by the Premier Rochester Office Portfolio Borrower, the guarantor, or the affiliated property manager or related officer or director. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default (or the waiver of such default) by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days with respect to the Premier Rochester Office Portfolio Borrower or the guarantor, or within 120 days with respect to the affiliated property manager (or the affiliated property manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the Premier Rochester Office Portfolio Borrower or the guarantor, in regard to clause (iii) above, the debt service coverage ratio based on the trailing 12-month period is greater than 1.35x for two consecutive quarters, in regard to clause (iv) above, a Material Tenant Trigger Event cure, or in regard to clause (v) above, dismissal of the related indictment for the Premier Rochester Office Portfolio Borrower, or replacement of the affiliated property manager with a qualified manager pursuant to the Premier Rochester Office Portfolio Whole Loan documents.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Premier Rochester Office Portfolio Borrower, the guarantor, or the affiliated property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default (or the waiver of such default) by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the Premier Rochester Office Portfolio Borrower or the guarantor, or within 120 days for the affiliated property manager (or the affiliated property manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the Premier Rochester Office Portfolio Borrower or the guarantor, and in regard to clause (iii) above, the debt service coverage ratio based on the trailing 12-month period is greater than 1.30x for two consecutive quarters.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving written notice of its intent to terminate, cancel, not extend or not renew its Material Tenant lease, and will continue until, (a) an acceptable Material Tenant lease extension with respect to 90% or more of the applicable Material Tenant’s space, (b) one or more acceptable Material Tenant space re-tenanting events with respect to 90% or more of the applicable Material Tenant’s space or (c) the unconditional revocation of all termination and cancellation notices, with respect to all of such Material Tenant space, (ii) on or prior to the date which is 12 months prior to the applicable expiration date under the applicable Material Tenant lease, a Material Tenant not extending or renewing its Material Tenant lease for at least 90% of the applicable Material Tenant’s space, and will continue until, (a) an acceptable Material Tenant lease extension with respect to 90% or more of the applicable Material Tenant’s space or (b) one or more acceptable Material Tenant space re-tenanting events with respect to 90% or more of the applicable Material Tenant’s space, (iii) a Material Tenant failing to give notice of its extension or renewal on or prior to the date required under its Material Tenant lease, and will continue until, (a) an acceptable Material Tenant lease extension or (b) one or more acceptable Material Tenant space re-tenanting events, (iv) a monetary or material non-monetary event of default under a Material Tenant lease beyond any applicable notice and cure period, and will continue until the applicable event of default has been cured, (v) a Material Tenant or lease guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, and will continue until the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, (vi) a Material Tenant’s lease being terminated, or (vii) a Material Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at the space demised under the Material Tenant lease, and will continue until the applicable Material Tenant is in actual possession of, and utilizing the Material Tenant space, and is paying full unabated rent. However, in the event that, as of the date the Material Tenant Trigger Event occurs, the debt service coverage ratio based on the trailing 12-month period is at least 1.70x, then a Material Tenant Trigger event will not have occurred.

A “Material Tenant Rollover Funds Cap” means an amount equal to $30.00 PSF of each applicable Material Tenant space relating to any outstanding Material Tenant Trigger Event.

A “Material Tenant” means (i) Manning & Napier or (ii) any tenant which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises 20% or more of the total rentable SF at the Premier Rochester Office Portfolio Properties.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Premier Rochester Office Portfolio Borrower is permitted to obtain a single mezzanine loan or preferred equity upon satisfaction of certain terms and conditions including, among others, (i) no event default has occurred or is continuing, (ii) the combined loan-to-value ratio including the mezzanine loan or preferred equity does not exceed the loan-to-value ratio at origination of the Premier Rochester Office Portfolio Whole Loan, (iii) the combined debt service coverage ratio (calculated as described in the Premier Rochester Office Portfolio Whole Loan documents) including the mezzanine loan or preferred equity is not less than the debt service coverage ratio at origination of the Premier Rochester Office Portfolio Whole Loan, (iv) the combined debt yield including the mezzanine loan or preferred equity is not less than the debt yield at origination of the Premier Rochester Office Portfolio Whole Loan, and (v) the mezzanine lender enters into an intercreditor agreement acceptable to the lender or the preferred equity lender enters into a recognition agreement acceptable to the lender, as applicable.

Release of Property. The Premier Rochester Office Portfolio Borrower may defease a portion of the Premier Rochester Office Portfolio Whole Loan and release an individual property at any time on or after the Permitted Release Date, provided that, among other things: (a) no event of default has occurred and is continuing, (b) the Premier Rochester Office Portfolio Borrower provides 30 days’ prior notice, (c) the Premier Rochester Office Portfolio Borrower defeases a portion of the Premier Rochester Office Portfolio Whole Loan equal to the greater of (i) 130% of the allocated loan amount of the individual property being released or (ii) an amount such that, as determined with respect to the remaining property(ies), (A) the debt service coverage ratio satisfies the condition set forth below in clause (d), (B) the loan-to-value ratio satisfies the condition set forth below in clause (e), and (C) the debt yield satisfies the condition set forth in clause (f) below, (d) the debt service coverage ratio for the remaining individual properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and the debt service coverage ratio at origination, (e) the loan-to-value ratio for the remaining individual properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and the loan-to-value ratio at origination and (f) the debt yield for the remaining individual properties is no less than the greater of the debt yield immediately preceding such release and the debt yield at origination. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Premier Rochester Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Premier Rochester Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

130 Orchard Street New York, NY 10002	Collateral Asset Summary – Loan No. 6 130 Orchard Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,795,000 54.5% 1.34x 6.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 Orchard Street New York, NY 10002	Collateral Asset Summary – Loan No. 6 130 Orchard Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,795,000 54.5% 1.34x 6.9%

130 Orchard Street
130 Orchard Street
New York, NY 10002
MANHATTAN
Greenwich Village
East Village
Alphabet City
Tompkins Square Park
East River Park Track
East River Baseball Field
SoHo
Nolita
Little Italy
Lower East Side
Chinatown
Two Bridges
Financial District
Hamilton Fish Park
Hamilton Fish Public Library
Sara D. Roosevelt Park
Seward Park
Seward Park Library
Columbus Park
City Hall Park
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
FDR Drive
East River
Delancey St
E Houston St
W Houston St
Canal St
Grand St
East Broadway
Stanton St
Hester St
Orchard St
Allen St
Ludlow St
Essex St
Norfolk St
Suffolk St
Clinton St
Forsyth St
Eldridge St
Chrystie St
Bowery
Broadway
Lafayette St
Mulberry St
Mott St
Elizabeth St
Centre St
Kenmare St
Spring St
Prince St
Bleecker St
Bond St
Great Jones St
E 9th St
E 8th St
E 7th St
E 6th St
E 5th St
E 4th St
E 3rd St
E 2nd St
E 1st St
St. Marks Pl
Ave A
Ave B
Ave C
Ave D
1st Ave
2nd Ave
3rd Ave
Cooper Union
Astor Pl
Pitt St
Columbia St
Henry St
Madison St
Jackson St
Montgomery St
Gouverneur St
Rutgers St
Pike St
Market St
Catherine St
Monroe St
Cherry St
Worth St
Park Row
St. James Pl
Fulton St
Water St
Front St
John St
Pearl St
Maiden Ln
Pine St
Nassau St
William St
South St
Church St
Walker St
White St
Franklin St
Leonard St
Duane St
Reade St
Chambers St
Bayard St
Sago Hotel
Tenement Museum
Holiday Inn Lower East Side
Orchard Street Hotel
Hotel on Rivington
SIXTY LES Hotel
Hotel Indigo Lower East Side NY
The Ludlow New York
Sunshine Cinema
Gatsby Hotel
PUBLIC Hotel NY
International Center of Photography Museum
The Bowery Hotel
Anthology Film Archives
New Museum
The Bowery Ballroom
The Nolitan Hotel
The Basilica of St. Patrick's Old Cathedral
Crosby Street Hotel
The Broome Hotel
Italian American Museum
Museum of Chinese in America
The Five Points Historical Landmark
Museum at Eldridge Street
Confucius Plaza
Chatham Sq. Library
Abrons Arts Center
Gouverneur Health Medical Center
Metro Pictures Gallery
Stanton Street Basketball Courts
Upright Citizens Brigade Theatre East
Ukrainian Museum
St. George Ukrainian Catholic Church
The Public Theater
NYU Bookstore
Tisch School of The Arts
New York University
Hebrew Union College - Jewish Inst. of Religion
NYU Stern School of Business
Jerome S. Coles Sports Center
Manhattan Mercantile Bldg.
NOMO SOHO
NYC Criminal Court
NY County Supreme Court
US District Court
US Justice Department
1 Police Plaza (NYC Police HQ)
Ted Weiss Federal Bldg.
NYC Mun. Building
Tweed Courthouse
NYC City Hall
NY Public Library
Woolworth Building
Pace University
Schimmel Center
New York by Gehry
New York Downtown Hospital
55 John Street
Federal Reserve Bank
Fulton Market
South Street Seaport
Continental Tower
33 Thomas Street
QUEENS
Astoria
Long Island City
Greenpoint
Williamsburg
BROOKLYN
Brooklyn Heights
Park Slope
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
Union City
Hoboken
NEW JERSEY
JERSEY CITY
Midtown
Chelsea
Greenwich Village
SoHo
Tribeca
Lower East Side
Financial District
East Side
West Side

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 Orchard Street New York, NY 10002	Collateral Asset Summary – Loan No. 6 130 Orchard Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,795,000 54.5% 1.34x 6.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location	New York, NY 10002
				General Property Type:	Mixed Use
Original Balance:	$27,795,000			Detailed Property Type:	Multifamily/Retail
Cut-off Date Balance:	$27,795,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.8%			Year Built/Renovated:	1920/2015
Loan Purpose:	Refinance			Size:	25,613 SF
Borrower Sponsor:	Michael K. Shah			Cut-off Date Balance per SF:	$1,085
Mortgage Rate:	5.0300%			Maturity Date Balance per SF:	$1,085
Note Date	4/27/2018			Property Manager:	Delshah Management, LLC (borrower-related)
First Payment Date:	6/6/2018
Maturity Date:	5/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (90); O (6)			UW NOI(2):	$1,922,135
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield:	6.9%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	6.9%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.34x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$1,611,530 (3/31/2018 TTM)
Reserves(1)				2nd Most Recent NOI:	$1,013,915 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	N/A
RE Tax:	$187,500	$37,500	N/A	Most Recent Occupancy:	100.0% (2/28/2018)
Insurance:	$7,738	$1,650	N/A	2nd Most Recent Occupancy(3):	N/A
Deferred Maintenance:	$13,200	$0	N/A	3rd Most Recent Occupancy(3):	N/A
Replacements:	$0	$418	N/A	Appraised Value (as of):	$51,000,000 (3/9/2018)
TI/LC:	$0	$1,396	N/A	Cut-off Date LTV Ratio:	54.5%
Free Rent Reserve:	$68,959	$0	N/A	Maturity Date LTV Ratio:	54.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,795,000	100.0%	Loan Payoff:	$24,336,734	87.6%
			Reserves:	$277,397	1.0%
			Closing Costs:	$1,008,568	3.6%
			Return of Equity:	$2,172,302	7.8%
Total Sources:	$27,795,000	100.0%	Total Uses:	$27,795,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW NOI is based on the underwritten rent roll and includes rent steps through December 2018 for the Galerie Perrotin tenant.

(3)	The 130 Orchard Street Property (as defined below) was acquired by the borrower sponsor in 2015 as a multifamily property and subsequently renovated to convert the 130 Orchard Street Property into a mixed used multifamily and retail property. As such, historical financials and occupancy are unavailable.

The Mortgage Loan. The sixth largest mortgage loan (the “130 Orchard Street Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $27,795,000 and is secured by a first priority fee mortgage encumbering a mixed use, multifamily/retail building located at 130 Orchard Street, New York, New York (the “130 Orchard Street Property”). The proceeds of the 130 Orchard Street Mortgage Loan were used to refinance existing debt, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is DS 130 Orchard LLC (the “130 Orchard Street Borrower”), a single purpose, New York limited liability company with one independent director. The nonrecourse guarantor and borrower sponsor of the 130 Orchard Street Mortgage Loan is Michael K. Shah. A non-consolidation opinion has been delivered in connection with the origination of the 130 Orchard Street Mortgage Loan.

Michael K. Shah is the Founder/Managing Partner of Delshah Capital, a full-service vertically integrated commercial real estate investment firm specializing in acquiring, developing, and managing multi-family, retail, and office properties throughout New York City. Michael K. Shah oversees all aspects of the company’s operations including acquisitions, legal strategy, asset management and property management. Since its inception in 2006, Delshah Capital has grown to own a portfolio of over 2.0 million SF valued at more than $950.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 Orchard Street New York, NY 10002	Collateral Asset Summary – Loan No. 6 130 Orchard Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,795,000 54.5% 1.34x 6.9%

The Property. The 130 Orchard Street Property is a mixed use building located in the Lower East Side neighborhood of Manhattan. The 130 Orchard Street Property was originally built in 1920, was purchased by the borrower sponsor for $34.5 million in 2015, and completely renovated and converted over the next two years into a mixed use property at a cost of approximately $6.0 million. Upon acquisition, the 130 Orchard Street Property was configured as four separate, street-level retail spaces (7,750 SF of ground and basement commercial space) and 10 multifamily units. As part of the repositioning plan, Michael K. Shah leased 100.0% of the basement, ground, second and third floor, totaling 16,763 SF, to Galerie Perrotin, the largest tenant at the 130 Orchard Street Property, together with three multifamily units, totaling 2,230 SF, on a long-term lease through October 2026 (the “Gallery Lease”).

The multifamily repositioning plan for the fourth, fifth and sixth floors included shifting walls to create open floor plans and to accentuate the 14 foot ceilings, renovating kitchens and bathrooms, refinishing the flooring, and optimizing unit layouts to add additional bedrooms. All units also feature washers and dryers. As of February 28, 2018, the 10 multifamily units were 100.0% leased, three of which are leased through 2026 to Galerie Perrotin (approximately 2,230 SF) under the Gallery Lease. According to the borrower sponsor, the tenant plans to use these units to house gallery guests and visiting artists.

Major Tenant.

Galerie Perrotin (Retail - 16,753 SF, 65.4% of total NRA, 62.6% of underwritten base rent) (Multifamily 2,230 SF, 8.7% of total NRA, 10.8% of underwritten base rent). The Galerie Perrotin is owned and operated by gallery owner Emmanuel Perrotin. The 130 Orchard Street Property’s gallery space is larger than Perrotin’s four other gallery locations (which are located in Paris, Hong Kong, Seoul, and Tokyo), and was relocated to the 130 Orchard Street Property from Madison Avenue in Manhattan’s Upper East Side. According to the borrower sponsor, Galerie Perrotin spent $5.0 million ($263 PSF) on building out its space. The gallery opened for its first exhibition in 2017. The tenant utilizes the basement, ground floor, 2nd and 3rd floors to house its artwork and exhibits (and related gallery activities), and the remaining space under the Gallery Lease to house various guests and visiting artists.

In 2016, Galerie Perrotin signed the Gallery Lease, a 10-year lease covering the retail space and three multifamily units, which expires on October 31, 2026. In conjunction leasing space at the 130 Orchard Street Property, the tenant delivered letters of credit to the 130 Orchard Street Borrower instead of a cash security deposit. The combined approximately $2,326,400 in letters of credit have been assigned to the lender, which amount may be reduced by $800,000 upon the completion of certain renovations. The 130 Orchard Street Mortgage Loan is structured with a full cash flow sweep as described under “Lockbox and Cash Management” below.

The following table presents certain information relating to the retail lease at the 130 Orchard Street Property:

Retail Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Galerie Perrotin	Retail	NR/NR/NR	16,753	100.0%	$1,374,926	100.0%	$82.07	10/31/2026
Total/Wtd. Avg.			16,753	100.0%	$1,374,926	100.0%	$82.07

(1)	Information is based on the underwritten rent roll.

Multifamily Unit Mix Summary(1)
Floor Plan	No. of Units	% of Total Units	Occupied Total Units	Total Occupancy	Avg. Unit Size (SF)	Avg. UW Monthly Rent per Unit	Total Size (SF)
Galerie Perrotin	3	30.0%	3	100.0%	743	$6,790	2,230
Remaining Multifamily Units(2)	7	70.0%	7	100.0%	947	$6,960	6,630
Total/Wtd. Avg.	10	100.0%	10	100.0%	886	$6,909	8,860

(1)	Information is based on the underwritten rent roll.

(2)	Remaining Multifamily Units consist of two studio/1-bath units and five 3-bedroom/2-bathroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 Orchard Street New York, NY 10002	Collateral Asset Summary – Loan No. 6 130 Orchard Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,795,000 54.5% 1.34x 6.9%

The following table presents certain information relating to the retail lease rollover schedule at the 130 Orchard Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	1	16,753	100.0%	100.0%	$82.07	$1,374,926	100.0%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	16,753	100.0%		$82.07	$1,374,926	100.0%

(1)	Information is based on the underwritten rent roll dated and does not include any multifamily units.

The Market. The 130 Orchard Street Property is located in the East Village/Lower East Side apartment submarket and the SoHo retail submarket.

The 130 Orchard Street Property is located near the intersection of Orchard Street and Delancey Street within the Lower East Side neighborhood of Manhattan. The neighborhood has nearby access to public transportation, with the M, J, Z subway lines at the intersection of Delancey Street and Essex Street. The 130 Orchard Street Property is also in walking distance to the 6 and F subway lines.

The Lower East Side is a popular area for art galleries in Manhattan. In addition to Galerie Perrotin, there are 15 art galleries located within 1.25 miles of the 130 Orchard Street Property and over 200 galleries in the whole Lower East Side, which is an increase from just 69 in 2007. Galerie Perrotin represents the newest and largest gallery in the Lower East Side.

As of year-end 2017, within the East Village/Lower East Side apartment submarket, there were 45,519 total units, with an average vacancy rate of 1.9% and an average asking rent per unit of $3,962. Overall, the submarket has shown strong fundamental movement over the past 10 years – by adding 765 units of net new supply while decreasing vacancy from 3.6% to 1.9% and raising asking rents by 14.0% in that time period.

As of year-end 2017, the SoHo retail submarket had approximately 5.7 million square feet of supply, with an average vacancy rate of 4.4% and total average asking rents of $99 PSF. Overall, the submarket has shown modest fundamental movement over the past 10 years – by adding a net 28,000 SF of new supply while decreasing vacancy from 5.0% to 4.4% and raising asking rents by 10.2% in that time period.

Retail lease comparables for The 130 Orchard Street Property ground floor retail range from $110.00 to $138.00 PSF. The concluded market is $125.00 PSF.

130 Orchard Street Ground Floor Retail Lease Comparable(1)
Property Name	Location	Net Rentable Area (SF)	Year Built	Tenant Name	Lease Size (SF)	Lease Expiration Date	Term	Rent PSF	Lease Type
130 Orchard Street	130 Orchard Street	7,750(2)(3)	1920	Galerie Perrotin	7,750(2)(3)	10/31/2026(2)	10.0(2)	$82.13(2)	Net
24 Spring Street	24 Spring Street	3,466	1900	NAV	2,000	12/7/2027	10.0	$138.00	Gross
42 Allen Street	42 Allen Street	14,348	2017	NAV	4,293	NAV	NAV	$130.94	MG
202 Bowery	202 Bowery	10,494	2005	Grim Gallery	2,250	7/31/2025	8.0	$110.00	MG
55 Delancey St	55 Delancey Street	21,865	1900	Jeanne Gaston	1,600	1/31/2025	10.0	$128.00	MG

(1)	Information is based on the appraisal.

(2)	Based on the underwritten rent roll.

(3)	Includes 2,650 SF of basement space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 Orchard Street New York, NY 10002	Collateral Asset Summary – Loan No. 6 130 Orchard Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,795,000 54.5% 1.34x 6.9%

Retail lease comparables for the 130 Orchard Street Property upper floor and office space range from $54.55 to $102.00 PSF. The concluded market is $80.00 PSF.

130 Orchard Street Upper Floor Retail/Office Lease Comparable(1)
Property Name	Location	Net Rentable Area (SF)	Year Built	Tenant Name	Lease Size (SF)	Lease Expiration Date	Term	Rent PSF	Lease Type
130 Orchard Street	130 Orchard Street	9,003(2)	1920	Galerie Perrotin	9,003(2)	10/31/2026(2)	10.0(2)	$82.02(2)	Net
259 Elizabeth Street	259 Elizabeth Street	19,144	1987	Office	1,100	1/31/2019	2.0	$54.55	MG
45 Bond Street	45 Bond Street	12,450	1899	Office Listing	2,300	NAV	3.0	$85.00	MG
123 Essex Street	123 Essex Street	2,800	NAV	Office	1,446	NAV	NAV	$83.00	NNN
43-49 Bleecker Street	43-49 Bleecker Street	37,993	1900	Anne Dayton	500	9/30/2017	1.0	$84.00	MG
300 Elizabeth Street	300 Elizabeth Street	2,809	1899	N/A	1,000	9/30/2017	1.0	$72.00	MG
430 Broome Street	430 Broome Street	10,822	1900	Y7 Yoga	2,200	7/31/2025	10.0	$102.00	MG

(1)	Information is based on the appraisal.

(2)	Based on the underwritten rent roll.

Comparable studio leases range from $3,163/Unit to $4,795/Unit with an average of $3,684/Unit. The appraiser concluded a market rent of $3,800 per month for studio apartments. Comparable three-bedroom leases range from $7,500/Unit to $9,995/Unit with an average of $8,570/Unit. The appraiser concluded a market rent of $8,500 per month for studio apartments. Concluded market rents of 130 Orchard Street Property multifamily units are shown in the table below:

130 Orchard Street Multifamily Comparable Rentals Summary
Unit Type	Number of Units	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)	Occupied Units	Concluded Monthly Rent per Unit(2)
Studio	2	477	$3,685	2	$3,800
Three Bedroom	5	1,135	$8,270	5	$8,500
Galerie Perrotin	3	743	$6,790	3	$6,933
Total/Wtd. Avg.	10	886	$6,909	10	$7,090

(1)	Based on the underwritten rent roll.

(2)	Information is based on the appraisal. Galerie Perrotin market rent is calculated by multiplying the market rent as seen in the appraisal by the amount of SF occupied.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 130 Orchard Street Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	3/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$1,247,435	$1,670,994	$2,203,997	$86.05
Total Recoveries	N/A	N/A	$326,711	$414,258	$459,422	$17.94
Less Vacancy(3)	N/A	N/A	$0	$0	($124,880)	($4.88)
Effective Gross Income	N/A	N/A	$1,574,146	$2,085,252	$2,538,539	$99.11
Total Operating Expenses	N/A	N/A	$560,231	$473,723	$616,404	$24.07
Net Operating Income	N/A	N/A	$1,013,915	$1,611,530	$1,922,135	$75.05
Capital Reserve	N/A	N/A	$0	$0	$21,766	$0.85
Net Cash Flow	N/A	N/A	$1,013,915	$1,611,530	$1,900,369	$74.20

Occupancy %	N/A	N/A	N/A(1)	N/A(1)	96.0%(4)
NOI DSCR	N/A	N/A	0.72x	1.14x	1.36x
NCF DSCR	N/A	N/A	0.72x	1.14x	1.34x
NOI Debt Yield	N/A	N/A	3.6%	5.8%	6.9%
NCF Debt Yield	N/A	N/A	3.6%	5.8%	6.8%

(1)	The 130 Orchard Street Property was acquired by the borrower sponsor in 2015 as a multifamily property and subsequently renovated to convert the 130 Orchard Street Property into a mixed used multifamily and retail property. As such, historical financials and occupancy are unavailable.

(2)	UW Gross Potential Rent is underwritten based on the underwritten rent roll and includes rent escalations through December 2018 for Galerie Perrotin.

(3)	UW to a 4.0% vacancy on multifamily income and 5.0% vacancy on commercial income & reimbursements.

(4)	The 130 Orchard Street Property is 100.0% occupied as of March 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 Orchard Street New York, NY 10002	Collateral Asset Summary – Loan No. 6 130 Orchard Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$27,795,000 54.5% 1.34x 6.9%

Escrows and Reserves. At loan origination, the 130 Orchard Street Borrower deposited in escrow: (i) $187,500 for annual real estate taxes, (ii) $7,738 for annual insurance premiums, (iii) $13,200 for immediate repairs, and (iv) $68,959 into a free rent reserve for outstanding free rent associated with the Galerie Perrotin lease. On a monthly basis, the 130 Orchard Street Borrower is required to deposit (i) into a tax reserve, 1/12 of the estimated annual taxes, (ii) into an insurance reserve, 1/12 of the estimated annual insurance premiums, (iii) into a replacement reserve account, $250 per unit per annum for the multifamily units plus $0.15 PSF per annum for the commercial square footage and (iv) into a rollover reserve account, $1.00 PSF per annum for the commercial square footage plus any amounts received by the borrower related to early termination options or the modification of any lease.

Lockbox and Cash Management. The 130 Orchard Street Mortgage Loan is structured with a soft lockbox and springing cash management. During a Cash Trap Period (as defined below), the 130 Orchard Street Borrower is required to direct commercial tenants to deposit rents directly into a lender controlled account, funds deposited with the lender will be applied and disbursed in accordance with the 130 Orchard Street Mortgage Loan documents. Any excess amounts, after application of amounts as required under the 130 Orchard Street Mortgage Loan documents, will be retained by the lender as additional collateral for the 130 Orchard Street Mortgage Loan (until such time that the Cash Trap Period ends).

A “Cash Trap Period” will commence upon the occurrence of any of the following: (i) any event of default, (ii) any bankruptcy action by or against the 130 Orchard Street Borrower, principal, guarantor or property manager, (iii) the failure of the 130 Orchard Street Borrower, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.15x, (iv) the earlier of 12 months prior to the expiration of any Major Tenant’s (as defined below) lease, or at such time, if ever, as such Major Tenant gives notice of termination or expiration of its lease, vacates (or gives notice of its intent to vacate) its demised premises, or goes dark, (provided that the commencement of a Cash Trap Period will be tolled for (x) the period while such Major Tenant is paying all of its monetary obligations under its lease and is not otherwise in default thereunder or (y) if such Major Tenant fails to pay any of its monetary obligations under its lease, the 130 Orchard Street Borrower delivers to the lender on the next payment date, cash collateral equal to the excess cash flow as calculated by the lender that would have been deposited with the lender if such Major Tenant had paid all of its monetary obligations), (v) a Major Tenant’s monetary or material non-monetary default (beyond any applicable notice or cure periods) or (vi) the date upon which a Major Tenant (or its parent company or its guarantor on the applicable Major Lease (as defined below)) becomes a debtor in any bankruptcy or insolvency proceeding.

A Cash Trap Period will terminate upon, in the case of clause (i) above, the cure of such event of default, in the case of clause (ii) above, with respect to a bankruptcy action by or against the property manager only, the 130 Orchard Street Borrower replaces the property manager with a qualified manager under a replacement management agreement, in the case of clause (iii) above, the debt service coverage ratio is at least 1.20x for a period of two consecutive calendar quarters, in the case of clauses (iv) and (v) above, (A) the 130 Orchard Street Borrower has renewed the Galerie Perrotin lease, or has entered into one or more leases with acceptable replacement tenants that produces a debt service coverage ratio of 1.20x or greater (which lease is for a term extending at least five years beyond the stated maturity date of the 130 Orchard Street Mortgage Loan and at a rental rate at or above the then-current market rental rates for the area) and (B) with respect to a Major Tenant’s discontinuing its business at its premises or going dark, at such time as the amount on deposit in the excess cash reserve is equal to one year’s worth of excess cash flow (calculated from the date such Major Tenant went dark), and in the case of clause (vi) above, the date upon which such Major Tenant ceases to be a debtor in such bankruptcy or insolvency proceeding or such lease has been affirmed, assumed or assigned.

A “Major Lease” means (i) the Galerie Perrotin lease (and any replacement lease) and/or (ii) any other non-residential lease (a) which, either individually or collectively occupies more than 3,000 SF or (b) that represents more than 5.0% of gross income from operations.

A “Major Tenant” means any tenant under a Major Lease, or one or more replacement tenants reasonably satisfactory to the lender for a term extending at least five years beyond the stated maturity date of the 130 Orchard Street Mortgage Loan.

Additional Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 130 Orchard Street Borrower is required to obtain coverage against acts of terrorism for loss resulting from perils and acts of terrorism under the commercial property, general liability, business income and umbrella or excess liability insurance required pursuant to the 130 Orchard Street Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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335-395 Phoenixville Pike; 2-30 Spring Mill Drive Malvern, PA 19355	Collateral Asset Summary – Loan No. 7 Malvern Technology Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,969,318 67.8% 1.65x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

335-395 Phoenixville Pike; 2-30 Spring Mill Drive Malvern, PA 19355	Collateral Asset Summary – Loan No. 7 Malvern Technology Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,969,318 67.8% 1.65x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

335-395 Phoenixville Pike; 2-30 Spring Mill Drive Malvern, PA 19355	Collateral Asset Summary – Loan No. 7 Malvern Technology Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,969,318 67.8% 1.65x 12.0%

Phoenixville
Malvern Technology Center
Malvern, PA 19355
Devault
Chesterbrook
Pennsylvania Turnpike
MONTGOMERY COUNTY
Schuylkill River
VALLEY FORGE NATIONAL HISTORIC PARK
Devon
Frazer
Paoli
Berwyn
Malvern
CHESTER COUNTY
Exton
West Goshen
Reading
PENNSYLVANIA
Norristown
PHILADELPHIA
CAMDEN
NEW JERSEY
DELAWARE
WILMINGTON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

335-395 Phoenixville Pike; 2-30 Spring Mill Drive Malvern, PA 19355	Collateral Asset Summary – Loan No. 7 Malvern Technology Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,969,318 67.8% 1.65x 12.0%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Malvern, PA 19355
				General Property Type:	Industrial
Original Balance:	$27,000,000			Detailed Property Type:	Flex
Cut-off Date Balance:	$26,969,318			Title Vesting:	Fee
% of Initial Pool Balance:	3.7%			Year Built/Renovated:	1988; 1989/2008
Loan Purpose:	Refinance			Size:	180,961 SF
Borrower Sponsor:	Matthew McDevitt			Cut-off Date Balance per SF:	$149
Mortgage Rate:	5.3000%			Maturity Date Balance per SF:	$124
Note Date:	3/16/2018			Property Manager:	Transwestern Commercial Services New York, L.L.C. (borrower-related)
First Payment Date:	5/6/2018
Maturity Date:	4/6/2028
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI(3):	$3,238,485
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	12.0%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	14.4%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.65x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	$2,732,154 (1/31/2018 TTM)
Reserves(2)				2nd Most Recent NOI(3):	$1,612,111 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,477,577 (12/31/2015)
RE Tax:	$156,676	$24,869	N/A	Most Recent Occupancy:	93.8% (3/15/2018)
Insurance:	$13,936	$4,424	N/A	2nd Most Recent Occupancy:	94.0% (1/31/2018)
Replacements:	$0	$3,016	N/A	3rd Most Recent Occupancy:	63.0% (12/31/2016)
TI/LC:	$2,000,000	$18,804	N/A	Appraised Value (as of):	$39,800,000 (2/16/2018)
Special TI/LC Reserve:	$2,067,100	$0	N/A	Cut-off Date LTV Ratio:	67.8%
Free Rent Reserve:	$218,595	$0	N/A	Maturity Date LTV Ratio:	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,000,000	100.0%	Loan Payoff:	$17,159,468	63.6%
			Closing Costs:	$718,030	2.7%
			Reserves:	$4,456,307	16.5%
			Borrower Equity:	$4,666,195	17.3%
Total Sources:	$27,000,000	100.0%	Total Uses:	$27,000,000	100.0%

(1)	The Malvern Technology Mortgage Loan (as defined below) was originated by Rialto Mortgage Finance, LLC (“RMF”). UBS AG purchased the Malvern Technology Mortgage Loan from RMF.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	UW NOI reflects rent steps through February 28, 2019 totaling $107,407. Most Recent NOI increased from 2nd Most Recent NOI due to commencement of Janssen Research and Development’s lease on February 2017.

The Mortgage Loan. The seventh largest mortgage loan (the “Malvern Technology Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,000,000 secured by a first priority fee mortgage encumbering one industrial/flex property located in Malvern, Pennsylvania (the “Malvern Technology Center Property”). The proceeds of the Malvern Technology Center Mortgage Loan were primarily used to refinance existing debt on the Malvern Technology Center Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Warren Ave Investors, LLC (the “Malvern Technology Center Borrower”), a Pennsylvania limited liability company with two independent directors. Warren Ave Investors, LLC is 99% owned by the JoAnn Packtor Trust for the family of Matthew McDevitt and the remaining 1.0% is owned by Matthew McDevitt and Warren Avenue GP, Inc. Mr. McDevitt is the sole shareholder and director of Warren Avenue GP, Inc. Mr. McDevitt also acts as trustee for the JoAnn Packtor Trust for the family of Matthew McDevitt. Legal counsel to the Malvern Technology Center Borrower delivered a non-consolidation opinion in connection with the origination of the Malvern Technology Center Mortgage Loan. Matthew McDevitt is the borrower sponsor and non-recourse guarantor for the Malvern Technology Center Mortgage Loan.

Matthew McDevitt is a partner at Transwestern Commercial Services and specializes in the leasing and sale of life science real estate for tenants and landlords. Prior to Transwestern, Mr. McDevitt was a founding member and served as executive vice president of real estate for BioMed Realty Trust, Inc. (“BioMed”), which owned properties totaling 18.9 million square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

335-395 Phoenixville Pike; 2-30 Spring Mill Drive Malvern, PA 19355	Collateral Asset Summary – Loan No. 7 Malvern Technology Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,969,318 67.8% 1.65x 12.0%

The Property. The Malvern Technology Center Property is a 180,961 SF industrial/flex property comprised of two, one-story, adjacent buildings located in Malvern, Pennsylvania, within Chester County, approximately 30 miles northwest of the Philadelphia central business district. The Malvern Technology Center Property was constructed in 1988 (“Spring Mill”) and 1989 (“Phoenixville”). The Phoenixville building was renovated in 2008. As of March 15, 2018 the Malvern Technology Center Property was 93.8% leased. The improvements are located along Spring Mill Drive and Phoenixville Pike and have a combined site area of 23.4 acres, with surface parking available for 532 spaces (2.94 spaces per 1,000 SF).

Major Tenants.

Janssen Research and Development (56,300 SF, 31.1% of NRA, 36.9% of underwritten base rent). Janssen Research & Development (“Janssen”) discovers, develops, and delivers medicines and solutions for patients worldwide. It offers its solutions to address medical needs in therapeutic areas, such as neuroscience, oncology, immunology, infectious diseases and vaccines. In 1961, Janssen Pharmaceuticals was acquired by Johnson & Johnson. Today, Janssen has 40,000 employees in over 150 countries. Johnson & Johnson is rated AAA/Aaa/AAA by S&P, Moody’s and Fitch, respectively. Janssen has been a tenant at the Malvern Technology Center Property since 2017 under a lease that commenced February 1, 2017 and expires June 30, 2022, with two, five-year renewal options remaining and no termination options.

Cephalon (Teva) (39,570 SF, 21.9% of NRA, 28.9% of underwritten base rent). Cephalon, Inc. is a subsidiary of Teva Pharmaceutical Industries Ltd. (“Teva”). Teva is an Israeli multinational pharmaceutical company headquartered in Petach Tikva, Israel. According to its website, Teva is the largest generic drug manufacturer in the world and one of the 15 largest pharmaceutical companies worldwide. Teva has over 30 locations across the United States and its territories and more than 6,500 employees. Teva is rated Ba2/BB by Moody’s, and S&P, respectively. Cephalon, Inc. has been a tenant at the Malvern Technology Center Property since 2005. The original lease is for 23,460 SF that commenced on August 16, 2005 and expires on August 31, 2022. The extended lease is for an additional 16,110 SF which commenced April 26, 2016 and expires August 31, 2022. Cephalon, Inc. has one, five-year renewal option remaining and the right to terminate its leases with 12 months’ notice on August 31, 2020. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

Coram Alternate Site Service (34,845 SF, 19.3% of NRA, 13.8% of underwritten base rent). Coram Alternate Site Service (“Coram”), a subsidiary of CVS Caremark (“CVS”) is an industry leader and the infusion provider of CVS, which provides infusion therapies and services to more than 45,000 patients each month. Fully accredited by The Joint Commission, Coram has more than 90 locations across the country, including 70 infusion suites nationwide. CVS is rated BBB+/ Baa1 by S&P and Moody’s, respectively. Coram has been a tenant at the Malvern Technology Center Property since 2003. The original lease is for 31,166 SF which commenced on November 1, 2003 and expires on September 30, 2019. The extended lease is for an additional 3,679 SF which commenced on July 1, 2014 and expires September 30, 2019. Coram has one, five-year renewal option remaining and no termination options.

VenatoRX Pharmaceuticals (24,583 SF, 13.6% of NRA, 14.9% of underwritten base rent). VenatoRX Pharmaceuticals (“VenatoRX”) is a privately held pharmaceutical company that focuses on the discovery and development of new medicines to treat drug resistant infections. VenatoRX was founded in 2010 and is based in Malvern, Pennsylvania. VenatoRX has been a tenant at the Malvern Technology Center Property since 2012 and has since expanded its space and extended its lease twice. The original lease is for 9,629 SF which commenced on May 24, 2012 and expires August 31, 2023. The first extended lease is for an additional 4,569 SF which commenced on October 1, 2015 and expires on August 31, 2023. VenatoRX signed another extended lease for an additional 10,385 SF, pursuant to which the tenant is expected to commence paying rent on the earlier of (i) September 1, 2018, or (ii) the day when tenant improvement of the expanded space is completed. If the Malvern Technology Center Borrower fails to deliver the expansion space to VenatoRX with the improvements required by the VenatoRX lease on or before October 16, 2018, the VernatoRX lease provides that VenatoRX will be entitled to a day for day abatement of base rent (commencing when VenatoRX would otherwise be obligated to pay base rent on the expansion space) for each day between October 16, 2018 and the date when the Malvern Technology Center Borrower delivers the expansion space in the condition required by the VenatoRX lease. At origination, the Malvern Technology Center Borrower reserved $218,595 (equivalent to 12 months of base rent) with the lender, which amount will be released to the Malvern Technology Center Borrower once VernatoRX begins paying rent on the expansion space. The lease expires on August 31, 2023. VenatoRX has one, five-year renewal option remaining and the right to terminate its lease with six months’ notice on August 31, 2022. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

Pentair Thermal Management (9,950 SF, 5.5% of NRA, 3.3% of underwritten base rent). Pentair Thermal Management (“Pentair”) is a full service designer and integrator of optimized heat management systems and works directly with it customers to understand the challenges and needs to design and construct heat trace management systems to ensure success. Pentair offers products and services for floor heating, fire and performance wiring, leak detection, sensing and snow melting & de-icing for industrial, commercial and residential applications. Pentair has over 300 patents in its name and some of its key brands include Pyrotenax, Raychem, Tracker and TraceTex. The tenant has been at the property since 1999 and currently occupies 17,133 SF. Pentair is downsizing its space to 9,950 SF and extending its lease to June 30, 2023. The amended lease requires the Malvern Technology Center Borrower to complete tenant improvements with an estimated cost of $183,000, which was reserved at origination of the Malvern Technology Center Mortgage Loan. Pentair has no renewal options or termination options.

BioPharmaSpec (4,522 SF, 2.5% of NRA, 2.3% of underwritten base rent). BioPharmaSpec was founded by leading experts in the field of protein characterization, with laboratories located in the United States and the United Kingdom. BioPharmaSpec specializes in the structural and physicochemical characterization of biopharmaceuticals. BioPharmSpec has been a tenant at the Malvern Technology Center Property since 2015 under a lease that commenced on April 29, 2015 and expires on April 28, 2019 with two, four-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

335-395 Phoenixville Pike; 2-30 Spring Mill Drive Malvern, PA 19355	Collateral Asset Summary – Loan No. 7 Malvern Technology Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,969,318 67.8% 1.65x 12.0%

The following table presents a summary regarding the largest tenants at the Malvern Technology Center Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Major Tenants
Janssen Research and Development	AAA/Aaa/AAA	56,300	31.1%	$1,284,166	36.9%	$22.81	6/30/2022
Cephalon, Inc.(4)	NR/Ba2/BB	39,570	21.9%	$1,005,931	28.9%	$25.42	8/31/2022
Coram Alternative Site Service	NR/Baa1/BBB+	34,845	19.3%	$480,565	13.8%	$13.79	9/30/2019
VenatoRX Pharmaceuticals(5)	NR/NR/NR	24,583	13.6%	$517,450	14.9%	$21.05	8/31/2023
Pentair Thermal Management	NR/NR/NR	9,950	5.5%	$114,425	3.3%	$11.50	6/30/2023
BioPharmaSpec	NR/NR/NR	4,522	2.5%	$79,045	2.3%	$17.48	4/28/2019
Subtotal/Wtd. Avg.		169,770	93.8%	$3,481,583	100.0%	$20.51
Vacant Space		11,191	6.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		180,961	100.0%	$3,481,583	100.0%	$20.51

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company of the entity listed under the heading “Tenant Name” whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Cephalon, Inc. occupies two suites within the Phoenixville property. Cephalon, Inc. has a termination option as of August 31, 2020, with 12 months’ prior notice.

(5)	VenatoRX Pharmaceuticals occupies three suites at the Spring Mill property and has one termination option as of August 31, 2022, with six months’ prior notice.

The following table presents certain information relating to the lease rollover at the Malvern Technology Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	3	39,367	21.8%	21.8%	$14.22	$559,610	16.1%	16.1%
2020	0	0	0.0%	21.8%	$0.00	$0	0.0%	16.1%
2021	0	0	0.0%	21.8%	$0.00	$0	0.0%	16.1%
2022	3	95,870	53.0%	74.7%	$23.89	$2,290,098	65.8%	81.9%
2023	4	34,533	19.1%	93.8%	$18.30	$631,875	18.1%	100.0%
2024	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
2025	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
Vacant	0	11,191	6.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	10	180,961	100.0%		$20.51	$3,481,583	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market.

The Malvern Technology Center Property is located in Malvern, Chester County, Pennsylvania within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area (the “Philadelphia MSA”). The Philadelphia MSA has a diversified economic base driven by education, healthcare, financial services, information technology, and tourism sectors. There are more than 200 biotechnology, pharmaceutical, and life science companies located in Pennsylvania, with 20 of them located in Malvern. Major employers in the area include The Vanguard Group, Siemens, Vishay and Johnson & Johnson, all of which are located within 3.0 miles of the Malvern Technology Center Property. Universal Health Services (UHS), which is located approximately 12.6 miles east of the Malvern Technology Center Property, is one of the nation’s largest hospital management companies with 83,000 employees. UHS has more than 350 acute care hospitals, behavioral health facilities, and ambulatory centers across the U.S.

The Malvern Technology Center Property is located approximately 30 miles northwest of the Philadelphia central business district. According to the appraisal, Malvern is a part of the Philadelphia Main Line, a higher income area that runs parallel to U.S. Route 30. The Malvern Technology Center Property is located on the southwest corner of Spring Mill Drive and Phoenixville Pike near Interstate 76 (the Pennsylvania Turnpike). Interstate 76 is a major east-west highway that connects to Harrisburg to the west, and provides access to Philadelphia towards the east. Route 202 connects the local area with King of Prussia to the east and Wilmington, Delaware to the south. Other major highways in the area include US Highway 30, State Route 100 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

335-395 Phoenixville Pike; 2-30 Spring Mill Drive Malvern, PA 19355	Collateral Asset Summary – Loan No. 7 Malvern Technology Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,969,318 67.8% 1.65x 12.0%

State Route 29. The Malvern Technology Center Property benefits from various retail and commercial developments within the market area. Fairfield Place Shopping Center, located approximately 5.2 miles southwest of the Malvern Technology Center Property, is anchored by Giant Foods, and includes national tenants such as TJ Maxx, Ulta, Staples, Men’s Wearhouse, and Dress Barn. Whiteland Towne Center, located approximately 5.6 miles southwest of the Malvern Technology Center Property, features national retailers such as Party City, Big Lots, Famous Footwear, Petco, CVS Pharmacy, Kohl’s, and Hobby Lobby. The Great Valley Corporate Center (“Great Valley”), which includes the Malvern Technology Center Property, is comprised of over 5 million SF of office and R&D space spread over 700 acres. Great Valley is the anchor of the Route 202 High-Tech Corridor and is home to many innovative companies, including Siemens, Microsoft, IKON, Johnson & Johnson, and AmerisourceBergen. Westlakes Corporate Center, Valley Forge Office Center and Chesterbrook Corporate Center are other major office parks located in the Malvern Technology Center Property’s neighborhood. The 2018 estimated population within a one-, three-, and five-mile radius of the Malvern Technology Center Property is 1,512, 18,288, and 88,198, respectively. The 2018 average household income within a one-, three-, and five-mile radius of the Malvern Technology Center Property is estimated to be $233,692, $183,900, and $142,560, respectively.

According to the appraisal, the Malvern Technology Center Property is located within the PA-NJ-DE Flex R&D market, which contains approximately 18.9 million SF of Flex/R&D space in 316 buildings. The direct vacancy rate for February 2018 is 10.5%, which is slightly higher than the 2017 vacancy rate of 10.3%. The average asking rent for the current period is $15.03 per SF.

According to the appraisal, the Malvern Technology Center Property is located within the Chester County Flex R&D submarket and contains approximately 1.3 million SF of Flex/R&D space in 18 buildings. The direct vacancy rate for the February 2018 is 8.0%, which is same as 2017 vacancy rate. The average asking rent for the current period is $14.72 per SF.

The following tables presents competitive office/warehouse and office/lab properties with respect to Malvern Technology Center Property:

Office/Warehouse Lease Comparables
Property Name	Property Location	Year Built/ Renovated	Distance to Subject	Tenant Name	Lease Date	NRA	Lease Term (yrs)	Base Rent PSF(1)	Lease Type
Malvern Technology Center Property	Malvern, PA	1988; 1989/2008	--	Coram Alternative Site Service(1)	Nov 2003(1)	34,845(1)	Various(2)	$13.79(1)	NNN
8 Union Hill Road	West Conshohocken, PA	1961/2012	14.4 miles	Confidential	April 2017	3,000	5.0	$10.00	NNN
Allendale Business Center	King of Prussia, PA	1961/2008	11.3 miles	Hochiki American Corporation Data Recognition	April 2017 March 2016	14,912 16,500	5.0 3.4	$12.00 $15.00	MG Gross +TE
1350 Welsh Road	North Wales, PA	1974/2005	27.5 miles	Lakeside Educational Network	May 2016	13,952	10.3	$12.68	NNN
Valley Forge Business Campus	Norristown, PA	1984/N/A	13.8 miles	Saniglaze	Jan 2016	1,410	3.0	$10.00	NNN
2801 Grant Avenue	Philadelphia, PA	1957/N/A	40.1 miles	Center for Autism	March 2015	18,500	13.0	$8.27	NNN
300 Technology Drive	Malvern, PA	1985/N/A	2.2 miles	Clinical Supplies Management, Inc.	Feb 2015	22,500	7.0	$8.55	NNN
Plymouth Crossing	Whitemarsh, PA	1988/N/A	16.4 miles	Pro Ven	March 2015	2,119	3.0	$12.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Coram Alternative Site Service operates under two leases the first lease is for 31,166 SF for a 16-year term and the second lease is for 3,679 SF for a five-year term.

Office/Lab Lease Comparables
Property Name	Property Location	Year Built/ Renovated	Distance to Subject	Tenant Name	Lease Date	NRA	Lease Term (yrs)	Base Rent PSF(1)	Lease Type
Malvern Technology Center Property	Malvern, PA	1988; 1989/2008	--	Janssen Research and Development(1)	Feb 2017(1)	56,300(1)	5.4(1)	$22.81(1)	NNN
Technology Centre of New Jersey	North Brunswick, NJ	1998/2015	82.3 miles	Hurel	March 2016	5,241	6.0	$21.00	Net
1 Cedar Brook Drive	Cranbury, NJ	2002/N/A	69.4 miles	Amicus Therapeutics	Sept 2015	73,646	10.0	$20.70	NNN
7 Clarke Drive	Cranbury, NJ	N/A/N/A	69.4 miles	Oncobiologics	July 2015	7,521	6.0	$20.40	NNN
Cedar Brook Corporate Center	Cranbury, NJ	2001/N/A	69.6 miles	Wild Flavors (Archer Daniels)	April 2015	15,692	5.0	$20.00	NNN
Princeton Corporate Plaza	South Brunswick, NJ	1986/On-Going	62.7 miles	General Office & Lab General Office & Lab General Office & Lab Insmed	Jan 2015 Jan 2015 Jan 2015 Jan 2015	56,988 38,802 60,717 27,035	1.0 1.0 1.0 7.8	$20.99 $21.07 $20.19 $19.00	Net Net Net NNN
Penn Medicine University City	Philadelphia, PA	2014/N/A	26.6 miles	Spark Therapeutics	April 2014	28,075	11.0	$29.08	MG

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

335-395 Phoenixville Pike; 2-30 Spring Mill Drive Malvern, PA 19355	Collateral Asset Summary – Loan No. 7 Malvern Technology Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,969,318 67.8% 1.65x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Malvern Technology Center Property:

Cash Flow Analysis
	2014	2015	2016	1/31/2018 TTM	UW	UW PSF
Base Rent(1)	$1,899,309	$2,074,688	$2,113,326	$2,721,523	$3,652,363	$20.18
Total Recoveries	$439,244	$475,587	$584,718	$814,643	$1,001,049	$5.53
Other Income	$98	$42	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($372,273)	($2.06)
Effective Gross Income	$2,338,651	$2,550,317	$2,698,044	$3,536,165	$4,281,139	$23.66
Total Expenses	$1,130,796	$1,072,739	$1,085,934	$804,011	$1,042,654	$5.76
Net Operating Income(2)	$1,207,855	$1,477,577	$1,612,111	$2,732,154	$3,238,485	$17.90
Capital Expenditures	$0	$0	$0	$0	$36,192	$0.20
TI/LC	$0	$0	$0	$0	$225,650	$1.25
Net Cash Flow	$1,207,855	$1,477,577	$1,612,111	$2,732,154	$2,976,643	$16.45

Occupancy %(3)	74.0%	63.0%	63.0%	94.0%	93.8%
NOI DSCR	0.67x	0.82x	0.90x	1.52x	1.80x
NCF DSCR	0.67x	0.82x	0.90x	1.52x	1.65x
NOI Debt Yield	4.5%	5.5%	6.0%	10.1%	12.0%
NCF Debt Yield	4.5%	5.5%	6.0%	10.1%	11.0%

(1)	UW Base Rent is based on the rent roll dated March 15, 2018 and includes rent steps through February 2018 totaling $107,407.

(2)	1/31/2018 TTM Net Operating Income increased from 2016 due to commencement of Janssen Research and Development’s lease on February 2017.

(3)	UW Occupancy % is based on underwritten economic occupancy of 92.0%. As of March 15, 2018 the Malvern Technology Center Property was 93.8% leased.

Escrows and Reserves. The Malvern Technology Center Borrower deposited $156,676 upfront in escrow for annual real estate taxes, $13,936 upfront for annual insurance premiums, $2,000,000 upfront for tenant improvement and leasing commissions, $2,067,100 for outstanding tenant improvement and leasing commissions, and $218,595 for a free rent reserve. The Malvern Technology Center Borrower is required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums, replacement reserves of $3,016, and tenant improvement and leasing commissions of $18,804.

Lockbox and Cash Management. The Malvern Technology Center Mortgage Loan documents provide for a hard lockbox and springing cash management. The Malvern Technology Center Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account and during the occurrence and continuance of a Cash Management Trigger Event (as defined below), funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Malvern Technology Center Mortgage Loan documents. Pursuant to the Malvern Technology Center Mortgage Loan documents, all excess funds on deposit will be applied as follows: (i) to the extent a Cash Sweep Event (as defined below) is not in effect, to the Malvern Technology Center Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Malvern Technology Center Borrower, the guarantor or property manager, (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.30x, or (iv) a Critical Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) when such event of default has been cured or waived; in regard to clause (ii) when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Malvern Technology Center Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Malvern Technology Center Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.35x for two consecutive calendar quarters and in regard to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Malvern Technology Center Borrower, the guarantor or property manager, (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.20x, or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived; in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing for the Malvern Technology Center Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Malvern Technology Center Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters and in regard to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Critical Tenant Trigger Event” will occur upon (i) Cephalon, Inc., Coram, Janssen or any other tenant occupying the critical tenant space occupied by such tenant (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) on or prior to 12 months prior to the expiration date the Critical Tenant fails to give notice of its election to renew its lease; (iii) if the Critical Tenant fails to give such notice on or prior to the date on which the Critical Tenant is required under its lease to notify the Malvern Technology Center Borrower of its election to renew its lease; (iv) an event of default under the Critical Tenant lease exists; (v) a bankruptcy action of the Critical Tenant or any guarantor of the Critical Tenant occurs; or (vi) if the Critical Tenant discontinues its normal business operations. In addition, it is a Critical Tenant Trigger Event if Cephalon, Inc. provides notice of its intent to exercise an early termination option. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) and (iii) above, the date that (1) a Critical Tenant Lease extension is executed and delivered by the Malvern Technology Center Borrower along with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

335-395 Phoenixville Pike; 2-30 Spring Mill Drive Malvern, PA 19355	Collateral Asset Summary – Loan No. 7 Malvern Technology Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,969,318 67.8% 1.65x 12.0%

related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) above, after a cure of applicable event of default; (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; (d) with respect to clause (vi) above, the Critical Tenant resumes actual physical occupancy of and re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event (as defined below) has occurred. If the Critical Tenant Trigger Event relates to the exercise by Cephalon, Inc. of an early termination option, such Critical Tenant Trigger Event will end if there is a Critical Tenant Space Re-tenanting Event.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied (i) the Critical Tenant space leased to one or more replacement tenants for a term of at least five (5) years on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Malvern Technology Center Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 8 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,000,000 56.0% 1.46x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 8 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,000,000 56.0% 1.46x 11.1%

Moraga
Piedmont
CONTRA COSTA COUNTY
Shepard Canyon Park
Redwood Regional Park
Downtown
Chinatown
Lake Merritt
OAKLAND
Alameda
ALAMEDA COUNTY
Eastmont Town Center
7200 Bancroft Avenue
Oakland, CA 94605
Upper San Leandro Reservoir
Anthony Chabot Reg Park
Knowland Park
Bay Farm Island
Oakland International Airport
Lake Chabot
Castro Valley
San Leandro
San Lorenzo
Hayward
San Francisco Bay
Marina Park
OAKLAND
SAN FRANCISCO
SAN JOSE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 8 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,000,000 56.0% 1.46x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Oakland, CA 94605
				General Property Type:	Office
Original Balance(2):	$26,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(2):	$26,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	1965/2009
Loan Purpose:	Refinance			Size:	520,415 SF
Borrower Sponsor:	Vertical Ventures Capital, LLC			Cut-off Date Balance per SF(2):	$108
Mortgage Rate:	5.2800%			Maturity Date Balance per SF(2):	$96
Note Date:	3/12/2018			Property Manager:	Vertical Ventures Capital, LLC (borrower-related)
First Payment Date:	5/6/2018
Maturity Date:	4/6/2028			Property Sub-Manager:	Cushman & Wakefield of California, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF (88); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$6,204,887
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield(2):	11.1%
Additional Debt Balance(3):	$30,000,000			UW NOI Debt Yield at Maturity(2):	12.4%
Future Debt Permitted (Type)(3):	Yes (Mezzanine; PACE)			UW NCF DSCR(2):	1.82x (IO)	1.46x (P&I)
Reserves(4)				Most Recent NOI:	$6,294,678 (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$5,864,300 (12/31/2016)
RE Tax:	$0	$93,111	N/A	3rd Most Recent NOI(5):	$5,339,584 (12/31/2015 T-10 Ann.)
Insurance:	$17,682	$16,840	N/A	Most Recent Occupancy:	86.4% (2/1/2018)
Replacements:	$0	$8,674	N/A	2nd Most Recent Occupancy:	87.0% (12/31/2017)
TI/LC:	$1,000,000	$66,667	$2,750,000	3rd Most Recent Occupancy:	87.0% (12/31/2016)
Unfunded TI/LC:	$655,675	$0	N/A	Appraised Value (as of)(6):	$100,000,000 (1/10/2018)
Free Rent:	$200,874	$0	N/A	Cut-off Date LTV Ratio(2):	56.0%
TCARP:	$974,669	$0	N/A	Maturity Date LTV Ratio(2):	49.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$56,000,000	100.0%	Loan Payoff:	$41,803,812	74.6%
			Closing Costs:	$1,431,291	2.6%
			Reserves:	$2,848,900	5.1%
			Return of Equity:	$9,915,997	17.7%
Total Sources:	$56,000,000	100.0%	Total Uses:	$56,000,000	100.0%

(1)	The Eastmont Town Center Whole Loan (as defined below) was originated by Rialto Mortgage Finance, LLC (“RMF”). UBS AG purchased from RMF the Eastmont Town Center Whole Loan evidenced by Promissory Notes A-1, A-2, A-3, A-4, A-5 and A-6.

(2)	The Eastmont Town Center Mortgage Loan (as defined below) is part of the Eastmont Town Center Whole Loan, which is comprised of six pari passu promissory notes with an aggregate principal balance of $56,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising Eastmont Town Center Whole Loan.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The borrower sponsor acquired the Eastmont Town Center Property (as defined below) in March 2015; as such, historical operating performance prior to March 2015 is unavailable.

(6)	The stabilized value of the Eastmont Town Center Property is $104,000,000 as of January 1, 2019.

The Mortgage Loan. The eighth largest mortgage loan (the “Eastmont Town Center Mortgage Loan”) is part of a whole loan (the “Eastmont Town Center Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $56,000,000, all of which are secured by a first priority fee mortgage encumbering an office property known as the Eastmont Town Center (the “Eastmont Town Center Property”). Promissory Notes A-3, A-4, A-5 and A-6, with an aggregate original principal balance of $26,000,000, collectively represent the Eastmont Town Center Mortgage Loan, and will be included in the UBS 2018-C10 Trust. The Eastmont Town Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2018-C9 Trust. The below table summarizes the other promissory notes, which are currently held in the UBS 2018-C9 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Eastmont Town Center Whole Loan were primarily used to refinance existing debt on the Eastmont Town Center Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 8 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,000,000 56.0% 1.46x 11.1%

Eastmont Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$19,500,000	$19,500,000	UBS 2018-C9	Yes
Note A-2	$10,500,000	$10,500,000	UBS 2018-C9	No
Note A-3	$8,450,000	$8,450,000	UBS 2018-C10	No
Note A-4	$8,450,000	$8,450,000	UBS 2018-C10	No
Note A-5	$4,550,000	$4,550,000	UBS 2018-C10	No
Note A-6	$4,550,000	$4,550,000	UBS 2018-C10	No
Total	$56,000,000	$56,000,000

The Borrower and the Borrower Sponsor. The borrower is Eastmont Office Owner, LLC, a Delaware limited liability company (the “Eastmont Town Center Borrower”) structured to be bankruptcy remote with two independent directors. Legal counsel to the Eastmont Town Center Borrower delivered a non-consolidation opinion in connection with the origination of the Eastmont Town Center Whole Loan. Eastmont Office Partners, LLC, a joint venture entity which owns 100% of the Eastmont Town Center Borrower, is owned by Eastmont GP LLC (14.27%), which is a member and operating manager; AREP III Eastmont Investor, LP (51.44%); and AREP III-QP Eastmont Investor, LP (34.29%). Eastmont GP LLC is owned and managed by Vertical Ventures Capital, LLC (2.75%) and other investors, none of which owns more than 20% of Vertical Ventures Capital, LLC. Hamid Rezapour is the sole member of Vertical Ventures Capital, LLC. AREP III Eastmont Investor, LP is 100.0% owned by Argosy Real Estate Partners III, LP. AREP III Investor GP, LLC, is the general partner of AREP III Eastmont Investor, LP; AREP III Investor GP, LLC is owned 100% by Argosy Real Estate Partners III, LP. Argosy Real Estate Partners III, LP is owned by Odyssey Capital Group, LP, (52.0%), and 93 limited partners (48.0%), none of which own more than 12.1%. AREP III-QP Eastmont Investor, LP is owned 100.0% by AREP III-QP Investor, LLC. AREP III-QP Investor, LLC is owned by Argosy Real Estate Parallel Partners III-QP, LP (38.7%), a non-controlling member, and Argosy Real Estate Parallel Partners III-MS, LP (61.3%), the managing member. Argosy Real Estate Parallel Partners III-QP, LP is owned 100.0% by 77 limited partners, none of which holds more than 33.0%. Argosy Real Estate Parallel Partners III-MS, LP is owned 100.0% by 99 limited partners, none of which holds more than 12.5%. Vertical Ventures Capital, LLC (“Vertical Ventures”) is the borrower sponsor and the non-recourse carveout guarantor for the Eastmont Town Center Whole Loan.

Vertical Ventures is a company focused on identifying, acquiring, and revitalizing well-located, quality projects that are temporarily undervalued consisting primarily of office, R&D, and industrial properties in well-established, supply constrained submarkets in Northern California. Hamid Rezapour, president of Vertical Ventures, has overseen all aspects of real estate investing, including acquisition, planning, financing, leasing and sales negotiations, construction, and property management for the company since its inception. Vertical Ventures now owns and manages 11 properties in California. The company’s current portfolio includes 10 office properties (over 3.3 million SF) and 1 industrial property (420,000 SF).

Argosy Real Estate Partners is part of the Argosy Capital (“Argosy”) fund family, which has $1.0 billion in assets under management. Argosy invests in multifamily, commercial, lodging and residential opportunities throughout the United States. Argosy partners with experienced operating partners to create value through the acquisition, development, repositioning, and/or recapitalization of real estate assets. Argosy’s strategy focuses on investment opportunities that require between $5-20 million of equity capital.

The Property. The Eastmont Town Center Property is a 520,415 SF office property located in Oakland, California, within Alameda County, approximately 5.0 miles south of the Oakland central business district. Built from 1965 to 1972, the Eastmont Town Center Property consists of a three-story building, is situated on a 16.5-acre site along Bankcroft Avenue and features 1,982 structured and surface parking spaces (3.8 spaces per 1,000 SF). As of February 1, 2018, the Eastmont Town Center Property was 86.4% leased by a mix of 33 regional and national tenants offering social services, health, and restaurant services. The Eastmont Town Center Property major tenants include Alameda County Self Sufficiency (79,280 SF), Alameda County Adult & Aging (71,397 SF), Oakland Police Precinct (64,000 SF), Alameda Health System (52,454 SF), and Alameda County Behavioral Health (45,051 SF), which comprise 60% of the total NRA. Outside of the top five tenants, no other individual tenant comprises more than 4.3% of the Eastmont Town Center Property’s NRA.

Major Tenants.

Alameda County Self Sufficiency (79,280 SF, 15.2% of NRA, 16.3% of underwritten base rent). Alameda County Self Sufficiency is operated by the Workforce and Benefit Administration, a department of the Alameda County of Social Services Agency. The Alameda County Self Sufficiency center provides all services for CalWORKs, food stamps, Medi-Cal, general assistance, and employment services, including job training workshops, placement assistance, and post-employment support. The center’s resource room is open to community members as well as recipients and offers job listings, computers, telephone and other materials to help with job searches. Additionally, the center offers drop-in childcare, mental health services, and family support services - operating as a one-stop location. Alameda County Social Services Agency is comprised of 2,200 employees that work collectively and in partnership with community-based organizations, neighborhood groups and policy makers to serve the needs of the community. Alameda County Self Sufficiency has been a tenant at the Eastmont Town Center Property since 1998 under a lease that commenced October 27, 1998 and expires November 30, 2024, with no renewal options or termination options.

Alameda County Adult & Aging (71,397 SF, 13.7% of NRA, 21.0% of underwritten base rent). Alameda County Adult & Aging offers a coordinated service that protects, supports, and advocates for an aging population, particularly those with disabilities. The various programs provide services that maximize self-sufficiency, safety, health, active living and independence. Adult & Aging Services is a department of the Alameda County Social Services Agency. Alameda County Adult & Aging has been a tenant at the Eastmont Town Center Property since 2003 under a lease that commenced October 20, 2003 and expires October 19, 2023, with no renewal options or termination options.

Oakland Police Precinct (64,000 SF, 12.3% of NRA, 8.4% of underwritten base rent). The Oakland Police Precinct is a civilian law enforcement agency responsible for policing the city of Oakland. The Oakland Police Department is funded by the city’s general purpose fund, which accounts for 43% of the city’s total budget at approximately $596 million each year. The Oakland Police Precinct has been a tenant at the Eastmont Town Center Property since 2002 under a lease that commenced December 7, 2002 and expires December 6, 2022, with two, five-year renewal options remaining. The Oakland Police Precinct has the right to terminate its lease with 90 days’ notice after November 16, 2018. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 8 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,000,000 56.0% 1.46x 11.1%

Alameda Health System (52,454 SF, 10.1% of NRA, 12.5% of underwritten base rent). Alameda County Wellness Center is part of Alameda Health System’s (AHS) network of community-based ambulatory clinics that expand access to primary care and AHS medical specialties. Community-based care is provided to all residents of Alameda County by an interdisciplinary team of physicians and a variety of other healthcare professionals and specialists. Services include pediatrics, immunizations, family planning, dental, social work and health education. Alameda Health System has been a tenant at the Eastmont Town Center Property since 1998 under a lease that commenced May 1, 1998 and expires May 31, 2028, with one, five-year renewal option remaining and no termination options. Alameda Health System is entitled to certain rent “abatements” and “credits” in the first month of each lease year commencing in May 2019 through and including the month commencing in May 2025. At origination, the Eastmont Town Center Borrower reserved $200,874 to account for such periods of rent abatements and credits, to be distributed one-half in June 2024 and one-half in June 2025.

Alameda County Behavioral Health (45,051 SF, 8.7% of NRA, 12.3% of underwritten base rent). Alameda County Behavioral Health Care Services works toward creating a more integrated, culturally competent, consumer and family empowered system of care that emphasizes community-wide participation, prevention, wellness, recovery and resiliency. Alameda County Behavioral Health Care Services supports more than 900 individual and organizational providers countywide. Over 85% of the services are delivered through contracted community based organizations and individuals. Alameda County Behavioral Health has been a tenant at the Eastmont Town Center Property since 2006 under a lease that commenced March 1, 2006 and expires February 28, 2021, with no renewal options or termination options.

The following table presents a summary regarding the largest tenants at the Eastmont Town Center Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Major Tenants
Alameda County Self Sufficiency	AAA/Aaa/AA+	79,280	15.2%	$1,513,187	16.3%	$19.09	11/30/2024
Alameda County Adult & Aging	AAA/Aaa/AA+	71,397	13.7%	$1,951,569	21.0%	$27.33	10/19/2023
Oakland Police Precinct	A+/Aa2/AA	64,000	12.3%	$777,981	8.4%	$12.16	12/6/2022(4)
Alameda Health System	AAA/Aaa/AA+	52,454	10.1%	$1,161,332	12.5%	$22.14	5/31/2028(5)
Alameda County Behavioral Health	AAA/Aaa/AA+	45,051	8.7%	$1,144,746	12.3%	$25.41	2/28/2021
Center for Elders Independence	NR/NR/NR	22,360	4.3%	$551,859	5.9%	$24.68	7/31/2028
Alameda County Public Health	AAA/Aaa/AA+	17,601	3.4%	$370,853	4.0%	$21.07	5/31/2024
Unity Schools	NR/NR/NR	15,749	3.0%	$341,438	3.7%	$21.68	6/30/2020(6)
RAI Care Centers of N. CA II	NR/NR/NR	10,097	1.9%	$252,425	2.7%	$25.00	12/31/2018(7)
Major Tenants		377,989	72.6%	$8,065,390	86.8%	$21.34
Other Tenants		71,837	13.8%	$1,222,765	13.2%	$17.02
Vacant Space		70,589	13.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		520,415	100.0%	$9,288,154	100.0%	$20.65

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Oakland Police Precinct has two, five-year renewal options remaining. Oakland Police Precinct has the right to terminate its lease with 90 days’ notice after November 16, 2018.

(5)	Alameda Health System has one, five-year renewal option remaining.

(6)	Unity Schools has the right to terminate its lease on June 30, 2019 if it does not receive a charter from the Alameda County Office of Education with a 30 days’ written notice.

(7)	RAI Care Centers of N. CA II has one, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 8 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,000,000 56.0% 1.46x 11.1%

The following table presents certain information relating to the lease rollover at the Eastmont Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	8	19,339	3.7%	3.7%	$1.34	$25,965	0.3%	0.3%
2018	4	23,028	4.4%	8.1%	$14.68	$338,051	3.6%	3.9%
2019	4	10,439	2.0%	10.1%	$24.40	$254,702	2.7%	6.7%
2020	6	21,833	4.2%	14.3%	$22.26	$485,947	5.2%	11.9%
2021	2	48,118	9.2%	23.6%	$25.31	$1,218,078	13.1%	25.0%
2022	2	66,210	12.7%	36.3%	$12.45	$824,413	8.9%	33.9%
2023	2	71,398	13.7%	50.0%	$27.33	$1,951,569	21.0%	54.9%
2024	3	99,940	19.2%	69.2%	$19.51	$1,950,114	21.0%	75.9%
2025	0	0	0.0%	69.2%	$0.00	$0	0.0%	75.9%
2026	1	5,348	1.0%	70.3%	$22.28	$119,148	1.3%	77.2%
2027	0	0	0.0%	70.3%	$0.00	$0	0.0%	77.2%
2028	3	84,173	16.2%	86.4%	$25.19	$2,120,167	22.8%	100.0%
2029 & Beyond	0	0	0.0%	86.4%	$0.00	$0	0.0%	100.0%
Vacant	0	70,589	13.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	35	520,415	100.0%		$20.65	$9,288,154	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Eastmont Town Center Property is located in Oakland, Alameda County, California approximately five miles south of the Oakland central business district. The Eastmont Town Center Property is regionally located within the San Francisco–Oakland–Hayward, CA metropolitan statistical area. Oakland is situated in the heart of the San Francisco Bay Area and within Alameda County and is strategically located between San Francisco to the west, Silicon Valley to the south, Walnut Creek and the Tri-Valley to the east, and Berkeley to the north. As the geographic center of the entire Bay Area, Oakland has a diverse business environment and is centrally located within one of the largest population centers in the country, in a region that contains over seven million residents. Oakland benefits from immediate access to rail, air, sea, freeway and bus service and is convenient to all major employment and residential centers in the greater Bay Area. Oakland is the largest and most established of the East Bay cities and offers the most equitable location for companies, drawing employees from all over the region. Oakland’s leading industry sectors include business services, health care services, transportation, food processing, light manufacturing, government, arts, culture and entertainment. The University of California, Berkeley (“UC Berkeley”) is Alameda County’s largest employer with 23,962 employees and a total enrollment of 41,910 students as of Fall 2017. UC Berkeley is located approximately 10.4 miles northwest of the Eastmont Town Center Property. Other major employers include Safeway Inc., Kaiser Permanente, Chevron Corp, John Muir Health, Wells Fargo and Lam Research Corp.

According to a third party research report, the Eastmont Town Center Property is located within the East Bay/Oakland office market and the Oakland office submarket. As of year-end 2017, the East Bay/Oakland office market contained approximately 110.5 million SF of office space. The East Bay/Oakland office market reported an overall vacancy rate of 8.8% and an average rental rate of $35.58 per SF. As of the year-end 2017 the East Bay/Oakland market reported negative net absorption of 338,291 SF and there was 1.8 million SF of office space under construction in seven buildings and 3 year-to-date deliveries totaling 172,400 SF within the East Bay/Oakland office market. As of year-end 2017, the Oakland office submarket contained approximately 28.8 million SF of office space. The Oakland office submarket reported an overall vacancy rate of 8.7% and an average rental rate of $47.79 per SF. As of year-end 2017, the Oakland office submarket reported negative net absorption of 342,854 SF. There was no office space under construction and there was one year-to-date delivery totaling 26,700 SF within the Oakland office submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 8 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,000,000 56.0% 1.46x 11.1%

The following table presents competitive retail properties with respect to the Eastmont Town Center Property:

Competitive Property Summary
Property Name	Type	Year Built/ Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject
Eastmont Town Center Property	Office	1965/2009	520,415	86.4%(1)	Alameda County Self Sufficiency, Alameda County Adult & Aging, Oakland Police Precinct, Alameda Health System, Alameda County Behavioral Health	N/A
Transpacific Center	Office	1982/N/A	417,900	N/A	Kipp Bay Area Schools	8.6 miles
N/A	Office	1985/N/A	86,055	N/A	Kaiser Foundation	6.3 miles
Cashman Building	Office	1963/N/A	29,200	N/A	Alameda County Mental Health Association	6.0 miles
Embarcadero Business	Office	N/A	152,239	N/A	Alameda County Behavioral Health	6.0 miles
1105 Atlantic Ave.	Office	1991/N/A	32,838	N/A	Sutter Health	5.7 miles
Breuner Building	Office	N/A	194,000	N/A	Center of Environmental Health	8.1 miles
Total/Wtd. Avg.			1,432,647

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Eastmont Town Center Property:

Cash Flow Analysis
	2014(1)	12/31/2015 T-10 Annualized(1)	12/31/2016	12/31/2017	UW	UW PSF
Base Rent	N/A	$7,760,384	$8,666,206	$9,032,521	$10,670,653(2)	$20.50
Total Recoveries	N/A	$1,104,700	$1,193,966	$1,327,505	$1,470,517	$2.83
Other Income(3)	N/A	$78,347	$84,980	$83,339	$83,339	$0.16
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,382,499)	($2.66)
Effective Gross Income	N/A	$8,943,430	$9,945,152	$10,443,366	$10,842,011	$20.83
Total Expenses	N/A	$3,603,846	$4,080,853	$4,148,688	$4,637,124	$8.91
Net Operating Income	N/A	$5,339,584	$5,864,300	$6,294,678	$6,204,887	$11.92
Capital Expenditures	N/A	$0	$0	$0	$104,083	$0.20
TI/LC	N/A	$0	$0	$0	$650,518	$1.25
Net Cash Flow	N/A	$5,339,584	$5,864,300	$6,294,678	$5,450,285	$10.47

Occupancy %	N/A	85.0%	87.0%	87.0%	86.4%
NOI DSCR (P&I)(4)	N/A	1.43x	1.58x	1.69x	1.67x
NCF DSCR (P&I)(4)	N/A	1.43x	1.58x	1.69x	1.46x
NOI Debt Yield(4)	N/A	9.5%	10.5%	11.2%	11.1%
NCF Debt Yield(4)	N/A	9.5%	10.5%	11.2%	9.7%

(1)	The borrower sponsor acquired the Eastmont Town Center Property in March 2015; as such, historical operating performance prior to March 2015 is unavailable.

(2)	Underwritten Base Rent is based on the rent roll dated February 1, 2018 and includes rent steps through February 1, 2019 totaling $347,350.

(3)	Other Income includes storage income, antenna income, late fees, association fees, miscellaneous income.

(4)	Debt service coverage ratios and debt yields are based on Eastmont Town Center Whole Loan.

Escrows and Reserves. The Eastmont Town Center Borrower deposited in escrow at loan origination (i) $17,682 for insurance premiums, (ii) $1,000,000 for tenant improvement costs and leasing commissions, (iii) $655,675 for the unfunded tenant improvement allowance associated with Alameda Health System, (iv) $200,874 for free rent associated with Alameda Health System and (v) $974,669 for TCARP in order to simulate payments of tenant construction allowance reimbursement payments required to be paid by Center for Elders Independence as a portion of rent to be held by the lender as additional collateral for the Eastmont Town Center Whole Loan. The Eastmont Town Center Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $8,674 for capital expenditures and (iv) $66,667 on or prior to April 6, 2021 and $54,210 thereafter for tenant improvements and leasing commissions, subject to a cap of $2,750,000.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Eastmont Town Center Whole Loan. The Eastmont Town Center Whole Loan has springing cash management during the continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, funds in the lockbox account are required to be swept to the cash management account on each business day, to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Eastmont Town Center Whole Loan, to pay operating and extraordinary expenses, and if a subordinate mezzanine loan is funded, to pay debt service on the subordinate mezzanine loan. During the continuance of a Cash Sweep Event (as defined below), excess cash flow is required to be swept into an excess cash flow account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7200 Bancroft Avenue Oakland, CA 94605	Collateral Asset Summary – Loan No. 8 Eastmont Town Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$26,000,000 56.0% 1.46x 11.1%

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Eastmont Town Center Borrower, the guarantor, or the property manager or sub-manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x, or (iv) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 90 days of such filing, among other conditions, for the Eastmont Town Center Borrower or the guarantor, or within 120 days for the property manager or sub-manager (or, solely with respect to the bankruptcy of the property manager or sub-manager, when the Eastmont Town Center Borrower has replaced the property manager with a qualified manager or sub-manager, as applicable, acceptable to the lender), and the lender’s determination that such filing does not materially affect the monetary obligations of the Eastmont Town Center Borrower or the guarantor, in regard to clause (iii) above, the debt service coverage ratio based on the trailing 12-month period is greater than 1.25x for two consecutive quarters, or in regard to clause (iv) above, (a) the date a Critical Tenant Trigger Event cure has occurred, (b) with respect to any Critical Tenant (as defined below), the delivery of an acceptable letter of credit by the Eastmont Tower Center Borrower, or (c) the debt yield is at least 9.7% for two consecutive quarters.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Eastmont Town Center Borrower, the guarantor, or the property manager or sub-manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.10x, or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 90 days of such filing, among other conditions, for the Eastmont Town Center Borrower or the guarantor, or within 120 days for the property manager or sub-manager (or, solely with respect to the bankruptcy of the property manager or sub-manager, when the Eastmont Town Center Borrower has replaced the property manager or sub-manager, as applicable, with a qualified manager acceptable to the lender), and the lender’s determination that such filing does not materially affect the monetary obligations of the Eastmont Town Center Borrower or the guarantor, in regard to clause (iii) above, the debt service coverage ratio based on the trailing 12-month period is greater than 1.15x for two consecutive quarters, and in regard to clause (iv) above, (a) the date a Critical Tenant Trigger Event cure has occurred, (b) with respect to any Critical Tenant (as defined below), the delivery of an acceptable letter of credit by the Eastmont Tower Center Borrower, or (c) the debt yield based on the trailing 12-month period is at least 9.7% for two consecutive quarters.

A “Critical Tenant Trigger Event” will occur upon (i) the earlier to occur of (A) the related Critical Tenant giving notice of its intent to terminate, cancel, not extend or not renew its Critical Tenant lease, (B) on or prior to the date that is 12 months prior to the then-applicable expiration date under its lease, the Critical Tenant fails to give irrevocable notice of its election to renew its lease, or (C) on or prior to the date by which the related Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, such tenant fails to give such notice, (ii) an event of default under any Critical Tenant lease, (iii) a bankruptcy action of the related Critical Tenant or any guarantor of such Critical Tenant, (iv) the related Critical Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at its leased space under the Critical Tenant lease, or (v) with respect to Alameda County Adult & Aging, Alameda County Self Sufficiency and/or Oakland Police Precinct, the related Critical Tenant is downgraded below “BBB-” (or the equivalent) by any nationally recognized statistical rating organization.

A “Critical Tenant” means (i) Alameda County Adult & Aging, (ii) Alameda County Self Sufficiency, (iii) Alameda Health System, (iv) Oakland Police Precinct, and (v) any other tenant under a lease which demises to such tenant either (A) all of the related Critical Tenant space, or (B) a portion of the related Critical Tenant space so long as any such Lease of less than all of the related Critical Tenant space (x) provides for rental income representing 10% or more of the total rental income for the Eastmont Town Center Property, or (y) covers 10% or more of the rentable space at the Eastmont Town Center Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Eastmont Town Center Borrower is permitted to obtain a mezzanine loan from and after the date that is the later of (i) the first anniversary of the origination of the Eastmont Town Center Whole Loan and (ii) the 60th day following the initial securitization of the Eastmont Town Center Whole Loan, upon satisfaction of certain terms and conditions including, among others, (i) no event default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 56%, (iii) the combined debt service coverage ratio (calculated as described in the Eastmont Town Center Whole Loan documents) is not less than 1.46x, (iv) the mezzanine loan is a fixed rate loan, (v) the mezzanine lender enters into an intercreditor agreement acceptable to the lender, and (vi) the Eastmont Town Center Borrower delivers a rating agency confirmation. The Eastmont Town Center Borrower is permitted to obtain future PACE loans not to exceed, in the aggregate $4,100,000, with the lender’s prior consent, subject to the satisfaction of certain conditions, including (i) a combined debt service coverage ratio (calculated as described in the Eastmont Town Center Whole Loan documents) of at least 1.46x, (ii) a combined debt yield of at least 9.7%, (iii) a combined LTV of no more than 56%, (iv) rating agency confirmation, and (v) no event of default has occurred and is continuing.

Release of Property. Not permitted.

Terrorism Insurance. The Eastmont Town Center Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Eastmont Town Center Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2609 172nd Street Northeast Marysville, WA 98271	Collateral Asset Summary – Loan No. 9 Marketplace at Smokey Point	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,850,000 63.8% 1.27x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2609 172nd Street Northeast Marysville, WA 98271	Collateral Asset Summary – Loan No. 9 Marketplace at Smokey Point	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,850,000 63.8% 1.27x 9.0%

Marketplace at Smokey Point
2609 172nd Street Northeast
Marysville, WA 98271
Stanwood
Bryant
Silvana
Arlington
Arlington Heights
Warm Beach
SNOHOMISH COUNTY
Lake Goodwin
Sisco Heights
TULALIP RESERVATION
Port Susan
Marysville
Lochsloy
Possession Sound
Hat Island
Lake Stevens
Everett
Machias
Whidbey Island
AMTRAK
172nd St NE
Smokey Point Town Center
Arlington Municipal Airport
VANCOUVER
BRITISH COLUMBIA
CANADA
SEATTLE
TACOMA
WASHINGTON
PORTLAND
OREGON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2609 172nd Street Northeast Marysville, WA 98271	Collateral Asset Summary – Loan No. 9 Marketplace at Smokey Point	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,850,000 63.8% 1.27x 9.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Marysville, WA 98271
				General Property Type:	Retail
Original Balance:	$25,850,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$25,850,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.5%			Year Built/Renovated:	2015-2018/N/A
Loan Purpose:	Refinance			Size:	185,352 SF
Borrower Sponsor:	Wakefield Properties			Cut-off Date Balance per SF:	$139
Mortgage Rate:	5.2300%			Maturity Date Balance per SF:	$116
Note Date:	4/16/2018			Property Manager:	The Evans Company
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$2,336,174
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield:	9.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	N/A			UW NCF DSCR:	1.27x
Additional Debt Balance:	N/A			Most Recent NOI(2):	$1,724,316 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves(1)				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (1/22/2018)
RE Tax:	$64,174	$32,087	N/A	2nd Most Recent Occupancy:	96.0% (9/20/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	78.2% (12/6/2016)
Replacements:	$3,089	$3,089	$185,352	Appraised Value (as of):	$40,500,000 (1/22/2018)
TI/LC:	$10,040	$10,040	$602,394	Cut-off Date LTV Ratio:	63.8%
Outstanding TI/LCs:	$131,000	$0	N/A	Maturity Date LTV Ratio:	52.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds:	$25,850,000	97.3%	Loan Payoff:	$25,987,897	97.8%
Borrower Equity:	$711,932	2.7%	Reserves:	$208,303	0.8%
			Closing Costs:	$365,731	1.4%
Total Sources:	$26,561,932	100.0%	Total Uses:	$26,561,932	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The UW NOI increase from Most Recent NOI is due to the Marketplace at Smokey Point Property (as defined below) being in the lease-up stage.

(3)	The Marketplace at Smokey Point Property was developed between 2015 and 2018 and as such, 2nd Most Recent NOI and 3rd Most Recent NOI are unavailable.

The Mortgage Loan. The ninth largest mortgage loan (the “Marketplace at Smokey Point Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $25,850,000. The Marketplace at Smokey Point Mortgage Loan is secured by a first priority fee mortgage encumbering an 185,352 SF retail anchored shopping center in Marysville, Washington (the “Marketplace at Smokey Point Property”). The proceeds of the Marketplace at Smokey Point Mortgage Loan, together with $711,932 of borrower equity, were used to refinance existing debt encumbering the Marketplace at Smokey Point Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Smokey Point Commercial, LLC (the “Marketplace at Smokey Point Borrower”), a single-purpose Washington limited liability company with one independent director. A non-consolidation opinion was delivered at origination. The borrower sponsor is Wakefield Properties, a Washington based, privately held real estate development company formed in 1996 by James L. Evans and Steven J. Malsam, two of the nonrecourse carve-out guarantors. Wakefield Properties develops and manages multifamily and commercial real estate properties. James L. Evans and Steven J. Malsam own 12 properties comprised of multifamily, office, and retail centers valued at approximately $620.1 million.

The Property. The Marketplace at Smokey Point Property is an 185,352 SF retail shopping center anchored by Hobby Lobby Stores Inc. (“Hobby Lobby”) and Dick’s Sporting Goods. Inc. (“Dick’s”) and junior anchors Party City Corporation (“Party City”), Tuesday Morning, Inc. (“Tuesday Morning”), and ULTA Beauty (“ULTA”). The Marketplace at Smokey Point Property consists of 10 single-story buildings on a 17.75-acre site developed between 2015 and 2018 by the borrower sponsor, located in Marysville, Snohomish County, Washington. The Marketplace at Smokey Point Property is located on 172nd Street approximately one-quarter mile west of Interstate-5 in a primary retail area which has traffic counts of approximately 28,500 vehicles per day. Located adjacent to the southeast is the Lakewood Crossing shopping center which includes Costco, Target, Marshalls, Michaels, Best Buy, Petco, and Office Depot. In addition, located across Interstate-5 to the east of the Marketplace at Smokey Point Property is a Walmart Supercenter, Lowe’s and a Safeway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2609 172nd Street Northeast Marysville, WA 98271	Collateral Asset Summary – Loan No. 9 Marketplace at Smokey Point	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,850,000 63.8% 1.27x 9.0%

anchored shopping center. The Lodge Apartments, a two-phase, 288-unit multifamily project, is located to the immediate north of the Marketplace at Smokey Point Property. The Marketplace at Smokey Point Property has approximately 860 surface parking spaces (4.6 per 1,000 SF).

As of January 22, 2018, the Marketplace at Smokey Point Property was 100.0% occupied by 19 tenants, 12 of which are national retailers. In addition to the anchor tenants Hobby Lobby and Dick’s, major tenants at the Marketplace at Smokey Point Property include Party City, Tuesday Morning, and ULTA. Among the 14 remaining tenants, none occupy more than 5.8% of the total NRA or represent more than 9.5% of underwritten base rent.

Major Tenants.

Hobby Lobby Stores, Inc. (52,000 SF, 28.1% of NRA, 16.2% of underwritten base rent). Founded in 1970 by David and Barbara Green and headquartered in Oklahoma City, Oklahoma, Hobby Lobby remains privately held and operates 746 stores in 47 states as of February, 2018. Hobby Lobby is the second largest company in the arts and crafts industry with estimate revenue of $4.3 billion for 2016, an 8.0% increase over the prior year. Hobby Lobby occupies 52,000 SF under a lease expiring in July 2026 and currently pays $8.00 PSF in base rent. Hobby Lobby has four, five-year renewal options and no termination options.

Dick’s Sporting Goods, Inc. (45,000 SF, 24.3% of NRA, 14.0% of underwritten base rent). Founded in 1948 and headquartered in Pittsburgh, PA, Dick’s (NYSE: DKS) is an omni-channel sporting goods retailer offering an assortment of sports equipment, apparel, footwear and accessories. As of February 3, 2018, Dick’s operates 716 locations throughout the United States, as well as owns and operates Golf Galaxy, Field & Stream, True Runner and Chelsea Collective specialty stores. Dick’s generated approximately $8.6 billion in annual revenue for fiscal year 2017. Dick’s has been traded on the New York Stock Exchange since 2002. Dick’s occupies 45,000 SF under a lease expiring in January 2027 and currently pays $8.00 PSF in base rent. Dick’s has four, five-year renewal options and no termination options.

Party City Corporation (15,000 SF, 8.1% of NRA, 6.4% of underwritten base rent). Founded and currently headquartered in Elmsford, New York, Party City is owned by parent company Party City Holdco Inc. Party City designs, manufactures, contracts for manufacture and distribution of party goods throughout the world. Party City operates over 900 company-owned and franchised stores in the United States and Canada, principally under the names Party City and Halloween City and also sells direct to customers via its e-commerce websites. Party City generated approximately $2.3 billion in annual revenue for fiscal year 2016. Party City occupies 15,000 SF under a lease expiring in January 2027 and currently pays $11.00 PSF in base rent. Party City has three, five-year renewal options and no termination options.

Tuesday Morning Inc. (14,000 SF, 7.6% of NRA, 7.1% of underwritten base rent). Founded in 1974 in Dallas, Texas as a pop-up shop format, Tuesday Morning (rated Ba3 by Moody’s) is an off-price retailer specializing in name-brand, high quality products for the home including luxury textiles, furnishings, housewares, and seasonal décor. Tuesday Morning went public for the second time in 1999 and as of year-end 2017 had 731 locations across 40 states. Tuesday Morning had approximately $966.7 million in sales for fiscal year 2017, up 2.2% from the prior year. Tuesday Morning occupies 14,000 SF under a lease expiring in August 2026 and currently pays $13.00 PSF in base rent. Tuesday Morning has two, five-year renewal options and the option to terminate the lease if gross sales are less than $1.45 million during the fifth lease year (2021).

ULTA Beauty (10,876 SF, 5.9% of NRA, 8.9% of underwritten base rent). ULTA (NASDAQ: ULTA) is the largest beauty retailer in the United States, providing cosmetics, fragrance, skin and hair care products, and salon services. ULTA offers more than 20,000 products from over 500 beauty brands across all categories and price points, including ULTA’s own private label. Each ULTA store includes a full-service salon featuring hair, skin and brow services. As of February 2018, ULTA operates 1,074 retail stores across 48 states and the District of Columbia. ULTA occupies 10,876 SF under a lease expiring in October 2026 and pays $21.00 PSF in base rent. ULTA has three, five-year renewal options and no termination options.

The following table presents certain information relating to the leases at the Marketplace at Smokey Point Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Anchor/Major Tenants
Hobby Lobby	NR/NR/NR	52,000	28.1%	$416,004	16.2%	$8.00	7/31/2026
Dick’s	NR/NR/NR	45,000	24.3%	$360,000	14.0%	$8.00	1/31/2027
Party City	NR/NR/NR	15,000	8.1%	$165,000	6.4%	$11.00	1/31/2027
Tuesday Morning(3)	NR/Ba3/NR	14,000	7.6%	$182,000	7.1%	$13.00	8/31/2026
ULTA	NR/NR/NR	10,876	5.9%	$228,396	8.9%	$21.00	10/31/2026
Subtotal/Wtd. Avg.		136,876	73.8%	$1,351,400	52.6%	$9.87
Other Tenants		48,476	26.2%	$1,216,302	47.4%	$25.09
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		185,352	100.0%	$2,567,702	100.0%	$13.85

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tuesday Morning has the option to terminate its lease if gross sales are less than $1.45 million during the fifth lease year (2021).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2609 172nd Street Northeast Marysville, WA 98271	Collateral Asset Summary – Loan No. 9 Marketplace at Smokey Point	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,850,000 63.8% 1.27x 9.0%

The following table presents certain information relating to the lease rollover schedule at the Marketplace at Smokey Point Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	1	1,750	$30.00	0.9%	0.9%	$52,500	2.0%	2.0%
2021	3	4,455	$27.29	2.4%	3.3%	$121,556	4.7%	6.8%
2022	0	0	$0.00	0.0%	3.3%	$0	0.0%	6.8%
2023	2	12,251	$15.93	6.6%	10.0%	$195,218	7.6%	14.4%
2024	0	0	$0.00	0.0%	10.0%	$0	0.0%	14.4%
2025	0	0	$0.00	0.0%	10.0%	$0	0.0%	14.4%
2026	8	99,596	$14.40	53.7%	63.7%	$1,433,788	55.8%	70.2%
2027	3	61,330	$9.17	33.1%	96.8%	$562,240	21.9%	92.1%
2028	1	3,275	$33.00	1.8%	98.5%	$108,075	4.2%	96.3%
2029 & Beyond	1	2,695	$35.00	1.5%	100.0%	$94,325	3.7%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	19	185,352	$13.85	100.0%		$2,567,702	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The Marketplace at Smokey Point Property is located in Marysville, Washington, approximately 12 miles north of Everett and 35 miles north of Seattle in the Seattle-Tacoma-Bellevue Metropolitan Statistical Area (“Seattle MSA”). The Seattle MSA had a 2017 estimated population of 3,870,428 and has experienced an annual growth rate of 1.7%, as well as annual employment increases of 1.1% over the past decade. Seattle is home to the nation’s sixth busiest seaport which serves cargo and passenger cruise ships and a diverse group of businesses including, communications, aerospace, information, technology, healthcare, government, and retail. Fortune 500 companies such as Boeing, Microsoft, Amazon, Google, Weyerhaeuser, Nordstrom, Costco Wholesale, Starbucks, and Paccar are located in the Seattle MSA.

Boeing has a large scale plant north of Everett alongside Paine Field, the Snohomish County Airport, which is located approximately 25 miles southwest of the Marketplace at Smokey Point Property. In January 2018 Alaska Airlines and United Airlines announced plans to operate commercial passenger service from Paine Field to several cities in the western United States during 2018. In addition, the Tulalip Resort Casino located in Marysville, approximately six miles southwest of the Marketplace at Smokey Point Property, is a strong draw for tourism, as well as national retailers due to the adjacent Seattle Premium Outlets stores.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Marketplace at Smokey Point Property was 6,625, 22,622 and 59,078, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Marketplace at Smokey Point Property is $70,608, $77,189 and $82,809, respectively.

According to the appraisal, the Marketplace at Smokey Point Property is located in the Snohomish retail market and within the Marysville submarket. As of the fourth quarter of 2017, the Snohomish retail market contained 36.0 million SF of retail space, with an overall vacancy rate of 4.6% and average rental rates of $17.06 PSF. The Marysville submarket is comprised of 4.2 million SF of retail space, with a vacancy rate of 3.9%, average rental rates of $15.65 PSF with net absorption was 89,446 SF.

The following table presents leasing data at certain retail competitive properties with respect to the Marketplace at Smokey Point Property:

Competitive Property Summary
Property Name/Address	Type	Year Built/ Renovated	Size (SF)	Total Occupancy	Asking Rent Range	Lease Type	Distance to Subject
Marketplace at Smokey Point Property	Shopping Center	2015-2018/N/A	185,352(1)	100.0%(1)	$8.00 - $35.25(2)	Triple Net	─
Lakewood Pointe/NEC 172nd St NE and 27th Ave Marysville, WA	Retail	2009/2013/2015	20,591	100.0%	$28.00 - $35.00	Triple Net	0.1 miles
Lakewood Crossing 27th Ave NE and Twin Lakes Ave Marysville, WA	Retail	2006-2009/N/A	257,137	99.5%	$35.00 - $35.00	Triple Net	0.3 miles
Smokey Point Retail Center 2707 171st Place NE Marysville, WA	Retail	2009/N/A	14,286	75.3%	$30.00 - $30.00	Triple Net	0.2 miles
Total / Averages			477,366	99.0%	$28.00 - $35.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Anchor tenants’ annual rent PSF is $8.00, junior anchor tenants’ annual rent PSF range from $11.00 to $21.00, and Inline tenants’ rent PSF range from $28.00 to $35.25

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2609 172nd Street Northeast Marysville, WA 98271	Collateral Asset Summary – Loan No. 9 Marketplace at Smokey Point	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,850,000 63.8% 1.27x 9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marketplace at Smokey Point Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	2017	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	$1,823,732	$2,567,702	$13.85
Total Recoveries	N/A	N/A	N/A	$620,641	$971,894	$5.24
Other Income	N/A	N/A	N/A	$1,434	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	$0	($176,980)	($0.95)
Effective Gross Income	N/A	N/A	N/A	$2,445,807	$3,362,616	$18.14
Total Operating Expenses	N/A	N/A	N/A	$721,491	$1,026,442	$5.54
Net Operating Income	N/A	N/A	N/A	$1,724,316	$2,336,174	$12.60
Capital Expenditures	N/A	N/A	N/A	$0	$37,070	$0.20
TI/LC	N/A	N/A	N/A	$0	$124,531	$0.67
Net Cash Flow	N/A	N/A	N/A	$1,724,316	$2,174,573	$11.73

Occupancy %(3)	N/A	N/A	N/A	96.0%	95.0%
NOI DSCR	N/A	N/A	N/A	1.01x	1.37x
NCF DSCR	N/A	N/A	N/A	1.01x	1.27x
NOI Debt Yield	N/A	N/A	N/A	6.7%	9.0%
NCF Debt Yield	N/A	N/A	N/A	6.7%	8.4%

(1)	The Marketplace at Smokey Point Property was developed between 2015 and 2018 and as such, historical financial information for 2014, 2015, and 2016 is unavailable.

(2)	The Base Rent increase from 2017 to UW is due to the Marketplace at Smokey Point Property being in the lease-up stage. UW Base Rent is based on the underwritten rent roll dated January 22, 2018, and excludes $60,816 of mark-to-market rent.

(3)	UW Occupancy % is based on underwritten economic occupancy. Physical occupancy as of January 22, 2018, is 100.0%.

Escrows and Reserves. At origination, the Marketplace at Smokey Point Borrower deposited (i) $64,174 into a real estate tax escrow, (ii) $3,089 into a replacement reserve, (iii) $10,040 into a TI/LC reserve, and (iv) $131,000 into an Outstanding TI/LC reserve. On a monthly basis the Marketplace at Smokey Point Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $32,087, (ii) $3,089 for replacement reserves, capped at $185,352, and (iii) $10,040 for TI/LC reserves, capped at $602,394. Monthly escrows for insurance premiums will spring upon (i) an event of default, (ii) the Marketplace at Smokey Point Property is no longer insured via an acceptable blanket insurance policy, (iii) borrower fails to provide lender with evidence of renewal and payment, and (iv) any cancellation, termination or lapse of insurance coverage.

Lockbox and Cash Management. The Marketplace at Smokey Point Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below) and thereafter during the term of the loan, the Marketplace at Smokey Point Borrower is required to establish and maintain a lockbox account, and to deposit and cause property manager to deposit all rents received into such lockbox account within one business day of receipt. Upon the occurrence of a Cash Sweep Period, the Marketplace at Smokey Point Borrower is required to establish a cash management account controlled by the lender, and sums on deposit in the lockbox account are required to be swept each business day into the cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an approved budget.

A “Cash Sweep Period” will commence upon:

(i) the occurrence of an event of default and continue until such event of default is cured;

(ii) the occurrence of any bankruptcy action of the Marketplace at Smokey Point Borrower or property manager, and in the case of a bankruptcy action of the property manager, continue until such property manager is replaced with a qualified manager under a replacement agreement within 60 days of such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy action of the Marketplace at Smokey Point Borrower be cured);

(iii) the date the debt service coverage ratio for the immediately preceding 3-month period is less than 1.20x and will continue until such time as the debt service coverage ratio for the immediately preceding 3-month period is at least 1.25x for two consecutive calendar quarters; or

(iv) with respect to any tenant occupying more than 10,000 SF of space (“Major Tenant”):

(a)	the date that any Major Tenant files a bankruptcy action and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) (1) the date that is 30 days after the applicable Major Tenant has affirmed its Major Tenant Lease, is no longer the subject of a bankruptcy or similar proceeding, is in occupancy and paying full contractual unabated post-petition rent without right of offset or free rent credit, and has delivered a tenant estoppel acceptable to the lender, (2) the date the Marketplace at Smokey Point Borrower has entered into one or more replacement leases (or lender has approved subleases) for the entire applicable Major Tenant premises in each case with tenants acceptable to the lender in its discretion and (w) the replacement tenants are in occupancy of the entire net leasable area of the applicable Major Tenant premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (x) all tenant improvements have been completed, (y) all leasing commissions and any other tenant reimbursement obligations incurred by the Marketplace at Smokey Point Borrower have been paid and (z) the replacement tenants have delivered a tenant estoppel acceptable to the lender (clauses (w) through (z), collectively, the “Replacement Lease Conditions”), or (3) the delivery of a Major Tenant Letter of Credit (as defined below),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2609 172nd Street Northeast Marysville, WA 98271	Collateral Asset Summary – Loan No. 9 Marketplace at Smokey Point	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,850,000 63.8% 1.27x 9.0%

(b)	the date any Major Tenant gives notice that it intends to go dark, vacate or abandon the premises or for five consecutive days vacates, goes dark, abandons, or surrenders substantially all of the premises and will continue until the date that (1) is 30 days after the date that the applicable Major Tenant has resumed operations at its premises, is in occupancy and open for business paying full contractual unabated rent without right of offset or free rent credit, has made its next due monthly rental payment, and has delivered a tenant estoppel acceptable to the lender, (2) the Marketplace at Smokey Point Borrower has entered into one or more replacement leases for the entire applicable premises with tenants acceptable to the lender in its discretion and the Replacement Lease Conditions have been satisfied, or (3) the delivery of a Major Tenant Letter of Credit,

(c)	the earlier to occur of (1) the date of any termination of a Major Tenant lease, (2) the earlier to occur of (x) the date that is 12 months prior to the then applicable expiration date of the applicable Major Tenant lease or (y) the date on which notice for extension is due under the applicable Major Tenant lease, and will continue until the date the Marketplace at Smokey Point Borrower (A) provides acceptable evidence the Major Tenant has renewed its lease, (B) has entered into one or more replacement leases for the entire applicable premises with tenants acceptable to the lender in its discretion and the Replacement Lease Conditions have been satisfied, or (C) the delivery of a Major Tenant Letter of Credit.

A “Major Tenant Letter of Credit” means a letter of credit acceptable to the lender in its discretion in an amount equal to the amount expected to be generated from the Marketplace at Smokey Point Property during a Cash Sweep Period resulting from the occurrence of a Major Tenant trigger as described in clause (iv) above.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Marketplace at Smokey Point Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

201 Highlands Boulevard Drive Ballwin, MO 63011	Collateral Asset Summary – Loan No. 10 Manchester Highlands	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.7% 1.73x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Highlands Boulevard Drive Ballwin, MO 63011	Collateral Asset Summary – Loan No. 10 Manchester Highlands	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.7% 1.73x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Highlands Boulevard Drive Ballwin, MO 63011	Collateral Asset Summary – Loan No. 10 Manchester Highlands	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.7% 1.73x 9.4%

Manchester Highlands
201 Highlands Boulevard Drive
Ballwin, MO 63011
Greens Bottom Rd
ST. CHARLES COUNTY
Missouri River
Creve Coeur Airport
141
Creve Coeur Lake
St. Louis Lambert Intl. Airport 6 miles
270
Maryland Heights
67
St. Ann
180
Breckenridge Rd
Ashby Rd
Midland Blvd
Page Ave
Creve Coeur County Park
364
Westpoint Plaza
Page Ave
Lindbergh Blvd
Overland
Schuetz Rd
Page Ave
Craig Rd
340
Heritage Place
Four Seasons Country Club
Olive Blvd
Taubman Prestige Outlets
Faust County Park
141
Olive Blvd
340
Olivette
170
Monsanto Company
Chesterfield Commons
64
40
Chesterfield
Bellerive Country Club
Creve Coeur
Ladue Rd
Ladue Rd
Ladue Rd
Chesterfield Mall
Conway Rd
St. Luke's Hospital
270
Saint Louis Country Club
Maryville University
Missouri Baptist University
Mercy Hospital
67
Warson Rd
Ladue
340
Logan University
Schoettler Rd
141
64
40
Conway Rd
St. Louis 8 miles
Baxter Rd
Missouri Baptist Medical Ctr.
64
40
Clayton Rd
Town and Country
Frontenac
Clarkson Valley
Brentwood
Meadowbrook Country Club
Town and Country Crossing
Queeny Park
Weidman Rd
Ballas Rd
Bopp Rd
Lindbergh Blvd
Old Warson Country Club
Clayton Rd
Henry Ave
ST. LOUIS COUNTY
Des Peres
Rock Hill
Edward Jones Headquarters
61
Ballwin
Manchester Meadows
Manchester Rd
100
Clarkson Rd
Central Plaza
Des Peres Square
West County Center
Glendale
Manchester Rd
100
100
Ellisville
Old Towne Plaza
Woodlawn Ave
Webster Groves
Bluebird Park
Des Peres Hospital
Adams Ave
Manchester
Kirkwood
Greenbriar Hills Country Club
Saint Louis Community College - Meramec
44
National Museum of Transportation
141
270
Kirkwood Commons
Watson Plaza
366
Wildwood
Castlewood State Park
Greentree Park
Valley Park
Simpson Park
Watson Rd
Crestwood
Fenton Logistics Park
Unger Park
Sunset Hills Plaza
North Buder Park
44
Sunset Hills
30
Fenton Industrial Park
61
SSM Health St. Clare Hospital
Tapawingo National Golf Course
Fenton
Sappington
141
Gravois Rd
30
270
Hawkins Rd
Fenton Plaza
Meramec River
St. Anthony's Medical Center
Gravois Bluffs Plaza
Murphy
JEFFERSON COUNTY
Concord
30
141
21
MISSOURI
ILLINOIS
Grafton
Godfrey
Alton
Wentzville
O'Fallon
St. Charles
Florissant
St. Peters
Overland
Weldon Spring
Chesterfield
Creve Coeur
University City
East St. Louis
Ballwin
Town and Country
ST. LOUIS
Wildwood
Kirkwood
Crestwood
Cahokia
Belleville
Fenton
Concord
Gray Summit
Oakville
Columbia
House Springs
Arnold
Cedar Hill
Barnhart
Waterloo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Highlands Boulevard Drive Ballwin, MO 63011	Collateral Asset Summary – Loan No. 10 Manchester Highlands	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.7% 1.73x 9.4%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Ballwin, MO 63011
				General Property Type:	Retail
Original Balance(1):	$25,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.4%			Year Built/Renovated:	2009/N/A
Loan Purpose:	Refinance			Size:	353,701 SF
Borrower Sponsor:	E. Stanley Kroenke			Cut-off Date Balance per SF(1):	$99
Mortgage Rate:	5.0700%			Maturity Date Balance per SF(1):	$99
Note Date:	4/26/2018			Property Manager:	TKG Management, Inc.
First Payment Date:	6/1/2018				(borrower-related)
Maturity Date:	5/1/2028
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,298,323
Seasoning:	0 months			UW NOI Debt Yield(1):	9.4%
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NOI Debt Yield at Maturity(1):	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.73x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$3,603,644 (11/30/2017 TTM)
Additional Debt Balance(1):	$10,000,000			2nd Most Recent NOI:	$3,668,362 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,428,269 (12/31/2015)
Reserves(2)				Most Recent Occupancy:	100.0% (4/12/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (11/30/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$55,800,000 (2/1/2018)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	62.7%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	62.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$35,000,000	100.0%	Loan Payoff:	$25,634,063	73.2%
			Closing Costs:	$268,144	0.8%
			Return of Equity:	$9,097,793	26.0%
Total Sources:	$35,000,000	100.0%	Total Uses:	$35,000,000	100.0%

(1)	The Manchester Highlands Mortgage Loan (as defined below) is part of the Manchester Highlands Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $35,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Manchester Highlands Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Manchester Highlands Mortgage Loan”) is part of a whole loan (the “Manchester Highlands Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $35,000,000. The Manchester Highlands Whole Loan is secured by a first priority fee mortgage encumbering a 353,701 SF retail power center (the “Manchester Highlands Property”) located in Ballwin, Missouri, approximately 20 miles west of the St. Louis, Missouri central business district. The proceeds of the Manchester Highlands Whole Loan were used to refinance prior existing debt, pay closing costs and return equity to the Manchester Highlands Borrower (as defined below). Promissory Note A-1, with an original principal balance of $25,000,000, represents the Manchester Highlands Mortgage Loan and will be included in the UBS 2018-C10 Trust. The Manchester Highlands Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C10 Trust. The below table summarizes the remaining pari passu promissory note, which is currently held by CIBC and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Manchester Highlands Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C10	Yes
Note A-2	$10,000,000	$10,000,000	CIBC	No
Total	$35,000,000	$35,000,000

The Borrower and the Borrower Sponsor. The borrower is TKG – Manchester Highlands Shopping Center, LLC (the “Manchester Highlands Borrower”), a Delaware limited liability company, structured to be bankruptcy-remote with one independent director. Legal counsel to the Manchester Highlands Borrower provided a non-consolidation opinion at origination. The Manchester Highlands Borrower is 100% owned by E. Stanley Kroenke, the borrower sponsor and non-recourse carveout guarantor. Mr. Kroenke is the founder and owner of The Kroenke Group (“TKG”). TKG was founded in 1983 and owns

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Highlands Boulevard Drive Ballwin, MO 63011	Collateral Asset Summary – Loan No. 10 Manchester Highlands	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.7% 1.73x 9.4%

and develops real estate properties including shopping centers and apartments. TKG is based in Columbia, Missouri. Mr. Kroenke is also the owner of the Denver Nuggets NBA franchise, the Colorado Avalanche NHL franchise and the Los Angeles Rams NFL franchise. Until the Manchester Highlands Whole Loan is repaid in full, Mr. Kroenke covenants and agrees to maintain a net worth or at least $100 million and a liquidity of at least $5 million. See “Description of the Mortgage Pool— Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Manchester Highlands Property is a 353,701 SF retail power center located in Ballwin, Missouri, within St. Louis County, approximately 20 miles west of the St. Louis central business district. The Manchester Highlands Property is shadow anchored by a corporate owned 148,714 SF Costco and anchored by a Walmart Supercenter. The Manchester Highlands Property is situated on a 31.39-acre site located at the intersection of Manchester Road and Highlands Boulevard Drive. The Manchester Highlands Property consists of a 783,164 SF parcel ground leased to Walmart which constructed a 217,800 SF single story building; a 129,593 SF, single story building leased to Best Buy, Bed Bath & Beyond, PetSmart, Ulta, Bassett Furniture and Carter’s; and a 6,308 SF single-story outlot building leased to Mattress Firm and Panda Express. The Manchester Highlands Property includes 1,498 surfacing parking spots, with a 4.2 per 1,000 SF parking ratio.

The Manchester Highlands Borrower acquired the Manchester Highlands Property in December 2012 for $54.0 million and has a cost basis of $54.6 million. As of April 12, 2018, the Manchester Highlands Property was 100.0% leased to nine tenants. The Manchester Highlands Property has been 100.0% occupied since 2011, and all tenants are original to the Manchester Highlands Property. Walmart (S&P: AA; Moody’s Aa2; Fitch: AA), Best Buy (S&P: BBB; Moody’s: Baa1; Fitch: BBB-) and Bed Bath & Beyond (S&P: BBB-; Moody’s: Baa2) are investment grade tenants, totaling 84.2% of net rentable area and 66.5% of underwritten base rent.

The Manchester Highlands Property is subject to a master declaration that governs a larger development within which it is situated. The Manchester Highlands Borrower is responsible for certain common area maintenance (“CAM”) items, and receives CAM reimbursements from non-owned parcels, including parcels occupied by Costco, Eagles Bank, the City of Manchester and Nordstrom Rack.

The construction and development of the Manchester Highlands Property was partially financed by issuance of tax increment financing and transportation development district bonds (the “TIF/TDD Bonds”) by the City of Manchester, Missouri (the “City”), to reimburse the original developer for certain eligible construction and transportation improvement costs related to the larger development. Neither of the Manchester Highlands Property nor the infrastructure improvements completed by the original developer are pledged as security for the TIF/TDD Bonds. The revenues for the payment of the TIF/TDD Bonds are generated through two sources: (i) payments in lieu of real estate taxes (“PILOT”) and (ii) a one-percent additional sales tax for applicable sales by tenants at the Manchester Highlands Property. The PILOT payment is structured such that the Manchester Highlands Borrower is obligated to pay unabated real estate taxes based on the total assessed value at the applicable tax rates. The City then allocates the real estate tax revenue received attributable to the increase in the assessed valuation of the Manchester Highlands Property due to the development to the payment of the TIF/TDD Bonds. Accordingly, the Manchester Highlands Borrower’s obligation with respect to the TIF/TDD Bonds is limited to paying unabated real estate taxes and cooperating with the City in obtaining information and confirmation with respect to leases and occupants at the Manchester Highlands Property.

Major Tenants.

Walmart (217,800 SF, 61.6% of NRA, 36.3% of underwritten base rent). Wal-Mart Stores East, LP (“Walmart”) has been a tenant at the Manchester Highlands Property since 2007 under a ground lease that commenced March 23, 2007 and expires August 20, 2029, with ten, five-year extension options remaining. Walmart’s ground lease is for a 783,164 SF parcel on which it constructed a 217,800 SF single-story building where it operates a Walmart Supercenter concept. Walmart’s lease is guaranteed by Wal-Mart Stores, Inc., a subsidiary of the corporate parent, Walmart Inc. (Moody’s: Aa2; S&P: AA; Fitch: AA). Founded in 1962, Walmart Inc. (NYSE: WMT) owns and operates more than 11,700 stores under 65 banners in 28 countries and ecommerce websites. With fiscal year 2018 revenue of $500.3 billion, Walmart Inc. employs approximately 2.3 million associates worldwide.

Best Buy (44,852 SF, 12.7% of NRA, 18.9% of underwritten base rent). Best Buy Stores, L.P. (“Best Buy”) has been a tenant at the Manchester Highlands Property since 2008 under a lease that commenced October 24, 2008 and expires January 31, 2024, with four, five-year extension options remaining. Best Buy’s lease is guaranteed by its corporate parent, Best Buy Co., Inc. (Moody’s: Baa1; S&P: BBB; Fitch: BBB-). Founded in 1966, Best Buy Co., Inc. (NYSE: BBY), is a provider of technology products, services and solutions, with more than 1,000 large-format stores in the United States, Canada and Mexico, generating revenue of more than $42 billion in fiscal year 2018.

Bed Bath & Beyond (35,000 SF, 9.9% of NRA, 11.3% of underwritten base rent). Bed Bath & Beyond Inc. (“Bed Bath & Beyond”) (NASDAQ: BBBY) has been a tenant at the Manchester Highlands Property since 2008 under a lease that commenced October 28, 2008 and expires January 31, 2019, with three, five-year extension options remaining. Founded in 1971, Bed Bath & Beyond (Moody’s: Baa2; S&P: BBB-) is a retailer offering a wide selection of domestics merchandise and home furnishings. Bed Bath & Beyond operates an ecommerce platform consisting of various websites and applications, and a retail store base under the names of Bed Bath & Beyond, Christmas Tree Shops, andThat!, Harmon, Harmon Face Values or Face Values, buybuy BABY, World Market, Cost Plus World Market or Cost Plus.

PetSmart (27,286 SF, 7.7% of NRA, 12.8% of underwritten base rent). PetSmart, Inc. (“PetSmart”) has been a tenant at the Manchester Highlands Property since 2008 under a lease that commenced December 16, 2008 and expires January 31, 2024, with three, five-year extension options remaining. Founded in 1986, PetSmart (Moody’s: Caa1; S&P: CCC+) is the largest specialty retailer of services and solutions for the lifetime needs of pets with approximately 55,000 associates in more than 1,600 pet stores in the United States, Canada and Puerto Rico as well as more than 200 in-store PetSmart PetsHotel dog and cat boarding facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Highlands Boulevard Drive Ballwin, MO 63011	Collateral Asset Summary – Loan No. 10 Manchester Highlands	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.7% 1.73x 9.4%

The following table presents a summary regarding the largest tenants at the Manchester Highlands Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration

Anchor/Major Tenants
Walmart	AA/Aa2/AA	217,800	61.6%	$1,375,000	36.3%	$6.31	8/20/2029
Best Buy	BBB-/Baa1/BBB	44,852	12.7%	$717,632	18.9%	$16.00	1/31/2024
Bed Bath & Beyond	NR/Baa2/BBB-	35,000	9.9%	$428,750	11.3%	$12.25	1/31/2019
PetSmart	NR/Caa1/CCC+	27,286	7.7%	$484,327	12.8%	$17.75	1/31/2024
Anchor/Major Tenants		324,938	91.9%	$3,005,709	79.3%	$9.25

Other Tenants		28,763	8.1%	$786,518	20.7%	$27.34
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		353,701	100.0%	$3,792,227	100.0%	$10.72

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents historical sales information for tenants that report sales at the Manchester Highlands Property:

Historical Sales Summary(1)
	3rd Most Recent Reported Sales(2)			2nd Most Recent Reported Sales(3)			Most Recent Reported Sales(4)
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(5)	Sales ($)	Sales (PSF)	Occ. Cost(5)	Sales ($)	Sales (PSF)	Occ. Cost(5)
Ulta	$4,256,602	$418	8.0%	$4,802,903	$472	7.1%	$5,187,997	$510	6.6%
Bassett Furniture	$5,155,269	$692	4.0%	$4,897,490	$657	4.2%	$5,463,384	$733	3.8%
Carter’s	N/A	N/A	N/A	$1,214,016	$251	12.2%	$1,161,926	$241	12.7%
Total/Wtd. Avg.	$9,411,871	$534	5.8%	$10,914,409	$486	6.4%	$11,813,307	$526	5.9%

(1)	Information is based on the underwritten rent roll.

(2)	Sales as of the calendar year ending 12/31/2015.

(3)	For Ulta and Bassett Furniture, sales as of the calendar year ending 12/31/2016. For Carter’s, sales as of the trailing twelve months ending 6/30/2017.

(4)	For Bassett Furniture and Carter’s, sales as of the calendar year ending 12/31/2017. For Ulta, sales as of the trailing twelve months ending 11/30/2017.

(5)	Occ. Cost % is based on the Underwritten Base Rent and Underwritten Reimbursements divided by the respective year’s reported sales.

The following table presents certain information relating to the lease rollover at the Manchester Highlands Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	1	10,172	2.9%	2.9%	$27.50	$279,730	7.4%	7.4%
2019	2	37,223	10.5%	13.4%	$13.73	$511,001	13.5%	20.9%
2020	2	8,913	2.5%	15.9%	$30.07	$267,982	7.1%	27.9%
2021	1	7,455	2.1%	18.0%	$21.00	$156,555	4.1%	32.0%
2022	0	0	0.0%	18.0%	$0.00	$0	0.0%	32.0%
2023	0	0	0.0%	18.0%	$0.00	$0	0.0%	32.0%
2024	2	72,138	20.4%	38.4%	$16.66	$1,201,959	31.7%	63.7%
2025	0	0	0.0%	38.4%	$0.00	$0	0.0%	63.7%
2026	0	0	0.0%	38.4%	$0.00	$0	0.0%	63.7%
2027	0	0	0.0%	38.4%	$0.00	$0	0.0%	63.7%
2028	0	0	0.0%	38.4%	$0.00	$0	0.0%	63.7%
2029 & Beyond	1	217,800	61.6%	100.0%	$6.31	$1,375,000	36.3%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	9	353,701	100.0%		$10.72	$3,792,227	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Highlands Boulevard Drive Ballwin, MO 63011	Collateral Asset Summary – Loan No. 10 Manchester Highlands	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.7% 1.73x 9.4%

The Market. The Manchester Highlands Property is located in Ballwin, Missouri, St. Louis County, approximately 20 miles west of the St. Louis central business district. According to the appraisal, the St. Louis, MO-IL metropolitan statistical area (the “St. Louis MSA”) is the 19th most populous metropolitan area in the United States with an estimated 2017 population of 2.8 million. The unemployment rate as of November 2017 for the St. Louis MSA was 3.4%. Nine Fortune 500 companies are headquartered in St. Louis: Express Scripts, Emerson, Monsanto, Reinsurance Group of America, Centene, Peabody Energy, Ameren, Graybar Electric and Jones Financial. Other major employers include BJC Healthcare, Boeing Defense and SSM HealthCare System.

The Manchester Highlands Property is located at the northeast intersection of Manchester Road, one of the primary retail corridors in the St. Louis MSA, and Interstate 141. According to the most recent traffic count of Missouri Department of Transportation survey conducted in 2015, Interstate 141 and Manchester Road had a combined traffic count of approximately 102,000 vehicles per day. A mixed-use development is currently under construction directly northeast of the Manchester Highlands Property. The 28-acre development is expected to cost approximately $100 million and will feature 254 luxury apartment units with a clubhouse, a 60-unit assisted living facility, a two-story office building and a four-story hotel. The apartments and assisted living facility were completed in the first quarter of 2017, and the hotel and office are nearing completion. Also planned are a retail bank branch and a quick service restaurant.

The surrounding neighborhood area in which the Manchester Highlands Property is located is supported by numerous additional retail, residential and office properties. Costco shadow anchors the Manchester Highlands Property and is located directly to the north. West County Center, a 1.14 million SF enclosed regional mall anchored by Macy’s and JCPenney, is located less than four miles east of the Manchester Highlands Property at the southeast intersection of Manchester Road and Interstate 270, which circumscribes the St. Louis MSA. Major employers in the surrounding area include Edward Jones, Scottrade, St. John’s Medical Center, SSM Healthcare, Barnes Jewish West County Hospital, University of St. Louis West County, Monsanto Corporation, AT&T, Reinsurance Group of America, and Drury Inn. Edward Jones’ global headquarters is located at the intersection of Interstate 270 and Manchester Road, less than four miles east of the Manchester Highlands Property. The Manchester Highlands Property is located near five neighborhoods which, according to a third party report, have the highest median household income in the St. Louis area: Country Life Acres (median house hold income greater than $250,000; 5.5 miles away), Ladue ($176,400; 9.9 miles), Town and Country ($169,700; 3.9 miles), Frontenac ($160,700; 9.0 miles) and Clarkson Valley ($160,000; 6.6 miles). According to the appraisal, the 2017 estimated population within a one-, three-, and five-mile radius of the Manchester Highlands Property is 9,069, 78,016, and 165,705, respectively. The 2017 median household income within the same radius is $73,209, $83,634, and $94,151, respectively.

According to a third party market research report, the Manchester Highlands Property is located within the St. Louis metro retail market and the West County retail submarket. As of the fourth quarter of 2017, the St. Louis metro retail market had a total inventory of 169.6 million SF, with an overall vacancy rate of 4.8%, and an average asking rental rate of $15.21 PSF. As of fourth quarter of 2017, the West County retail submarket had a total inventory of 10.7 million SF, with an overall vacancy rate of 4.8% and an average asking rental rate of $17.42 PSF. The appraiser concluded to a stabilized occupancy of 95% and a market rental rate of $25.00 PSF for in-line tenants (Ulta, Bassett Furniture and Carter’s), $37.00 PSF for prime in-line tenants (Panda Express and Mattress Firm) and $17.00 PSF for the junior anchor tenants (Best Buy, Bed Bath & Beyond and PetSmart) and $6.31 PSF for the Walmart ground lease. On average, in-place rents are 5.0% below the appraiser’s concluded market rents.

The following table presents competitive retail properties with respect to the Manchester Highlands Property:

Competitive Property Summary
Property Name/Address	Type	Year Built	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Manchester Highlands 201 Highlands Boulevard Drive Ballwin, MO 63011	Anchored Retail	2009	353,701(1)	100%(1)	Walmart, Best Buy, Bed Bath & Beyond, PetSmart(1)	N/A
Olde Towne Plaza 14890 Manchester Road Ballwin, MO 63011	Community Center	2002	288,074	88%	Lowe’s, Big Lots, Flying Spider, Marshall’s	2.0 miles
Manchester Meadows 13901 Manchester Road Town & Country, MO 63011	Community Center	1994	453,960	90%	Home Depot, At Home, Fresh Thyme, Value City, Total Wine	1.5 miles
Chesterfield Commons 100-186 THF Boulevard Chesterfield, MO 63005	Community Center	1999	365,062	98%	Walmart, Best Buy, Ross Dress, Michaels, Office Max	8.0 miles
Kirkwood Commons 1038-1048 S. Kirkwood Road Kirkwood, MO 63122	Community Center	2000	209,703	100%	Target, TJ Maxx, Home Goods	8.0 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Highlands Boulevard Drive Ballwin, MO 63011	Collateral Asset Summary – Loan No. 10 Manchester Highlands	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.7% 1.73x 9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Manchester Highlands Property:

Cash Flow Analysis
	2014	2015	2016	11/30/2017 TTM	UW	UW PSF
Base Rent(1)	$3,739,380	$3,767,888	$3,781,045	$3,790,866	$3,792,227	$10.72
Total Recoveries(2)	$689,875	$548,160	$723,298	$710,343	$925,583	$2.62
Other Income	$1,901	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($351,949)	($1.00)
Effective Gross Income	$4,431,156	$4,316,048	$4,504,343	$4,501,209	$4,365,861	$12.34
Total Expenses	$834,267	$887,779	$835,981	$897,565	$1,067,538	$3.02
Net Operating Income	$3,596,889	$3,428,269	$3,668,362	$3,603,644	$3,298,323	$9.33
Capital Expenditures	$0	$0	$17,427	$67,235	$21,222	$0.06
TI/LC	$0	$0	$0	$0	$166,885	$0.47
Net Cash Flow	$3,596,889	$3,428,269	$3,650,935	$3,536,409	$3,110,216	$8.79

Occupancy %(3)	100.0%	100.0%	100.0%	100.0%	92.5%
NOI DSCR(4)	2.00x	1.91x	2.04x	2.00x	1.83x
NCF DSCR(4)	2.00x	1.91x	2.03x	1.97x	1.73x
NOI Debt Yield(4)	10.3%	9.8%	10.5%	10.3%	9.4%
NCF Debt Yield(4)	10.3%	9.8%	10.4%	10.1%	8.9%

(1)	Underwritten Base Rent is based on in-place rents.

(2)	Total Recoveries include $66,820 of CAM reimbursements from non-owned parcels that are governed by a master declaration, including parcels occupied by Costco, Eagles Bank, City of Manchester and Nordstrom Rack.

(3)	UW Occupancy % is based on the underwritten economic vacancy of 7.5%.

(4)	Debt service coverage ratios and debt yields are based on the Manchester Highlands Whole Loan.

Escrows and Reserves. The Manchester Highlands Borrower is required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums, replacement reserves of $4,421, tenant improvements and leasing commissions reserves of $14,728, subject to a cap of $884,253. Notwithstanding the forgoing, at origination, the Manchester Highlands Borrower delivered to the lender a reserve guaranty (the “Reserve Guaranty”) from E. Stanley Kroenke. So long as no event of default exists under either the Manchester Highlands Whole Loan documents or the Reserve Guaranty, and the Reserve Guaranty remains in full force and effect, the Manchester Highlands Borrower will not be obligated to fund such reserves. If an event of default occurs under the Manchester Highlands Whole Loan documents or the Reserve Guaranty or if the Reserve Guaranty is no longer in full force and effect, in addition to any other remedies afforded to the lender under the Manchester Highlands Whole Loan documents as a result thereof, the lender may require the Manchester Highlands Borrower to fund the reserves set forth above.

In addition, the Manchester Highlands Borrower is required to deposit all excess cash into a reserve (the “Walmart Sweep Reserve”) in the event of a Walmart Trigger Period (as defined below). Notwithstanding the forgoing, so long as the Reserve Guaranty is in full force and effect and no event of default exists under either the Manchester Highlands Whole Loan documents or the Reserve Guaranty, during the continuance of a Walmart Trigger Period, (i) the first $1,000,000 of excess cash that would otherwise be required to be deposited into the Walmart Sweep Reserve will be disbursed to the Manchester Highlands Borrower, and (ii) any amount of excess cash in excess of $1,000,000 will be deposited into the Walmart Sweep Reserve.

A “Walmart Trigger Period” will commence upon the occurrence of each of the following:

(i)	Walmart ceasing operations, going dark or vacating its premises;

(ii)	Walmart surrendering, canceling or terminating its lease prior to its then-current lease expiration date; or

(iii)	Walmart or any parent company or guarantor of the Walmart lease filing for bankruptcy.

A Walmart Trigger Period will end upon the earlier to occur of the following:

(i)	with respect to a Walmart Trigger Period caused by clause (i) or (ii) above, provided no other Walmart Trigger Period has commenced, (a) the Manchester Highlands Borrower has provided to the lender evidence reasonably satisfactory to the lender (which will include a duly executed estoppel certificate from Walmart) that Walmart is in actual, physical possession and occupancy of (and has re-commenced its operations at) its premises, Walmart is open to the public for business during customary hours, not “dark” in its premises and paying full, unabated rent without offset, and that there are no leasing costs due and payable and/or tenant improvements to be completed in connection with such re-occupancy or re-commencement of operations at the Walmart premises; or (b) the Manchester Highlands Borrower has entered into one or more leases for at least 75% of the Walmart premises with an unaffiliated, credit-worthy third party tenant(s), which lease(s) have terms and conditions acceptable to the lender in its sole and absolute discretion, and the replacement tenants are in occupancy, open for business to the public and paying full unabated rate; or

(ii)	with respect to a Walmart Trigger Period caused by clause (iii) above, provided no other Walmart Trigger Period has commenced, Walmart, its parent and/or the guarantor under the Walmart lease, as applicable, is no longer insolvent or subject to any bankruptcy action and has affirmed the Walmart lease pursuant to final, non-appealable order of a court of competent jurisdiction, and Walmart is in actual, physical possession and occupancy of (and re-commenced its operations at) its premises, Walmart is open to the public for business during customary hours, not dark in its premises and paying full, unabated rent without offset.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

201 Highlands Boulevard Drive Ballwin, MO 63011	Collateral Asset Summary – Loan No. 10 Manchester Highlands	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 62.7% 1.73x 9.4%

Lockbox and Cash Management. The Manchester Highlands Whole Loan has a springing lockbox with springing cash management upon the commencement of a Cash Management Period (defined below). Upon the first occurrence of a Cash Management Period, the Manchester Highlands Borrower is required to establish a lockbox and cause all rents and other charges to be deposited into the lockbox within one business day after receipt. Upon the commencement of a Cash Management Period, the lender will have the right to deliver tenant direction letters held in escrow by the lender to tenants existing at the Manchester Highlands Property directing such tenants to deposit all rents and other amounts due under their respective leases directly into the lockbox. During any Cash Management Period, subject to the terms of the Reserve Guaranty, funds in the lockbox will be applied on each monthly payment date in the order set forth in the Manchester Highlands Whole Loan agreement to pay debt service on the Manchester Highlands Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to pay monthly operating expenses and capital expenses referenced in the annual budget approved by the lender, to pay extraordinary operating expenses approved by the lender, and to disburse the remainder to an account to be held by the lender (during the continuance of a Walmart Trigger Period, to the Walmart Lease Reserve) as additional security for the Manchester Highlands Whole Loan. If an event of default exists under the Manchester Highlands Whole Loan documents, the lender may apply the amounts in the lockbox in any order or manner in its sole discretion.

A “Cash Management Period” will commence upon each occurrence of any of the following:

(i)	an event of default under the Manchester Highlands Whole Loan documents and will continue until such event of default has been cured and such cure has been accepted by the lender;

(ii)	the debt service coverage ratio (based on a 30 year amortization schedule and trailing 6-months operating statements and rent rolls) being less than 1.15x for any two consecutive calendar quarters (a “Low Debt Service Period”) and will continue until either (a) the debt service coverage ratio (based on a 30 year amortization schedule) is at least 1.15x for two consecutive calendar quarters or (b) provided no other Cash Management Period has commenced, the Manchester Highlands Borrower enters into an Acceptable Master Lease (defined below) and delivers a fully executed Acceptable Master Lease to the lender; or

(iii)	the commencement of a Walmart Trigger Period and will continue until the Walmart Trigger Period has ended.

An “Acceptable Master Lease” means, among other things further described in the Manchester Highlands Whole Loan agreement, a lease between the Manchester Highlands Borrower, as landlord, and E. Stanley Kroenke, as tenant, for a portion of the Manchester Highlands Property (a) with a term of at least 10 years, (b) covering sufficient leasable space such that, upon inclusion of the rent due under such lease in underwritten net cash flow, the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x, (c) provides for rental rate rates and terms which are comparable to existing local market rates and terms for properties substantially similar to the Manchester Highlands Property and reasonably acceptable to the lender. The right of the Manchester Highlands Borrower to elect to enter into an Acceptable Master Lease with the guarantor to avoid a Low Debt Service Period (and a Cash Management Period) is only available to, and is personal to TKG - Manchester Highlands Shopping Center, LLC and E. Stanley Kroenke, and will not be applicable or available to a new borrower or guarantor following a sale of the Manchester Highlands Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Manchester Highlands Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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200 Beaubien Street Detroit, MI 48226	Collateral Asset Summary – Loan No. 11 Port Atwater Parking	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 48.4% 1.46x 10.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Detroit, MI 48226
				General Property Type:	Other
Original Balance:	$24,000,000			Detailed Property Type:	Parking Garage
Cut-off Date Balance:	$24,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.3%			Year Built/Renovated:	1989/N/A
Loan Purpose:	Refinance			Size:	1,086 spaces
Borrower Sponsor:	George Enterprises			Cut-off Date Balance per Space:	$22,099
Mortgage Rate:	5.3800%			Maturity Date Balance per Space:	$16,755
Note Date:	4/27/2018			Property Manager:	Ultimate Parking Management, LLC
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	300 months			UW NOI:	$2,611,616
IO Period:	0 months			UW NOI Debt Yield:	10.9%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	14.4%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NCF DSCR:	1.46x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$3,082,932 (2/28/2018 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$3,147,545 (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,954,709 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	N/A
Reserves				2nd Most Recent Occupancy:	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	N/A
RE Tax:	$145,124	$29,025	N/A	Appraised Value (as of):	$49,600,000 (4/2/2018)
Insurance:	$29,039	$2,420	N/A	Cut-off Date LTV Ratio:	48.4%
Replacements:	$4,525	$4,525	$217,200	Maturity Date LTV Ratio:	36.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds:	$24,000,000	100.0%	Loan Payoff:	$11,721,565	48.8%
			Reserves:	$178,687	0.7%
			Closing Costs:	$352,354	1.5%
			Return of Equity:	$11,747,393	48.9%
Total Sources:	$24,000,000	100.0%	Total Uses:	$24,000,000	100.0%

The Mortgage Loan. The eleventh largest mortgage loan (the “Port Atwater Parking Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $24,000,000. The Port Atwater Parking Mortgage Loan is secured by a first priority fee mortgage encumbering a parking garage structure containing 1,086 spaces located in Detroit, Michigan (the “Port Atwater Parking Property”). The proceeds of the Port Atwater Parking Mortgage Loan were used to refinance existing debt encumbering the Port Atwater Parking Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Port Atwater Parking Associates, LLC (the “Port Atwater Parking Borrower”), a single purpose Michigan limited liability company structured to be bankruptcy remote. Formed in 1950 by Michael George, the borrower sponsor George Enterprises is a Michigan-based, privately held company whose portfolio contains businesses in a variety of industries including food manufacturing, chemical manufacturing, third-party logistics, parking facility management and commercial real estate. Rodney M. George, Robert T. George, Michael George, II, and Scott J. George are partners of George Enterprises and the nonrecourse carve-out guarantors for the Port Atwater Parking Mortgage Loan. The non-recourse carveout guarantors own seven commercial properties valued at approximately $19.1 million comprised of office, industrial, and the Port Atwater Parking Property.

The Property. The Port Atwater Parking Property consists of a seven-level parking garage structure containing 1,086 spaces located on a 1.22-acre site adjacent to the Renaissance Center (“RenCen”) in downtown Detroit, Michigan. The Port Atwater Parking Property was constructed in 1989 by the borrower sponsor and is interconnected with the RenCen via an enclosed skywalk. RenCen, a 5.5 million SF mixed-use commercial development, is owned by General Motors and utilized as its world headquarters. RenCen is comprised of seven interconnected skyscrapers located in the International Riverfront containing office, retail, dining and the 73-story, 1,298-room Detroit Marriott at Renaissance Center. General Motors and Urban Science, both tenants of RenCen, lease approximately 65% of the parking spaces at the Port Atwater Parking Property with the remaining parking spaces leased to other monthly users. Approximately 30% of monthly users do not show up on a day-to-day basis and unused spaces are leased to other daily and hourly users.

Within a one-half mile radius of the Port Atwater Parking Property there is approximately 14.2 million SF of office space, approximately 1,000 multifamily apartment units, 400,000 SF of retail space and 2,500 hotel rooms which generate demand for the Port Atwater Parking Property. Additional demand generators in the surrounding area include several event facilities such as Cobo Center, Ford Field, which hosts the Detroit Lions, Comerica Park, which hosts the Detroit Tigers, Little Caesars Arena, which hosts both the Detroit Pistons and the Detroit Redwings, the Greektown Casino-Hotel, and the Riverfront, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 Beaubien Street Detroit, MI 48226	Collateral Asset Summary – Loan No. 11 Port Atwater Parking	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 48.4% 1.46x 10.9%

The Market. The Port Atwater Parking Property is located in the Detroit central business district within the Detroit metropolitan statistical area (“Detroit MSA”). The Detroit MSA has a 2017 estimated population of 4,329,087, which represents an average annual increase of 0.1% over the 2010 population of 4,296,250. The population in the Detroit MSA is estimated to increase from 2017 to 2022 at an annual rate of 0.2%. Major employers in the Detroit central business district include General Motors, Comerica, OnStar, Ally Financial, Quicken Loans, Blue Cross Blue Shield of Michigan, Compuware, and Little Caesars, among others.

The Detroit office market has experienced positive net absorption since 2011 and the current vacancy of 10.2% is the lowest since 2001. The Detroit central business district office market has a current vacancy of 7.8%. According to the appraisal, the downtown Detroit Market has experienced recent renovations, including approximately $2.2 billion invested in 90 properties by Bedrock, a real estate firm owned by Quicken Loans founder Dan Gilbert, the opening of the QLine streetcar which serves a 6.6-mile loop from downtown to midtown, and the completion of the Little Caesars Arena. In addition, within the Detroit central business district there is approximately 600,000 SF of office space under construction and 1.36 million SF of office space proposed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 Beaubien Street Detroit, MI 48226	Collateral Asset Summary – Loan No. 11 Port Atwater Parking	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 48.4% 1.46x 10.9%

The following table presents leasing data at certain retail competitive properties with respect to the Port Atwater Parking Property:

Competitive Property Summary
Property Name	Address	Year Built	Number of Parking Spaces	Weekday Incremental Rates	Weekend Incremental Rates	Monthly Rates	Retail SF

Port Atwater Parking Property	200 Beaubien Street	1989	1,086	0-30 Min - $3.00		General: $195.00	NAP
1 Hour - $6.00
				1.5 Hours - $9.00	1 Hour - $6.00
				2 Hours - $12.00	2 Hours - $10.00
				2.5 Hours - $15.00	3 Hours - $10.00
				3 Hours - $18.00	4 Hours - $10.00
				4 Hours - $20.00	24 Hours - $10.00
8 Hours - NAP
24 Hours - $20.00
Beaubien Place Garage	100 Beaubien Street	2003	1,168	0-30 Min - $2.00		General: $150.00 - $175.00	20,000
1 Hour - $4.00
				1.5 Hours - $6.00	1 Hour - $3.00
				2 Hours - $8.00	2 Hours - $6.00
				2.5 Hours - $10.00	3 Hours - $9.00
				3 Hours - $12.00	4 Hours - $12.00
				4 Hours - $16.00	24 Hours - $15.00
8 Hours - NAP
24 Hours - $20.00
414 Renaissance Ctr.	414 Renaissance Drive West	1978	1,275	0-30 Min - NAP		General: $190.00 - $200.00	NAP
1 Hour - $6.00
				1.5 Hours - NAP	1 Hour - NAP
				2 Hours - NAP	2 Hours - NAP
				2.5 Hours - NAP	3 Hours - NAP
				3 Hours - $12.00	4 Hours - NAP
				4 Hours - $18.00	24 Hours - NAP
8 Hours - $20.00
24 Hours - $26.00
1000 Franklin Garage	1000 Franklin Street	2000	2,025	0-30 Min - $10.00		NAP	NAP
1 Hour - $10.00
				1.5 Hours - $10.00	1 Hour - $10.00
				2 Hours - $10.00	2 Hours - $10.00
				2.5 Hours - $10.00	3 Hours - $10.00
				3 Hours - $10.00	4 Hours - $10.00
				4 Hours - $10.00	24 Hours - $10.00
8 Hours - $10.00
24 Hours - $10.00
One Detroit Center	288 East Larned Street	1993	2,078	0-30 Min - NAP		General: $220.00 Reserved - $250.00	NAP
1 Hour - NAP
				1.5 Hours - NAP	1 Hour - NAP
				2 Hours - NAP	2 Hours - NAP
				2.5 Hours - NAP	3 Hours - NAP
				3 Hours - NAP	4 Hours - NAP
				4 Hours - NAP	24 Hours - NAP
8 Hours - NAP
24 Hours - NAP
Griswold-Larned Garage	525 Griswold St.	1968	652	0-30 Min - $4.50		General: $250.00 Reserved - $300.00	NAP
1 Hour - $9.00
				1.5 Hours - $13.50	1 Hour - $10.00
				2 Hours - $18.00	2 Hours - $10.00
				2.5 Hours - NAP	3 Hours - $10.00
				3 Hours - NAP	4 Hours - $10.00
				4 Hours - NAP	24 Hours - $10.00
8 Hours - NAP
24 Hours - $19.00
Total / Averages			8,284				20,000

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 Beaubien Street Detroit, MI 48226	Collateral Asset Summary – Loan No. 11 Port Atwater Parking	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 48.4% 1.46x 10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Port Atwater Parking Property:

Cash Flow Analysis
	2015	2016	2017	2/28/2018 TTM	UW	UW per Space
Monthly Parking Income	$2,106,301	$2,405,031	$2,450,581	$2,442,564	$2,442,564	$2,249
Other Income(1)	$1,593,342	$1,564,103	$1,568,398	$1,542,477	$1,542,477	$1,420
Less Vacancy & Credit Loss	$0	$0	$0	$0	($390,468)	($360)
Effective Gross Income	$3,699,644	$3,969,133	$4,018,979	$3,985,041	$3,594,573	$3,310
Total Operating Expenses	$851,347	$1,014,424	$871,434	$902,109	$982,957	$905
Net Operating Income	$2,848,297	$2,954,709	$3,147,545	$3,082,932	$2,611,616	$2,405
Capital Reserve	$0	$0	$0	$0	$54,300	$50
Net Cash Flow	$2,848,297	$2,954,709	$3,147,545	$3,082,932	$2,557,316	$2,355

Occupancy %	N/A	N/A	N/A	N/A	90.2%
NOI DSCR	1.63x	1.69x	1.80x	1.76x	1.49x
NCF DSCR	1.63x	1.69x	1.80x	1.76x	1.46x
NOI Debt Yield	11.9%	12.3%	13.1%	12.8%	10.9%
NCF Debt Yield	11.9%	12.3%	13.1%	12.8%	10.7%

(1)	Other Income is comprised of daily and hourly parking income and validation income (i.e. income received from nearby retailers and local businesses that provide patrons with free or discounted parking by validating parking tickets and then reimbursing the Port Atwater Parking Borrower for fees not paid by their patrons).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3340 Shoppers Drive McHenry, IL 60051	Collateral Asset Summary – Loan No. 12 Shops at Fox River	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 61.4% 2.38x 16.3%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/Baa2			Location:	McHenry, IL 60051
				General Property Type:	Retail
Original Balance:	$21,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$21,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	2007/N/A
Loan Purpose:	Acquisition			Size:	340,849 SF
Borrower Sponsor:	Francis Greenburger			Cut-off Date Balance per SF:	$62
Mortgage Rate:	4.5650%			Maturity Date Balance per SF:	$56
Note Date:	4/23/2018			Property Manager:	Mid-America Asset Management, Inc.
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$3,422,349
Prepayment Provisions(1):	LO (24); DEF (93); O (3)			UW NOI Debt Yield:	16.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	17.8%
Additional Debt Type:	N/A			UW NCF DSCR:	3.16x (IO) 2.38x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$3,860,813 (2/28/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,925,721 (12/31/2017)
Reserves				3rd Most Recent NOI:	$4,283,894 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	82.7% (3/2/2018)
RE Tax:	$1,013,992	$101,399	N/A	2nd Most Recent Occupancy(4):	92.0% (12/31/2017)
Insurance:	$0	Springing(2)	N/A	3rd Most Recent Occupancy:	92.0% (12/31/2016)
Replacements:	$0	$5,397	N/A	Appraised Value (as of):	$34,200,000 (3/1/2018)
TI/LC:	$300,000	$24,143(3)	$1,500,000	Cut-off Date LTV Ratio:	61.4%
Deferred Maintenance:	$101,375	$0	N/A	Maturity Date LTV Ratio:	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	61.4%	Purchase Price:	$32,000,000	93.6%
Borrower Equity:	$13,201,685	38.6%	Reserves:	$1,415,367	4.1%
			Closing Costs:	$786,319	2.3%
Total Sources:	$34,201,685	100.0%	Total Uses:	$34,201,685	100.0%

(1)	The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of June 1, 2018. Following the lockout period, the Shops at Fox River Borrowers (as defined below) have the right to defease the Shops at Fox River Mortgage Loan (as defined below) in whole, but not in part, on any date before March 1, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the UBS 2018-C10 securitization or (ii) April 23, 2021.
(2)	Monthly deposits to the insurance reserve are waived so long as (i) no event of default exists under the Shops at Fox River Mortgage Loan documents and (ii) the Shops at Fox River Borrowers provide evidence of timely payments of its blanket insurance policy.
(3)	Monthly deposits to the TI/LC reserve are waived so long as the sum of the rollover reserve is equal to or greater than $1,500,000. If in January 2023, both the largest tenant, Dick’s Sporting Goods, and the second largest tenant, Ross Dress for Less, have each renewed their lease, from and after the payment date immediately following the later renewal date, the $1,500,000 cap will be reduced to $500,000. Any surplus above $500,000 will be returned to the Shops at Fox River Borrowers.
(4)	The decrease in Most Recent Occupancy from 2nd Most Recent Occupancy is primarily attributable to Best Buy vacating its 30,364 SF space in October 2017 prior to its lease expiration in January 2018. Best Buy continued to pay its rent obligations through its lease term.

The Mortgage Loan. The twelfth largest mortgage loan (the “Shops at Fox River Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,000,000 secured by a first priority fee mortgage encumbering a 340,849 SF anchored shopping center located in McHenry, Illinois (the “Shops at Fox River Property”). Proceeds of the Shops at Fox River Mortgage Loan along with approximately $13.2 million of borrower sponsor’s cash equity were used to acquire the Shops at Fox River Property for $32.0 million ($94 PSF), fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are structured as five newly formed, single purpose bankruptcy remote tenants-in-common (“TIC”). The TIC consists of Fox River TEI Equities LLC (47.27%), Fox River Morningside Wennerlyn LLC (17.97%), Fox River Grossman LLC (19.63%), Fox River Harrison LLC (7.95%) and Fox River Goldstein Living Trust LLC (7.19%) (collectively, the “Shops at Fox River Borrowers”). Each member of the TIC has no part in the management or operation of the TIC and has no authority or right to act on behalf of the TIC in connection with any matter except those that expressly require the consent of the member. Each member acknowledged that it has no right to vote on the removal or replacement of any manager or any change in the managers. In addition, the members waived any claims in law or equity, now existing or hereafter arising, that it may have regarding its right, claim or obligation to manage or participate in the management and operation of the business of the TIC. Each member has also agreed to a waiver of its rights of partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3340 Shoppers Drive McHenry, IL 60051	Collateral Asset Summary – Loan No. 12 Shops at Fox River	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 61.4% 2.38x 16.3%

The borrower sponsor and non-recourse carveout guarantor is Francis Greenburger. Mr. Greenburger is the founder of Time Equities, Inc. (“TEI”). As of December 31, 2017, TEI had a portfolio of approximately 31.1 million SF of residential, industrial, office and retail space including over 4,000 multi-family apartment units. TEI owns and operates properties across 30 states, five Canadian provinces, Germany, the Netherlands and Anguilla. In addition, TEI is in various stages of development and pre-development on approximately 1.4 million SF of space including at least 1,447 residential units.

The Property. Developed in 2007, the Shops at Fox River Property is a 340,849 SF anchored shopping center located in McHenry, Illinois, approximately 60 miles northwest of Chicago. As of March 2, 2018, the Shops at Fox River Property was 82.7% occupied by 30 national, regional and local tenants. The Shops at Fox River Property is anchored by Dick’s Sporting Goods (14.7% of NRA) and junior anchored by seven tenants comprising 42.1% of the NRA, including: Ross Dress for Less (7.5% of NRA; rated NR/A3/A- by Fitch/Moody’s/S&P), T.J. Maxx (7.1% of NRA, rated NR/A2/A+ by Fitch/Moody’s/S&P), Bed Bath & Beyond (6.9% of NRA; rated NR/Baa2/BBB- by Fitch/Moody’s/S&P), PetSmart (5.9% of NRA; rated NR/B1/NR by Fitch/Moody’s/S&P), DSW (5.3% of NRA), Jo-Ann (5.0% of NRA; rated NR/B2/B by Fitch/Moody’s/S&P) and Old Navy (4.5% of NRA; rated BB+/Baa2/BB+ by Fitch/Moody’s/S&P). Seven tenants, including Dick’s Sporting Goods and three junior anchor tenants occupying approximately 36.8% Shops at Fox River Property’s NRA, have been in occupancy since the Shops at Fox River Property was developed in 2007 and all have renewed their respective leases at least once. Excluding Dick’s Sporting Goods, no tenant at the Shops at Fox River Property comprises more than 7.5% of NRA or 6.4% of underwritten base rent. The remaining tenants are comprised of national, regional and local tenants with no tenant occupying more than 2.9% of the Shops at Fox River Property’s NRA. The Shops at Fox River Property includes a surface parking lot with 1,779 parking spaces for a parking ratio of 5.2 per 1,000 SF.

Major Tenants.

Dick’s Sporting Goods (49,973 SF, 14.7% of NRA, 11.0% of underwritten base rent). Founded in 1948, Dick’s Sporting Goods (NYSE: DKS) is a sporting goods retailer which offers sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods operates 845 stores in total including 716 Dick’s Sporting Goods stores and 129 specialty stores (Golf Galaxy and Field & Stream) totaling approximately 41.7 million SF as of February 3, 2018. Over the same time period, Dick’s Sporting Goods reported approximately $8.6 billion in sales and approximately $323.4 million in net income. Dick’s Sporting Goods has been a tenant at the Shops at Fox River Property since it was developed in 2007 and extended its lease in 2018 through January 31, 2023, with three, five-year renewal options remaining and no termination options.

Ross Dress for Less (25,472 SF, 7.5% of NRA, 6.4% of underwritten base rent). Ross Dress for Less is owned by Ross Stores, Inc. (NASDAQ: ROST). Ross Stores, Inc. is headquartered in Dublin, California and operates Ross Dress for Less and dd’s DISCOUNTS. Ross Dress for Less and dd’s DISCOUNTS offer name brand apparel, accessories, footwear and home fashions. As of February 3, 2018, Ross Stores, Inc. operated approximately 1,455 Ross Dress for Less locations and approximately 225 dd’s DISCOUNTS stores across United States, the District of Columbia, and Guam. As of February 3, 2018, Ross Stores, Inc. reported approximately $14.1 billion in sales and over $1.3 billion in net income. Ross Dress for Less has been in occupancy at the Shops at Fox River Property since April 2012, has a lease expiration date of January 2023 and four, five-year extension options with no termination options. Ross Dress for Less’s lease is guaranteed by Ross Stores, Inc.

T.J. Maxx (24,096 SF, 7.1% of NRA, 5.7% of underwritten base rent). T.J. Maxx is owned by TJX Companies, Inc. (NYSE: TJX). TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the United States and worldwide, ranking number 87 in the 2017 Fortune 500 listings. As of February 3, 2018, TJX Companies, Inc. reported approximately $35.9 billion in sales and net income of approximately $2.6 billion, derived from 4,070 stores in 9 countries and 3 e-commerce sites. T.J. Maxx has been in occupancy at the Shops at Fox River Property since November 2010, has a lease expiration date of November 2020 and four, five-year extension options with no termination options. T.J. Maxx’s lease is guaranteed by TJX Companies, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3340 Shoppers Drive McHenry, IL 60051	Collateral Asset Summary – Loan No. 12 Shops at Fox River	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 61.4% 2.38x 16.3%

The following table presents a summary regarding the largest tenants at the Shops at Fox River Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Anchor
Dick’s Sporting Goods(4)	NR/NR/NR	49,973	14.7%	$415,000	11.0%	$8.30	1/31/2023

Junior Anchor
Ross Dress for Less(5)	NR/A3/A-	25,472	7.5%	$240,710	6.4%	$9.45	1/31/2023
T.J. Maxx(6)	NR/A2/A+	24,096	7.1%	$216,000	5.7%	$8.96	11/30/2020
Bed Bath & Beyond(7)	NR/Baa2/BBB-	23,384	6.9%	$231,502	6.2%	$9.90	1/31/2022
PetSmart(8)	NR/B1/NR	20,165	5.9%	$292,392	7.8%	$14.50	8/31/2022
DSW(9)	NR/NR/NR	18,100	5.3%	$208,150	5.5%	$11.50	1/31/2026
Jo-Ann(10)	NR/B2/B	17,172	5.0%	$127,416	3.4%	$7.42	1/31/2023
Old Navy	BB+/Baa2/BB+	15,278	4.5%	$137,502	3.7%	$9.00	1/31/2023
Junior Anchor Total		143,667	42.1%	$1,453,673	38.7%	$10.12

Other Tenants		88,162	25.9%	$1,890,700	50.3%	$21.45
Vacant Space		59,047	17.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		340,849	100.0%	$3,759,372	100.0%	$13.34

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Base Rent and Annual UW Base Rent PSF excludes vacant space.
(4)	Dick’s Sporting Goods has three, five-year renewal options.
(5)	Ross Dress for Less has four, five-year renewal options.
(6)	T.J. Maxx has four, five-year renewal options.
(7)	Bed Bath & Beyond has three, five-year renewal options.
(8)	PetSmart has three, five-year renewal options.
(9)	DSW has two, five-year renewal options.
(10)	Jo-Ann has three, five-year renewal options.

The following table presents historical sales information for the anchor tenants at the Shops at Fox River Property:

Historical Sales Summary(1)
	3rd Most Recent Reported Sales		2nd Most Recent Reported Sales		Most Recent Reported Sales
Tenant Name	2015 Sales ($)	2015 Sales (PSF)	2016 Sales ($)	2016 Sales (PSF)	T-12 Ending	TTM Sales ($)	TTM Sales (PSF)	TTM Occ. Cost %(2)
Dick’s Sporting Goods	$6,737,454	$135	$7,227,653	$145	1/31/2017	$7,238,533	$145	9.6%
Ross Dress For Less	$4,161,965	$163	$4,316,345	$169	1/31/2017	$4,320,755	$170	8.2%
T.J. Maxx	$5,494,902	$228	$6,105,878	$253	1/31/2017	$6,156,998	$256	5.1%
DSW	$588,493	$33	$1,860,798	$103	9/30/2017	$1,995,279	$110	14.7%
Jo-Ann	$1,154,414	$67	$1,144,286	$67	12/31/2017	$1,183,799	$69	16.8%
Old Navy	$2,937,021	$192	$2,969,613	$194	12/31/2017	$3,178,717	$208	6.6%
Ulta Beauty	$3,632,636	$363	$4,024,152	$402	1/31/2018	$4,311,189	$431	6.4%
Total/Wtd. Avg.	$24,706,885	$154	$27,648,725	$173		$28,385,270	$177	8.3%
Other Tenants(3)	$9,415,970	$277	$9,341,822	$260		$8,922,446	$248	10.5%
Total/Wtd. Avg.	$34,122,855	$176	$36,990,547	$189		$37,307,716	$190	8.8%

(1)	Information is based on sales figures provided by the Shops at Fox River Borrowers.
(2)	TTM Occ. Cost % is based on in place rent and underwritten recoveries divided by most recently reported sales.
(3)	Other Tenants include all tenants at the Shops at Fox River Property under 10,000 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3340 Shoppers Drive McHenry, IL 60051	Collateral Asset Summary – Loan No. 12 Shops at Fox River	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 61.4% 2.38x 16.3%

The following table presents certain information relating to the lease rollover at the Shops at Fox River Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	4,500	1.3%	1.3%	$24.30	$109,335	2.9%	2.9%
2019	3	16,273	4.8%	6.1%	$19.40	$315,641	8.4%	11.3%
2020	2	26,596	7.8%	13.9%	$9.39	$249,750	6.6%	17.9%
2021	5	14,000	4.1%	18.0%	$19.56	$273,856	7.3%	25.2%
2022	5	63,149	18.5%	36.5%	$14.63	$923,976	24.6%	49.8%
2023	8	121,655	35.7%	72.2%	$9.94	$1,209,135	32.2%	82.0%
2024	2	13,086	3.8%	76.1%	22.94	$300,130	8.0%	90.0%
2025	0	0	0.0%	76.1%	$0.00	$0	0.0%	90.0%
2026	1	18,100	5.3%	81.4%	$11.50	$208,150	5.5%	95.5%
2027	0	0	0.0%	81.4%	$0.00	$0	0.0%	95.5%
2028	1	4,443	1.3%	82.7%	$38.13	$169,400	4.5%	100.0%
2029 & Beyond	0	0	0.0%	82.7%	$0.00	$0	0.0%	100.0%
Vacant	0	59,047	17.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	30	340,849	100.0%		$13.34	$3,759,372	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The Shops at Fox River Property is located in McHenry, McHenry County, Illinois, within the Chicago-Naperville-Elgin IL-IN-WI metropolitan statistical area (the “Chicago MSA”), approximately 60 miles northwest of the Chicago central business district. The Chicago MSA is located along the southwestern shoreline of Lake Michigan in the northeastern section Illinois, the northwestern corner of Indiana and the southeastern section of Wisconsin. With a population of 9.7 million, the Chicago MSA is the third most populous MSA in the United States. The City of McHenry, situated along the Fox River and 10 miles south of the Wisconsin border within McHenry County which is the sixth most populous county in Illinois with a population of approximately 309,000 as of March 2018. Primary regional access to the Shops at Fox River Property’s neighborhood is provided by State Route 31 (North Richmond Road) and State Route 120 (Elm Street). State Route 31 is a north/south thoroughfare extending along northeastern Illinois and the western bank of the Fox River. State Route 120 is an east/west thoroughfare and provides access to Interstate 94 and the Chicago metropolitan statistical area. Access to downtown Chicago is provided by Metra’s Union Pacific Northwest Line, which has its terminus station in McHenry located approximately 2.4 miles from the Shops at Fox River Property.

According to the appraisal, the immediate area surrounding the Shops at Fox River Property has experienced significant development consisting of office, retail, industrial, and mixed-uses along major arterials that are interspersed with multi-family complexes and single-family residential developments including a new single-family master-planned community approximately three miles southeast of the Shops at Fox River Property. The new development is mostly comprised of semi-custom homes with luxury amenities with prices ranging from $237,990 to $358,990. Major employers in McHenry County include Centegra Health System, Follett Library Resources, Inc., Catalent Pharma Solutions and Mercy Health System. According to the appraisal, the 2017 estimated population within a three- and five-mile radius of the Shops at Fox River Property is 30,325 and 65,342, respectively. The 2017 average household income within the same radius is $86,772 and $89,843, respectively.

According to a third party market research report, the Shops at Fox River Property is located within the Far Northwest retail submarket. As of the fourth quarter 2017, the Far Northwest retail submarket contained approximately 33.0 million SF of retail with an overall vacancy rate of 7.1% and an average asking rental rate of $12.79 PSF NNN.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3340 Shoppers Drive McHenry, IL 60051	Collateral Asset Summary – Loan No. 12 Shops at Fox River	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,000,000 61.4% 2.38x 16.3%

The following table presents competitive retail properties with respect to the Shops at Fox River Property:

Comparable Anchor and Junior Anchor Retail Leases
Address	Tenant Name	Lease Size (SF)	Proximity	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type	Adjusted Rental Rate PSF
3340 Shoppers Drive McHenry, IL	Dick’s Sporting Goods (Anchor)(1)	49,973(1)	--	March 2007(1)	16(1)	$8.30(1)	NNN	--
	Ross Dress for Less, T.J. Maxx, Bed Bath & Beyond, PetSmart, DSW, Jo-Ann, Old Navy (Junior Anchor)(1)	143,667(1)	--	Various(1)	Various(1)	$10.12(1)	NNN	--
944 Roosevelt Road Glen Ellyn, IL	Pete’s Fresh Market	72,397	36.7 miles	February 2018	10	$10.50	NNN	$8.93
1000-1080 S Elmhurst Road Mount Prospect, IL	Ball Factory Fund	16,500	27.6 miles	January 2018	5	$10.00	NNN	$11.00
1250 N Lake Street Aurora, IL	Cermak Fresh Market	89,188	40.4 miles	February 2017	10	$9.65	NNN	$8.95
1050 Ogden Avenue Montgomery, IL	Binny’s Beverage Depot	20,954	44.8 miles	October 2016	5	$12.00	NNN	$11.23
2350 Sycamore Road Dekalb, IL	OfficeMax	23,592	37.1 miles	August 2016	5	$10.00	NNN	$11.03
125 W. Army Trail Road Glendale Heights, IL	Art Van Furniture	39,288	30.7 miles	February 2016	10	$7.50	NNN	$8.35

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shops at Fox River Property:

Cash Flow Analysis
	2015	2016	2017	2/28/2018 TTM	UW	UW PSF
Gross Base Rent(1)	$4,280,784	$4,448,896	$4,248,832	$4,193,585	$3,759,372	$11.03
Gross Up Vacant Space	$0	$0	$0	$0	$1,068,631	$3.14
Total Recoveries	$1,810,708	$1,795,706	$1,623,932	$1,599,475	$1,583,449	$4.65
Other Income(2)	$11,354	$8,042	$8,342	$7,625	$7,625	$0.02
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,068,648)	($3.14)
Effective Gross Income	$6,102,846	$6,252,644	$5,881,106	$5,800,685	$5,350,429	$15.70
Total Expenses	$2,045,596	$1,968,750	$1,955,385	$1,939,872	$1,928,080	$5.66
Net Operating Income	$4,057,250	$4,283,894	$3,925,721	$3,860,813	$3,422,349	$10.04
Capital Expenditures	$0	$0	$0	$0	$64,761	$0.19
TI/LC	$0	$0	$0	$0	$289,722	$0.85
Net Cash Flow(3)	$4,057,250	$4,283,894	$3,925,721	$3,860,813	$3,067,866	$9.00

Occupancy %(4)	96.0%	92.0%	92.0%	89.1%	83.4%
NOI DSCR (P&I)	3.15x	3.33x	3.05x	3.00x	2.66x
NCF DSCR (P&I)	3.15x	3.33x	3.05x	3.00x	2.38x
NOI Debt Yield	19.3%	20.4%	18.7%	18.4%	16.3%
NCF Debt Yield	19.3%	20.4%	18.7%	18.4%	14.6%

(1)	UW Gross Base Rent includes contractual rent steps through March 1, 2019 totaling $37,330.
(2)	Other Income includes parking and miscellaneous income.
(3)	The decrease in the 2017 Net Cash Flow from 2016 Net Cash Flow is primarily attributable to Best Buy vacating its 30,364 SF space in October 2017 prior to its lease expiration in January 2018. Best Buy continued to pay its rent obligations through its lease term.
(4)	UW Occupancy % is based on the underwritten economic vacancy of 16.6%. The Shops at Fox River Property was 82.7% leased as of March 2, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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20 Westbury Avenue Carle Place, NY 11514	Collateral Asset Summary – Loan No. 13 SpringHill Suites Carle Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,150,000 65.0% 2.01x 14.4%

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Location:	Carle Place, NY 11514
General Property Type:	Hospitality
Original Balance:	$20,150,000	Detailed Property Type:	Limited Service
Cut-off Date Balance:	$20,150,000	Title Vesting:	Fee
% of Initial Pool Balance:	2.8%	Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance	Size:	120 Rooms
Borrower Sponsor:	Allan V. Rose	Cut-off Date Balance per Room:	$167,917
Mortgage Rate:	5.0750%	Maturity Date Balance per Room:	$148,903
Note Date:	4/17/2018	Property Manager:	Dimension Development Two, LLC
First Payment Date:	6/6/2018
Maturity Date:	5/6/2028
Original Term to Maturity:	120 months	Underwriting and Financial Information
Original Amortization Term:	360 months	UW NOI:	$2,905,471
IO Period:	36 months	UW NOI Debt Yield:	14.4%
Seasoning:	0 months	UW NOI Debt Yield at Maturity:	16.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)	UW NCF DSCR:	2.54x (IO)	2.01x (P&I)
Lockbox/Cash Mgmt Status:	Hard/Springing	Most Recent NOI:	$3,123,494 (2/28/2018 TTM)
Additional Debt Type:	N/A	2nd Most Recent NOI:	$3,044,201 (12/31/2017)
Additional Debt Balance:	N/A	3rd Most Recent NOI(4):	$2,203,079 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)	Most Recent Occupancy:	91.3% (2/28/2018)
Reserves	2nd Most Recent Occupancy:	90.2% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	86.8% (12/31/2016)
RE Tax:	$67,358	$22,453(1)	N/A	Appraised Value (as of):	$31,000,000 (2/28/2018)
Insurance:	$0	Springing(2)	N/A	Cut-off Date LTV Ratio:	65.0%
FF&E:	$0	(3)	N/A	Maturity Date LTV Ratio:	57.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,150,000	100.0%	Loan Payoff:	$14,396,088	71.4%
			Reserves:	$67,358	0.3%
			Closing Costs:	$370,992	1.8%
			Borrower Equity:	$5,315,562	26.4%
Total Sources:	$20,150,000	100.0%	Total Uses:	$20,150,000	100.0%

(1)	The related borrower is exempt from real estate taxes and instead makes a payment-in-lieu-of tax, for which amounts to make such payment are being reserved.

(2)	Insurance is provided through a blanket policy and collections will be waived as long as the borrower sponsor provides evidence of payment.

(3)	Monthly FF&E reserve deposits are 1/12 of 4.0% of annual gross revenues.

(4)	Construction of the SpringHill Suites Carle Place Property was completed in April 2016. As such, 2016 financials represent only a partial year of operation.

The Mortgage Loan. The thirteenth largest mortgage loan (the “SpringHill Suites Carle Place Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $20,150,000. The SpringHill Suites Carle Place Mortgage Loan is secured by the borrower’s fee simple interest in a 120-room limited service hotel in Carle Place, New York (the “SpringHill Suites Carle Place Property”). The proceeds of the SpringHill Suites Carle Place Mortgage Loan were used to refinance prior existing debt, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is AVR-Carle Place Two Associates, LLC (the “SpringHill Suites Carle Place Borrower”), a Delaware limited liability company, structured to be bankruptcy remote with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the SpringHill Suites Carle Place Mortgage Loan. The non-recourse carveout guarantor and borrower sponsor for the SpringHill Suites Carle Place Mortgage Loan is Allan V. Rose. Mr. Rose is the owner and CEO of AVR Realty Company (“AVR”), which has a diversified portfolio of real estate assets located throughout the continental United States. Founded by Mr. Rose, AVR has built, acquired and developed more than 30 million square feet of commercial and residential space. AVR’s portfolio consists of office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. The SpringHill Suites Carle Place Property consists of the fee interest in a four-story 120-room limited service SpringHill Suites by Marriott hotel built in 2016. The SpringHill Suites Carle Place Property currently operates pursuant to a franchise agreement that expires on April 13, 2036. The SpringHill Suites Carle Place Property is situated in Carle Place, NY on the southern side of Westbury Avenue, approximately 2.3 miles south I-495, which connects Long Island to New York City, and approximately 26.2 miles east of Manhattan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Westbury Avenue Carle Place, NY 11514	Collateral Asset Summary – Loan No. 13 SpringHill Suites Carle Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,150,000 65.0% 2.01x 14.4%

The SpringHill Suites Carle Place Property’s guestroom mix consists of 78 king rooms and 42 queen/queens rooms. Each guestroom features a work desk and chairs, one or two nightstands, a dresser, flat screen televisions, pull out sofa, ironing board, in-room coffee/tea maker, a microwave and a mini refrigerator. Guest parking consists of 148 surface parking spaces or 1.23 spaces per room. The SpringHill Suites Carle Place Property features complimentary breakfast, lobby bar, sundry shop, business center, fitness center, indoor swimming pool, guest laundry facilities and complimentary high-speed internet.

The SpringHill Suites Carle Place Property was developed as part of the Nassau County Industrial Development Agency’s (“IDA”) financial assistance program. As such, the SpringHill Suites Carle Place Borrower leases the property to the IDA and the IDA, in turn, subleases the property back to the SpringHill Suites Carle Place Borrower. As long as the IDA holds an interest in the SpringHill Suites Carle Place Property, it is expected to be exempt from real estate taxes. However, the SpringHill Suites Carle Place Borrower has agreed to make payments-in-lieu of taxes (“PILOT”) to Nassau County pursuant to a PILOT agreement. Pursuant to the terms of the PILOT agreement, the SpringHill Suites Carle Place Borrower makes PILOT payments for 20 years from the opening date of the SpringHill Suites Carle Place Property in April 2016. The SpringHill Suites Carle Place Borrower escrows for PILOT payments with the lender and the payments required to be made by the SpringHill Suites Carle Place Borrower under the PILOT agreement are secured by a mortgage which has priority over all liens. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

According to the appraisal, the SpringHill Suites Carle Place Property generates approximately 65% of its room revenue from commercial demand, approximately 15% of its room revenue from meeting and group and approximately 20% of its room revenue from leisure.

More specific information about the SpringHill Suites Carle Place Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			SpringHill Suites Carle Place Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016(2)	81.9%	$150.74	$123.46	N/A	N/A	N/A	N/A	N/A	N/A
2017	83.8%	$147.86	$123.92	89.9%	$166.15	$149.42	107.3%	112.4%	120.6%
TTM 1/31/2018	84.0%	$148.08	$124.36	91.5%	$165.82	$151.78	109.0%	112.0%	122.1%

Source: Industry Report

(1)	The competitive set for 2016, 2017 and TTM 1/31/2018 includes Holiday Inn Westbury - Long Island, La Quinta Inns & Suites Garden City, Hilton Garden Inn Westbury, Hampton Inn Garden City, and Hyatt Place Garden City.

(2)	The SpringHill Suites Carle Place Property was completed in April 2016. As such, 2016 Occupancy, ADR and RevPAR are unavailable.

The Market. The SpringHill Suites Carle Place Property is located in Carle Place, Nassau County, New York along the southern side of Westbury Avenue approximately 2.3 miles south of I-495 and approximately 0.6 miles south of NY State Route 25. Carle Place is a suburb of New York City, located approximately 26.2 miles east of Manhattan. The SpringHill Suites Carle Place Property is located approximately1.4 miles north of Roosevelt Field Mall in Garden City and approximately 14.7 miles north of Jones Beach, which is the nearest beach located on the Atlantic Coast of Long island. Jones Beach also offers concerts and other performances at the Northwell Health at Jones Beach Theater, which holds approximately 15,000 people. The Spring Hill Suites Carle Place Property is located approximately 4.0 miles from Nassau Veterans Memorial Coliseum in Uniondale, Long Island’s major performance and event area, which reopened in April 2017 after undergoing a $165 million renovation.

The SpringHill Suites Carle Place Property also draws demand from commercial parks in the area such as the headquarters for 1-800-Flowers, as well as offices for Canon USA, Broadridge Financial Solutions Inc., FTI Consulting, Tweezerman, Luxada, JP Morgan Chase, and Ernst & Young. According to the appraisal, the estimated 2017 population within a one-, three- and five- mile radius of the SpringHill Suites Carle Place Property was 19,138, 151,242 and 455,729 people, respectively. Estimated average household income within a one-, three- and five- mile radius of the SpringHill Suites Carle Place Property was $122,269, $123,747 and $128,051 respectively.

Primary competitive properties to the SpringHill Suites Carle Place Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	2017 Occupancy	2017 ADR	2017 RevPAR
SpringHill Suites Carle Place Property(1)	120	65%	20%	15%	89.9%	$166.15	$149.42
Holiday Inn Westbury-Long Island	152	60%	15%	25%	85.0%-90.0%	$150.00-$155.00	$130.00-$135.00
La Quinta Inn & Suites Garden City	129	60%	20%	20%	80.0%-85.0%	$125.00-$130.00	$100.00-$105.00
Hilton Garden Inn Westbury	140	65%	20%	15%	85.0%-90.0%	$150.00-$155.00	$125.00-$130.00
Hampton Inn Garden City	143	60%	25%	15%	80.0%-85.0%	$145.00-$150.00	$120.00-$125.00
Hyatt Place Garden City	122	65%	20%	15%	85.0%-90.0%	$155.00-$160.00	$130.00-$135.00
Total/Wtd. Avg. of Primary Competition	806	62%	20%	18%

Source: Appraisal

(1)	Reflects 2017 Occupancy, ADR and RevPAR from third party research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 Westbury Avenue Carle Place, NY 11514	Collateral Asset Summary – Loan No. 13 SpringHill Suites Carle Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,150,000 65.0% 2.01x 14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SpringHill Suites Carle Place Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	2/28/2018 TTM	UW	UW per Room
Occupancy	N/A	86.8%	90.2%	91.3%	91.3%
ADR	N/A	$170.31	$165.26	$166.87	$166.87
RevPAR	N/A	$147.81	$149.14	$152.32	$152.32

Rooms Revenue	N/A	$4,664,918	$6,532,297	$6,671,789	$6,671,789	$55,598
Food & Beverage	N/A	$78,383	$110,271	$113,063	$113,063	$942
Other Income	N/A	$73,243	$107,151	$110,025	$110,025	$917
Total Revenue	N/A	$4,816,544	$6,749,719	$6,894,877	$6,894,877	$57,457
Total Expenses(2)	N/A	$2,613,465	$3,705,518	$3,771,383	$3,989,406	$33,245
Net Operating Income	N/A	$2,203,079	$3,044,201	$3,123,494	$2,905,471	$24,212
FF&E	N/A	$0	$0	$0	$275,795	$2,298
Net Cash Flow	N/A	$2,203,079	$3,044,201	$3,123,494	$2,629,676	$21,914

NOI DSCR (P&I)	N/A	1.68x	2.33x	2.39x	2.22x
NCF DSCR (P&I)	N/A	1.68x	2.33x	2.39x	2.01x
NOI Debt Yield	N/A	10.9%	15.1%	15.5%	14.4%
NCF Debt Yield	N/A	10.9%	15.1%	15.5%	13.1%

(1)	Construction of the SpringHill Suites Carle Place Property was completed in April 2016. As such, 2015 financials are unavailable and 2016 financials represent only a partial year of operations.

(2)	The SpringHill Suites Carle Place Property is on a PILOT program that runs from 2016 to 2036 with annual payments starting at $174,470 and increasing to $547,923 through the end of the loan term. The 10-year average of $380,238 was underwritten. The current market rate taxes would be $851,658, which would produce a UW NCF DSCR of 1.65x and a UW NOI Debt Yield of 12.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1478 West Granada Boulevard Ormond Beach, FL 32174	Collateral Asset Summary – Loan No. 14 Ormond Towne Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 72.5% 1.32x 8.6%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Ormond Beach, FL 32174
				General Property Type:	Retail
Original Balance:	$20,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$20,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.7%			Year Built/Renovated:	1993/N/A
Loan Purpose:	Refinance			Size:	142,849 SF
Borrower Sponsors:	Richard P. Jaffe; The Jaffe Corporation			Cut-off Date Balance per SF:	$140
				Maturity Date Balance per SF:	$129
Mortgage Rate:	4.7700%			Property Manager:	The Jaffe Corporation (borrower-related)
Note Date:	4/4/2018
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(4):	$1,723,797
Prepayment Provisions(1):	LO (24); DEF (93); O (3)			UW NOI Debt Yield:	8.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.4%
Additional Debt Type:	N/A			UW NCF DSCR:	1.71x (IO) 1.32x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(4):	$1,650,507 (1/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,650,507 (12/31/2017)
Reserves				3rd Most Recent NOI:	$1,595,564 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.7% (2/1/2018)
RE Tax:	$0	Springing(2)	N/A	2nd Most Recent Occupancy:	96.0% (12/31/2017)
Insurance:	$0	Springing(2)	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2016)
Replacements:	$0	$1,786	$85,709	Appraised Value (as of):	$27,600,000 (2/21/2018)
TI/LC:	$0	$4,166(3)	$250,000	Cut-off Date LTV Ratio:	72.5%
Deferred Maintenance:	$27,250	$0	N/A	Maturity Date LTV Ratio:	66.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	100.0%	Loan Payoff:	$12,632,879	63.2%
			Return of Equity:	$6,963,603	34.8%
			Closing Costs:	$376,267	1.9%
			Reserves:	$27,250	0.1%
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

(1)	The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of June 1, 2018. Following the lockout period, the Ormond Towne Square Borrower (as defined below) has the right to defease the Ormond Towne Square Mortgage Loan (as defined below) in whole, but not in part, on any date before March 1, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the UBS 2018-C10 Trust and (ii) April 4, 2021.

(2)	Monthly deposits to the tax and insurance reserves are waived so long as (i) no event of default exists under the Ormond Towne Square Mortgage Loan documents and (ii) the Ormond Towne Square Borrower provides evidence of timely payments of taxes and the blanket insurance policy covering the Ormond Towne Square Property (as defined below).

(3)	Monthly deposits to the TI/LC reserve are waived after August 1, 2023 so long as: (i) the balance of the TI/LC reserve is equal to or greater than $250,000; and (ii) Publix Super Market has renewed its lease at the Ormond Towne Square Property. From and after the payment date immediately following the renewal date, if both of the preceding conditions are satisfied, the monthly TI/LC reserve will be waived.
(4)	The Ormond Towne Square Property’s increase in UW NOI over Most Recent NOI is primarily attributable to a recently executed lease by Hershey’s Ice Cream, lease renewals by Party City, Agave Fresh Mex and Hot Spot Tanning Salon and an increase in percentage rent by Publix Super Market.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Ormond Towne Square Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,000,000 and is secured by a first priority fee mortgage encumbering a 142,849 SF grocery-anchored shopping center located in Ormond Beach, Florida (the “Ormond Towne Square Property”). The proceeds of the Ormond Towne Square Mortgage Loan were used to refinance existing debt on the Ormond Towne Square Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsors. The borrower is J-7 Land Partners LLLP (the “Ormond Towne Square Borrower”), a recycled single-purpose Florida limited liability limited partnership structured to be bankruptcy remote. The borrower sponsors and non-recourse carveout guarantors are Richard P. Jaffe and The Jaffe Corporation (collectively, the “Guarantor”).

Founded in 1981 by Richard P. Jaffe, The Jaffe Corporation is a real estate development and management company headquartered in Ormond Beach, Florida. The Jaffe Corporation is involved in operating, acquiring, developing, leasing and managing upscale retail centers, grocery-anchored shopping centers, office buildings and restaurant properties. The Jaffe Corporation currently owns and operates six properties totaling approximately 543,000 SF

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1478 West Granada Boulevard Ormond Beach, FL 32174	Collateral Asset Summary – Loan No. 14 Ormond Towne Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 72.5% 1.32x 8.6%

and is currently developing a 27-acre site into a community shopping center. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Default History, Bankruptcy Issues and Other Proceedings”

The Property. Built in 1993, the Ormond Towne Square Property is a 142,849 SF grocery anchored shopping center located in Ormond Beach, Florida, approximately 8.2 miles northwest of the Daytona Beach central business district. As of February 1, 2018, the Ormond Towne Square Property was 93.7% occupied by 24 national, regional and local tenants. The Ormond Towne Square Property is anchored by Publix Super Market (33.5% of NRA) and junior anchored by Ross Dress for Less (20.7% of NRA; rated NR/A3/A- by Fitch/Moody’s/S&P) and Party City (9.1% of NRA; rated NR/B2/NR by Fitch/Moody’s/S&P), which collectively comprise 63.3% of the Ormond Towne Square Property’s NRA and 45.4% of the underwritten base rent. Publix reported 2017 sales of approximately $44.2 million ($924 PSF). Other national and regional tenants at the Ormond Towne Square Property include Dollar General (5.0% of NRA), Red Bowl Asian Bistro (2.2% of NRA), Dollar Tree (2.1% of NRA), Scottrade (1.4% of NRA), Sprint (1.4% of NRA), Jersey Mike’s Subs (1.1% of NRA), and GNC (1.0% of NRA), among others. The three largest tenants by NRA and underwritten base rent are Publix Super Market, Ross Dress for Less and Party City, which have been at the Ormond Towne Square Property since 1993, 2005 and 1997, respectively. Each of Publix Super Market, Ross Dress for Less and Party City have renewed their respective lease at least once. Excluding Publix Super Market, Ross Dress for Less and Party City, no tenant accounts for more than 5.0% of NRA or 5.2% of underwritten base rent. Since March 2017, nine in-line tenants have executed lease renewals with an average term of four years. The Ormond Towne Square Property is also situated adjacent to an additional 91,266 SF of rental space that is owned by the Ormond Towne Square Borrower but not part of the collateral and is currently leased to Bealls. There are also four non-collateral outparcel buildings leased to Wendy’s, SunTrust Bank, Bank of America, and Chick-Fil-A, which reimburse the Ormond Towne Square Borrower for common area expenses with the exception of Chick-Fil-A.

Major Tenants.

Publix Super Market (47,814 SF, 33.5% of NRA, 21.5% of underwritten base rent). Founded in 1930, Publix Super Market (“Publix”) is the largest employee-owned supermarket chain and one of the 10 largest-volume supermarket chains across the United States with over 190,000 employees and 1,183 stores. As of March 31, 2018, Publix reported approximately $9.3 billion in sales and over $680.3 million in net income. Publix has been in occupancy at the Ormond Towne Square Property since September 1993 and recently extended its lease for a second time through July 2023. Publix has two, five-year extension options with no termination options.

Ross Dress for Less (29,604 SF, 20.7% of NRA, 16.5% of underwritten base rent). Ross Dress for Less is owned by Ross Stores, Inc. (NASDAQ: ROST). Ross Stores, Inc. is headquartered in Dublin, California and operates Ross Dress for Less and dd’s DISCOUNTS. Ross Dress for Less and dd’s DISCOUNTS offer name brand apparel, accessories, footwear and home fashions. As of February 3, 2018, Ross Stores, Inc. operated approximately 1,455 Ross Dress for Less locations and approximately 225 dd’s DISCOUNTS stores across United States, the District of Columbia, and Guam. As of February 3, 2018, Ross Stores, Inc. reported approximately $14.1 billion in sales and over $1.3 billion in net income. Ross Dress for Less has been in occupancy at the Ormond Towne Square Property since February 2005 with a lease expiration date of January 2021 and has three, five-year extension options with no termination options. Ross Dress for Less’s lease is guaranteed by Ross Stores, Inc.

Party City (13,000 SF, 9.1% of NRA, 7.4% of underwritten base rent). Party City is owned by Party City Holdco Inc. (NYSE: PRTY). Party City Holdco Inc. designs, manufactures, contracts for manufacture and distributes party goods including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. Party City Holdco Inc. also operates specialty retail party supply stores in the United States and Canada, principally under the names Party City and Halloween City, and an e-commerce website through the domain name PartyCity.com. In addition, Party City Holdco Inc. franchises both individual stores and franchise areas throughout the United States and Puerto Rico principally under the name Party City and also sells its products through independent party supply stores, mass merchants, grocery retailers, dollar stores and other e-commerce websites. Party City Holdco Inc. has over 900 specialty retail party supply stores throughout North America (including approximately 150 franchise stores) operating under the names Party City and Halloween City. As of December 31, 2017, Party City Holdco Inc reported approximately $2.4 billion in sales and over $215.3 million in net income. Party City has been in occupancy at the Ormond Towne Square Property since November 1997 and recently extended its lease for the third time in February 2018 through January 2023. Party City has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1478 West Granada Boulevard Ormond Beach, FL 32174	Collateral Asset Summary – Loan No. 14 Ormond Towne Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 72.5% 1.32x 8.6%

The following table presents a summary regarding the largest tenants at the Ormond Towne Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Anchor
Publix Super Market	NR/NR/NR	47,814	33.5%	$375,340	21.5%	$7.85	7/31/2023(4)

Junior Anchor/Major Tenants
Ross Dress for Less	NR/A3/A-	29,604	20.7%	$288,639	16.5%	$9.75	1/31/2021(5)
Party City	NR/B2/NR	13,000	9.1%	$130,000	7.4%	$10.00	1/31/2023
Dollar General	NR/Baa2/BBB	7,200	5.0%	$78,600	4.5%	$10.92	MTM(6)
Agave Fresh Mex	NR/NR/NR	3,288	2.3%	$80,060	4.6%	$24.35	2/28/2023
Red Bowl Asian Bistro	NR/NR/NR	3,165	2.2%	$90,392	5.2%	$28.56	6/30/2019(7)
Junior Anchor/Major Tenants Total/Wtd. Avg.		56,257	39.4%	$667,691	38.2%	$11.87

Other Tenants		29,820	20.9%	$704,469	40.3%	$23.62
Vacant Space		8,958	6.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		142,849	100.0%	$1,747,500	100.0%	$13.05

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Publix has been in occupancy at the Ormond Towne Square Property since September 1993 and recently exercised an extension option for a second time, extending its lease through July 2023. Publix has two, five-year renewal options.

(5)	Ross Dress for Less has three, five-year renewal options.

(6)	Dollar General took occupancy in June 2006 and has been operating on a month-to-month basis since June 2012.

(7)	Red Bowl Asian Bistro has three, five-year renewal options.

The following table presents historical sales information for the anchor tenants at the Ormond Towne Square Property:

Historical Sales Summary(1)
	3rd Most Recent Reported Sales		2nd Most Recent Reported Sales		Most Recent Reported Sales
Tenant	2015 Sales ($)	2015 Sales (PSF)	2016 Sales ($)	2016 Sales (PSF)	2017 Sales ($)	2017 Sales (PSF)	2017 Occ. Cost(2)
Publix Super Market	$40,782,511	$853	$43,410,825	$908	$44,185,151	$924	1.1%
Ross Dress for Less	$6,520,988	$220	$6,699,301	$226	$7,170,872	$242	5.1%
Party City	$1,433,318	$110	$1,295,003	$100	$1,259,945	$97	14.2%
Dollar General	$975,885	$136	$1,012,252	$141	$1,024,333(3)	$142	10.6%
Total/Wtd. Avg.	$49,712,702	$509	$52,417,381	$537	$53,640,301	$549	2.1%
Other Tenants(4)	$8,937,316	$294	$9,371,701	$308	$10,016,659	$320	9.3%
Total/Wtd. Avg.	$58,650,018	$411	$61,789,082	$433	$63,656,960	$494	3.2%

(1)	Information is based on sales figures provided by the Ormond Towne Square Borrower.

(2)	Occ. Cost % is based on in place rent and underwritten recoveries divided by most recently reported sales.

(3)	Most Recently Reported Sales reflect the trailing 12-month period ending May 2017.

(4)	Other Tenants include all tenants at the Ormond Towne Square Property under 5,000 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1478 West Granada Boulevard Ormond Beach, FL 32174	Collateral Asset Summary – Loan No. 14 Ormond Towne Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 72.5% 1.32x 8.6%

The following table presents certain information relating to the lease rollover at the Ormond Towne Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	7,200	5.0%	5.0%	$10.92	$78,600	4.5%	4.5%
2018	2	3,350	2.3%	7.4%	$25.05	$83,908	4.8%	9.3%
2019	6	11,165	7.8%	15.2%	$24.69	$275,689	15.8%	25.1%
2020	3	4,875	3.4%	18.6%	$26.01	$126,790	7.3%	32.3%
2021	2	30,984	21.7%	40.3%	$10.35	$320,756	18.4%	50.7%
2022	4	6,250	4.4%	44.7%	$27.40	$171,226	9.8%	60.5%
2023	5	67,102	47.0%	91.7%	$9.62	$645,600	36.9%	97.4%
2024	1	2,965	2.1%	93.7%	$15.15	$44,932	2.6%	100.0%
2025	0	0	0.0%	93.7%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	93.7%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	93.7%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	93.7%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	93.7%	$0.00	$0	0.0%	100.0%
Vacant	0	8,958	6.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	24	142,849	100.0%		$13.05	$1,747,500	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Ormond Towne Square Property is located in Ormond Beach, Volusia County, Florida within the Deltona-Daytona Beach-Ormond Beach, Florida metropolitan statistical area (“MSA”). The Ormond Towne Square Property is located approximately 8.2 miles northwest of the Daytona Beach central business district and approximately 5.0 miles north of both the Daytona International Airport and the Daytona International Speedway. The Ormond Towne Square Property is situated in the southeast quadrant of the Interstate 95 and State Route 40 intersection. Interstate 95 is a north/south highway extending along the east coast of the Florida panhandle. State Route 40 is an east/west thoroughfare extending through central Florida. According to the appraisal, the Ormond Towne Square Property’s neighborhood is developed with a mix of multifamily (42.0%), retail (31.0%), industrial (14.0%) and office (13.0%) uses. The primary economic drivers in the MSA are healthcare, retail, education and tourism. According to a third party market research report, the largest employer in the MSA is Florida Hospital System, a state-wide healthcare organization based in Orlando, Florida with 22 hospitals across the state, including two that are located in the MSA. One of these hospitals, Florida Hospital Memorial Medical Center, is located approximately 1.3 miles south of the Ormond Towne Square Property. The sixth largest employer in the MSA is Embry Riddle Aeronautical University, a regional school for pilots and aircraft mechanics with an enrollment of 31,100 students worldwide and 5,447 students at enrolled at the Daytona Beach campus as of the fall 2016 semester. Embry Riddle Aeronautical University has the largest Air Force ROTC program as well as one the largest undergraduate engineering physics programs in the nation. Tourism in the MSA is largely comprised of beachgoers and watersport enthusiasts. Additionally, Daytona Beach is currently the headquarters for both NASCAR and the Grand American Road Racing Association, which draws as many as 200,000 tourists for large events such as the Daytona 500. According to a third party market research report, the Ormond Towne Square Property is located within the Deltona/Daytona Beach retail market and the Ormond Beach retail submarket. As of the fourth quarter of 2017, the Far Northwest retail submarket contained approximately 34.5 million SF of retail with an overall vacancy rate of 4.7% and an average asking rental rate of $12.71 PSF and the Far Northwest retail submarket contained approximately 4.2 million SF of retail with an overall vacancy rate of 3.2% and an average asking rental rate of $11.82 PSF. The Ormond Beach retail submarket has averaged 93.5% occupancy over the past ten years.

The following table presents recent leasing data at competitive retail properties with respect to the Ormond Towne Square Property:

Comparable Retail Properties
Tenant Name	Lease Size (SF)	Market	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Publix Super Market(1)(2)	47,814(1)	--	2018(1)(2)	5(1)(2)	$7.85(1)	NNN
Save-A-Lot	16,841	Lake Placid	2017	7	$5.94	NNN
Fresh Market	21,400	New Port Richey	2019	10	$19.00	NNN
Total Wine & More	20,143	Gainesville	2017	10	$20.00	NNN
Aldi	17,825	Gainesville	2016	20	$9.26	NNN
Winn Dixie	38,460	Tampa	2016	15	$7.75	NNN
Whole Foods	40,000	Orlando	2016	10	$19.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Publix has been in occupancy at the Ormond Towne Square Property since September 1993 and recently exercised an extension option for a second time, extending its lease through July 2023. Publix has two, five-year extension options remaining with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1478 West Granada Boulevard Ormond Beach, FL 32174	Collateral Asset Summary – Loan No. 14 Ormond Towne Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 72.5% 1.32x 8.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ormond Towne Square Property:

Cash Flow Analysis
	2015	2016	2017	1/31/2018 TTM	UW	UW PSF
Gross Base Rent(1)	$1,554,898	$1,601,464	$1,644,556	$1,641,261	$1,747,500	$12.23
Gross Up Vacant Space	$0	$0	$0	$0	$107,496	$0.75
Percentage Rent	$7,863	$32,485	$58,768	$58,768	$66,512	$0.47
Total Recoveries	$430,029	$430,750	$454,101	$457,396	$460,160	$3.22
Other Income(2)	$6,883	$9,123	$7,657	$7,657	$7,657	$0.05
Less Vacancy & Credit Loss	$0	$0	$0	$0	($143,360)	($1.00)
Effective Gross Income	$1,999,673	$2,073,822	$2,165,082	$2,165,082	$2,245,966	$15.72
Total Expenses	$503,295	$478,258	$514,575	$514,575	$522,169	$3.66
Net Operating Income(3)	$1,496,378	$1,595,564	$1,650,507	$1,650,507	$1,723,797	$12.07
Capital Expenditures	$0	$0	$0	$0	$21,428	$0.15
TI/LC	$0	$0	$0	$0	$49,998	$0.35
Net Cash Flow	$1,496,378	$1,595,564	$1,650,507	$1,650,507	$1,652,371	$11.57

Occupancy %(4)	96.0%	96.0%	96.0%	93.7%	94.0%
NOI DSCR (P&I)	1.19x	1.27x	1.32x	1.32x	1.37x
NCF DSCR (P&I)	1.19x	1.27x	1.32x	1.32x	1.32x
NOI Debt Yield	7.5%	8.0%	8.3%	8.3%	8.6%
NCF Debt Yield	7.5%	8.0%	8.3%	8.3%	8.3%

(1)	UW Gross Base Rent includes contractual rent steps through November 30, 2018 totaling $16,055.

(2)	Other Income includes storage fee income.
(3)

The increase in UW NOI over 1/31/2018 TTM NOI is primarily attributable to a recently executed lease by Hershey’s Ice Cream, lease renewals by Party City, Agave Fresh Mex and Hot Spot Tanning Salon and an increase in percentage rent by Publix Super Market.

(4)	UW Occupancy % based on the underwritten economic vacancy of 6.0%. The Ormond Towne Square Property was 93.7% leased as of February 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various San Antonio, TX 78249	Collateral Asset Summary – Loan No. 15 Alorica Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,625,000 59.2% 1.64x 10.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	San Antonio, TX 78249
				General Property Type:	Office
Original Balance:	$18,625,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$18,625,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.5%			Year Built/Renovated:	Various/2017
Loan Purpose:	Refinance			Size:	131,927 SF
Borrower Sponsors:	Sagic Capital, LLC; Drake Real Estate Partners, LLC			Cut-off Date Balance per SF:	$141
				Maturity Date Balance per SF:	$141
Mortgage Rate:	6.2148%			Property Manager:	SC West Portfolio, LLC (borrower-related)
Note Date:	4/20/2018
First Payment Date:	6/6/2018
Maturity Date:	5/6/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,003,661
Seasoning:	0 months			UW NOI Debt Yield:	10.8%
Prepayment Provisions(1):	LO (25); YM1 (28); O (7)			UW NOI Debt Yield at Maturity:	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.64x
Additional Debt Type:	N/A			Most Recent NOI:	$1,920,649 (2/28/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,914,458 (12/31/2017)
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			3rd Most Recent NOI(3):	N/A
Reserves				Most Recent Occupancy:	100.0% (5/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (2/28/2018)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$31,450,000 (4/6/2018)
Replacements:	$0	$2,199	N/A	Cut-off Date LTV Ratio:	59.2%
TI/LC:	$500,000	$32,982	N/A	Maturity Date LTV Ratio:	59.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,625,000	100.0%	Loan Payoff:	$13,061,500	70.1%
			Reserves:	$500,000	2.7%
			Closing Costs:	$591,194	3.2%
			Return of Equity:	$4,472,306	24.0%
Total Sources:	$18,625,000	100.0%	Total Uses:	$18,625,000	100.0%

(1)	Any time after June 6, 2020, the Alorica Office Portfolio Borrower (as defined below) may release one or more of the Alorica Office Portfolio Properties (as defined below) (excluding the Alorica Office Building 1000 property and 440 parking spaces located at 10931 Laureate Drive) provided that, among other things: (a) no event of default has occurred and is continuing, (b) the Alorica Office Portfolio Borrower prepays a portion of the Alorica Office Portfolio Mortgage Loan (as defined below) equal to 115% of the allocated loan amount of the property(ies) being released along with a yield maintenance premium, (c) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.59x, (d) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 59.2%, and (e) the net cash flow debt yield for the remaining properties is no less than the greater of the net cash flow debt yield immediately preceding such release and 9.2%.

(2)	The Alorica Office Portfolio Borrower is permitted to obtain a mezzanine loan upon satisfaction of certain terms and conditions including, among others: (i) no event default has occurred or is continuing, (ii) the combined loan-to-value ratio does not exceed 59.2%, (iii) the combined debt service coverage ratio (calculated as described in the Alorica Office Portfolio Mortgage Loan documents) is not less than 1.59x, (iv) the combined debt yield is not less than 9.2%, (v) the interest rate on the mezzanine loan will be fixed for the full term of the mezzanine loan and (vi) the mezzanine lender enters into an intercreditor agreement acceptable to the lender.

(3)	The borrower sponsor purchased the Alorica Office Portfolio Properties in 2016. As such, 3rd Most Recent NOI is not available.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Alorica Office Portfolio Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $18,625,000 and is secured by a first priority fee mortgage encumbering four Class B suburban office buildings leased to Alorica Business Solutions, LLC, totaling 131,927 SF located in San Antonio, Texas (collectively, the “Alorica Office Portfolio Properties”). The proceeds of the Alorica Office Portfolio Mortgage Loan were used to refinance the Alorica Office Portfolio Properties, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsors. The borrower is Alorica San Antonio Property Owner LLC (the “Alorica Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Alorica Office Portfolio Mortgage Loan. The guarantor of the Alorica Office Portfolio Mortgage Loan is Richard A. Bennett, III. The borrower sponsors of the Alorica Office Portfolio Mortgage Loan are Sagic Capital, LLC (“Sagic”) and Drake Real Estate Partners, LLC. Mr. Bennet is the founder of Sagic, a New York City based commercial real estate investment company that primarily invests in real estate assets on the East Coast and in the Midwest. Sagic owns and manages nearly 2.0 million SF of office and industrial properties. Prior to founding Sagic, Mr. Bennett worked at The Blackstone Group L.P. The Alorica Office Portfolio Borrower is owned by its managing member, SC West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Antonio, TX 78249	Collateral Asset Summary – Loan No. 15 Alorica Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,625,000 59.2% 1.64x 10.8%

Portfolio, LLC (5.00%), Drake Real Estate Partners, LLC (71.25%) and Delphi CRE Funding LLC (23.75%). SC West Portfolio, LLC is indirectly owned by the guarantor.

The Properties. The Alorica Office Portfolio Properties are comprised of four Class B office buildings located in San Antonio, Texas totaling 131,927 SF. As of May 1, 2018, the Alorica Office Portfolio Properties were 100.0% occupied by Alorica Business Solutions, LLC (“Alorica”). The Alorica Office Portfolio Properties were constructed between 1984 and 1986, renovated in 2017, and are situated on four parcels totaling 13.18 acres with 954 parking spaces (7.23 spaces per 1,000 SF). Since its acquisition of the Alorica Office Portfolio Properties, the borrower sponsor has invested approximately $1.8 million in capital expenditures ($13.99 PSF). Capital expenditures include roof replacement, new HVAC equipment and repairs and upgrades to curtain walls.

Alorica (Moody’s/S&P: B1/BB-), headquartered in Irvine, California, provides business process and customer service outsourcing. Alorica’s clients include 25 of the Fortune 50 healthcare companies, six of the 10 largest financial institutions, four of the five largest telecommunications companies, and five of the largest retail companies. Nearly 70 percent of Alorica’s business comes from Fortune 500 brands in a variety of industries, including healthcare, media and entertainment, technology, communications, financial services, retail and consumer goods, travel and hospitality, and transportation. Alorica has approximately 100,000 employees in 140 locations across 16 countries. Alorica has a separate lease for each of the four Alorica Office Portfolio Properties. Each lease commenced on March 3, 2015 and expires on March 31, 2022. Alorica currently pays $14.86 PSF. NNN with 2% annual increases for the remainder of the lease term. Alorica has one, five-year renewal option remaining, which must be exercised no earlier than 15 months and no less than nine months prior to the expiration of the respective lease. Alorica has no termination options.

Accenture Federal Services LLC (“Accenture”), which occupies the adjacent building to the Alorica Office Building 8000 property, has a license agreement for the use of 150 parking spaces. The parking license agreement has a commencement date of March 1, 2018 with an initial term of three years with two, two-year renewal options. Accenture pays $60 per month per space equating to $108,000 annually.

Portfolio Summary
Property Name	Year Built/ Renovated	Property NRA (SF)(1)	Approximate % of Total SF	Allocated Cut-Off Date Loan Amount	Appraised Value	LTV	UW NOI	UW NOI Debt Yield
Alorica Office Building 8000	1986/2017	66,663	50.5%	$9,889,905	$16,700,000	59.2%	$1,065,799	10.8%
Alorica Office Building 2000	1984/2017	24,939	18.9%	$3,316,375	$5,600,000	59.2%	$358,380	10.8%
Alorica Office Building 1000	1984/2017	24,173	18.3%	$3,257,154	$5,500,000	59.2%	$347,373	10.7%
Alorica Office Building 3000	1984/2017	16,152	12.2%	$2,161,566	$3,650,000	59.2%	$232,109	10.7%
Total/Wtd. Avg.		131,927	100.0%	$18,625,000	$31,450,000	59.2%	$2,003,661	10.8%

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the leases at the Alorica Office Portfolio:

Tenant Summary(1)
Tenant Name	Property Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Alorica Business Solutions, LLC	Alorica Office Building 8000	NR/B1/BB-	66,663	50.5%	$1,009,944	50.5%	$15.15	3/31/2022
Alorica Business Solutions, LLC	Alorica Office Building 2000	NR/B1/BB-	24,939	18.9%	$377,826	18.9%	$15.15	3/31/2022
Alorica Business Solutions, LLC	Alorica Office Building 1000	NR/B1/BB-	24,173	18.3%	$366,221	18.3%	$15.15	3/31/2022
Alorica Business Solutions, LLC	Alorica Office Building 3000	NR/B1/BB-	16,152	12.2%	$244,703	12.2%	$15.15	3/31/2022
Total/Wtd. Avg.			131,927	100.0%	$1,998,694	100.0%	$15.15

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Antonio, TX 78249	Collateral Asset Summary – Loan No. 15 Alorica Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,625,000 59.2% 1.64x 10.8%

The following table presents certain information relating to the lease rollover schedule at the Alorica Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	4	131,927	100.0%	100.0%	$15.15	$1,998,694	100.0%	100.0%
2023	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2024	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2025	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	131,927	100.0%		$15.15	$1,998,694	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The Alorica Office Portfolio Properties are located in Bexar County, San Antonio, Texas, within the San Antonio-New Braunfels metropolitan statistical area (the “San Antonio MSA”). The Alorica Office Portfolio Properties benefit from their close proximity to downtown San Antonio and the San Antonio International Airport, which are located approximately 11.3 miles south and approximately 9.2 miles west, respectively. Regional access to the Alorica Office Portfolio Properties is provided by Interstate 10, State Highway 1604, State Highway 16 and Interstate 410. Interstate 10 extends through Houston and San Antonio to the east, and El Paso and Los Angeles to the west. According to the US Census Bureau, San Antonio has an estimated 2016 population of 1,492,510, ranking it the seventh largest city in the United States.

The Alorica Office Portfolio Properties are located immediately west of Interstate 10 at the intersection of Fredericksburg Road and Clarke Drive, which sees a daily traffic count of 20,780 vehicles. According to the appraisal, San Antonio is an attractive market for knowledge based job industries and entrepreneurial ventures, due to the presence of higher education institutions, as well as lower rental and operating costs compared to Austin, Texas. Recent development within the area includes Hulu’s operational headquarters in Fountainhead Business Park within Bexar County, which after expected renovations of $13.0 million, will take up nearly 45,000 SF and employ more than 500 people.

According to a third party research report, the average estimated 2018 population within a one-, three- and five-mile radius of the Alorica Office Portfolio Properties are 12,101, 128,977 and 314,953, respectively. The average estimated 2018 average household income within a one-, three- and five-mile radius of the Alorica Office Portfolio Properties are $64,596, $75,812 and $78,438, respectively.

The Alorica Office Portfolio Properties are located in the Northwest office submarket. According to a third party market research report, there are 1,113 office buildings accounting for approximately 32.6 million SF within the Northwest office market. As of the first quarter of 2018, the average rental rate was $20.34 PSF and the overall vacancy rate was 8.4%. The Northwest office submarket experienced positive net absorption of 1,425 SF during the first quarter of 2018. According to the appraisal, the Northwest office submarket supply and asking rents have grown at a compounded average growth rate of 1.2% and 1.6%, respectively.

The following table presents certain information relating to the directly competitive properties with respect to the Alorica Office Portfolio Properties:

Comparable Office Properties
Property Name/Address	Year Built	Size (SF)	Property Occupancy	Asking Rent PSF	Lease Type
Alorica Office Portfolio Properties 10940 Laureate Drive & 11330 Interstate Highway 10 West San Antonio, TX 78249	1984/1986	131,927(1)	100.0%(1)	$15.15(1)	Triple Net
10931 Laureate Drive – Building 7000 10931 Laureate Drive, San Antonio TX, 78249	1989	90,274	100.0%	$17.00	Triple Net
Network Crossing-Building 4 5250 Prue Road, San Antonio TX, 78240	2008	46,289	100.0%	$14.25	Triple Net
1355 S Central Parkway - Building C 1355 S Central Parkway, San Antonio TX, 78232	1999	71,967	100.0%	$13.00	Triple Net
Hausman Office 5710 W Hausman Rd., San Antonio TX, 78249	2006	58,498	91.0%	$15.65	Triple Net
Tech Ridge I 12668 Silicon Dr., San Antonio TX, 78249	2001	72,474	64.0%	$16.50	Triple Net

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Antonio, TX 78249	Collateral Asset Summary – Loan No. 15 Alorica Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,625,000 59.2% 1.64x 10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alorica Office Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017	2/28/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$1,915,114	$1,921,394	$1,998,694	$15.15
Total Recoveries	N/A	N/A	$37,797	$37,327	$61,969	$0.47
Other Income	N/A	N/A	$0	$0	$108,000	$0.82
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($103,033)	($0.78)
Effective Gross Income	N/A	N/A	$1,952,911	$1,958,721	$2,065,630	$15.66
Total Operating Expenses	N/A	N/A	$38,453	$38,072	$61,969	$0.47
Net Operating Income	N/A	N/A	$1,914,458	$1,920,649	$2,003,661	$15.19
Capital Expenditures	N/A	N/A	$0	$0	$26,385	$0.20
TI/LC	N/A	N/A	$0	$0	$47,137	$0.36
Net Cash Flow	N/A	N/A	$1,914,458	$1,920,649	$1,930,139	$14.63

Occupancy %(3)	N/A	N/A	100.0%	100.0%	95.0%
NOI DSCR	N/A	N/A	1.63x	1.64x	1.71x
NCF DSCR	N/A	N/A	1.63x	1.64x	1.64x
NOI Debt Yield	N/A	N/A	10.3%	10.3%	10.8%
NCF Debt Yield	N/A	N/A	10.3%	10.3%	10.4%

(1)	The borrower sponsor purchased the Alorica Office Portfolio Properties in 2016. As such, historical financials are not available.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes rent steps through March 2019 of $38,666.

(3)	UW Occupancy % is based on economic vacancy of 5.0%. As of May 1, 2018, the Alorica Office Portfolio Properties were 100.0% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C10

TRANSACTION CONTACT INFORMATION

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

Justin Cappuccino	Tel. (212) 278-6393

Cantor Fitzgerald & Co. / CCRE

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925

Jared Noordyk	Tel. (212) 915-1709